Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit 10.17

AIRCRAFT LEASE AGREEMENT

Dated as of March 26, 2007

between

Concesionaria Vuela Compañía de Aviación, S.A. de C.V.

as Lessee

and

Arrendadora Financiera Inbursa, S.A. de C.V.

Sociedad Financiera de Objeto Multiple, Entidad Regulada,

Grupo Financiero Inbursa

as Lessor

Aircraft Make and Model:	One (1) New Airbus A319-133
Aircraft Manufacturer’s Serial Number:	3077
Aircraft Registration Mark:	XA-VOF
Engine Make and Model:	IAE V2527M-A5
Engine Serial Numbers:	V12561 and V12563

TABLE OF CONTENTS

1.	DEFINITIONS		11

	1.1	General Definitions	11

	1.2	Specific Definitions	17

2.	DELIVERY		18

	2.1	Delivery	18

	2.2	Delivery Date	18

	2.3	Delivery Subject to the Purchase Agreement Assignment	18

	2.4	No Lessor Liability	18

	2.5	Total Loss of Aircraft Prior to the Delivery Date	18

	2.6	Termination of the Purchase Agreement Assignment	19

3.	LEASE TERM		20

	3.1	Lease Term	20

	3.2	Termination Date	20

4.	SECURITY DEPOSIT, RENT, MAINTENANCE FUNDS AND OTHER PAYMENTS		21

	4.1	Security Deposit	21

	4.2	Rent	21

	4.3	Maintenance Funds	22

	4.4	Allocation of Payments	24

	4.5	Lessor’s Bank Account	24

	4.6	Default Interest	24

	4.7	No Deductions or Withholdings	25

	4.8	Value Added Taxes	26

	4.9	Currency Indemnity	27

	4.10	Lessor Performance of Lessee Obligation	27

	4.11	Consideration for Rent and Other Amounts	28

5.	CONDITION OF AIRCRAFT		29

	5.1	Lessee Selection of Aircraft	29

	5.2	Condition at the Delivery Date	29

2(138)

	5.3	Delivery of Aircraft to Lessee	29

	5.4	Lessee Acceptance of Aircraft	29

6.	PRE-DELIVERY, DELIVERY AND POST DELIVERY DOCUMENTARY AND OTHER REQUIREMENTS		30

	6.1	Pre-Delivery Requirements	30

	6.2	Delivery Requirements	31

	6.3	Post Delivery Requirements	32

7.	DISCLAIMERS		33

	7.1	As Is, Where Is	33

	7.2	Waiver of Warranty of Description	33

	7.3	Lessee Waiver	34

	7.4	Conclusive Proof	34

	7.5	No Lessor Liability for Losses	34

	7.6	No Liability to Repair or Replace	34

	7.7	No Waiver	35

8.	MANUFACTURERS’ AND VENDORS’ WARRANTIES		36

	8.1	Warranties	36

	8.2	Reassignment	36

	8.3	Warranty Claims	36

9.	OPERATION OF AIRCRAFT		37

	9.1	Costs of Operation	37

	9.2	Compliance with Laws and Insurance	37

	9.3	Training	37

	9.4	No Violation of Insurance Policies	37

	9.5	Flight and Airport Charges	38

10.	SUBLEASES		39

	10.1	No Sublease without Lessor Consent	39

	10.2	Lessor Costs	39

	10.3	Prohibited Countries	39

	10.4	Approved Subleases	39

	10.5	Assignment of Sublease	40

3(138)

	10.6	Wet Leases	41

	10.7	Continued Responsibility of Lessee	41

11.	MAINTENANCE OF AIRCRAFT		42

	11.1	General Obligation	42

	11.2	Specific Engine Requirements	42

	11.3	Specific Obligations	43

	11.4	Replacement of Parts	44

	11.5	Removal of Engines	45

	11.6	Installation of Engines on Other Aircraft	45

	11.7	Removal of APU	46

	11.8	Modifications	46

	11.9	Performance of Work by Third Parties	48

	11.10	Reporting Requirements	48

	11.11	Lessor Rights to Inspect Aircraft	48

	11.12	Airworthiness Directives Cost Sharing	49

12.	USE OF MAINTENANCE FUNDS		51

	12.1	Airframe Structural Maintenance Fund	51

	12.2	Engine Performance Restoration Maintenance Fund	51

	12.3	Engine LLP Maintenance Fund	52

	12.4	APU Maintenance Fund	52

	12.5	Landing Gear Maintenance Fund	52

	12.6	Contribution	52

	12.7	Contribution Adjustment	53

	12.8	Costs in Excess of Maintenance Funds	53

	12.9	Contribution after Termination Date and Retention of Maintenance Funds	53

13.	TITLE, REGISTRATION AND IDENTIFICATION		55

	13.1	Title to the Aircraft	55

	13.2	Registration of Aircraft	55

	13.3	Registration of this Lease	55

	13.4	Registration of Title	56

4(138)

	13.5	Registration of Security Interest	56

	13.6	Evidence of Registration and Filings	56

	13.7	Identification Plates	56

14.	TAXES		57

	14.1	General Obligation of Lessee	57

	14.2	Exceptions to Indemnity	57

	14.3	After Tax Basis	59

	14.4	Timing of Payment	59

	14.5	Contests	59

	14.6	Refunds	59

	14.7	Cooperation in Filing Tax Returns	60

	14.8	Survival of Obligations	60

	14.9	Protection	60

	14.10	Mitigation	60

15.	INDEMNITIES		61

	15.1	General Indemnity	61

	15.2	Exceptions to General Indemnities	62

	15.3	After Tax Basis	63

	15.4	Timing of Payment	63

	15.5	Subrogation	63

	15.6	Notice	63

	15.7	Refunds	63

	15.8	Defense of Claims	64

	15.9	Survival of Obligation	64

16.	INSURANCE		65

	16.1	Categories of Insurance	65

	16.2	Write Back of Any Date Recognition Exclusion	65

	16.3	Third Party War Liability Insurance	65

	16.4	Installation of Third Party Engine	65

	16.5	Insurance for Indemnities	66

	16.6	Renewal	66

5(138)

	16.7	Assignment of Rights by Lessor	66

	16.8	Deductibles	66

	16.9	Insurance for Wet Lease Operations	67

	16.10	Information	67

	16.11	Currency	67

	16.12	Grounding of Aircraft	67

	16.13	Failure to Insure	67

	16.14	Reinsurance	68

	16.15	Limit on Hull in favor of Lessee	68

	16.16	AVN 67B	68

17.	LOSS, DAMAGE AND REQUISITION		69

	17.1	Definitions	69

	17.2	Notice of Total Loss	70

	17.3	Total Loss of Aircraft or Airframe	70

	17.4	Surviving Engine(s)	71

	17.5	Total Loss of Engine and Not Airframe	71

	17.6	Total Loss of APU	72

	17.7	Other Loss or Damage	73

	17.8	Government Requisition	73

	17.9	Temporary or Cautionary Detention or Securement	74

18.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE		75

	18.1	Representations and Warranties	75

	18.2	Covenants	78

19.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSOR		81

	19.1	Representations and Warranties	81

	19.2	Covenant of Quiet Enjoyment	82

20.	FINANCIAL AND OTHER INFORMATION		83

6(138)

21.	RETURN OF AIRCRAFT		85

	21.1	Date of Return	85

	21.2	Last Engine Shop Visits	85

	21.3	Technical Report	85

	21.4	Return Location	86

	21.5	Full Aircraft Documentation Review	86

	21.6	Copy of Lessee’s Maintenance Program	86

	21.7	Aircraft Inspection	86

	21.8	FAA or EASA Compliant	87

	21.9	Certificate of Airworthiness Matters	88

	21.10	General Condition of Aircraft at Return	88

	21.11	Checks Prior to Return	90

	21.12	Part Lives	93

	21.13	Export and De-registration of Aircraft	94

	21.14	Lessee’s Continuing Obligations	95

	21.15	Return Acceptance Receipt	95

	21.16	Indemnities and Insurance	96

	21.17	Storage	96

22.	ASSIGNMENT		97

	22.1	No Assignment by Lessee	97

	22.2	Sale or Assignment by Lessor	97

	22.3	Lessor’s Lender	98

	22.4	Lessee Cooperation	98

	22.5	Change of Governing Law	98

	22.6	Protections	99

23.	DEFAULT OF LESSEE		101

	23.1	Lessee Notice to Lessor	101

	23.2	Events of Default	101

	23.3	Lessor’s General Rights	103

	23.4	De-registration and Export of Aircraft	105

	23.5	Lessee Liability for Damages and Prejudices	105

7(138)

	23.6	Waiver of Default	106

	23.7	Present Value of Payments	106

	23.8	Use of Termination Date	107

	23.9	Mitigation of Damages	107

24.	NOTICES		108

	24.1	Manner of Sending Notices	108

	24.2	Notice Information	108

25.	GOVERNING LAW AND JURISDICTION		109

	25.1	Governing Law	109

	25.2	Jurisdiction	109

	25.3	Waiver of Sovereign Immunity	109

	25.4	Prevailing Party in Dispute	109

	25.5	Waivers	110

26.	MISCELLANEOUS		111

	26.1	Expenses	111

	26.2	Power of Attorney	111

	26.3	Lessor Performance for Lessee	112

	26.4	Lessor’s Payment Obligations	112

	26.5	Materiality	112

	26.6	Usury Laws	112

	26.7	Delegation by Lessor	113

	26.8	Confidentiality	113

	26.9	Rights of Parties	113

	26.10	Further Assurances	114

	26.11	Spanish Language Version Prevails	114

	26.12	Use of Word “including”	114

	26.13	Headings	114

	26.14	Invalidity of Any Provision or Illegality	115

	26.15	Time Limitations	115

	26.16	Amendments in Writing	115

	26.17	Ratified Signatures	115

	26.18	Entire Agreement	115

8(138)

LIST OF EXHIBITS

EXHIBIT A	ENGINE PERFORMANCE RESTORATION SHOP VISIT

EXHIBIT B	PROHIBITED COUNTRIES

EXHIBIT C	FORM OF CERTIFICATE OF INSURANCE

EXHIBIT D	FORM OF BROKERS’ LETTER OF UNDERTAKING

EXHIBIT E	FORM OF ACCEPTANCE CERTIFICATE

EXHIBIT F	FORM OF POWER OF ATTORNEY

EXHIBIT G	RETURN ACCEPTANCE RECEIPT

EXHIBIT H	FORM OF MONTHLY REPORT

EXHIBIT I	TECHNICAL EVALUATION REPORT

EXHIBIT J	FORM OF DEPOSIT AGREEMENT

EXHIBIT K	FORM OF LEGAL OPINION

9(138)

AIRCRAFT LEASE AGREEMENT

THIS AIRCRAFT LEASE AGREEMENT (this “Lease”) is made and entered into as of March 26, 2007

BETWEEN:

Concesionaria Vuela Compañía de Aviación, S.A. de C.V., a Mexican company whose address and principal place of business is at Prolongacion Paseo de la Reforma No. 490, Piso 1, Col. Santa Fe Peña Blanca, De. Alvaro Obregon, México, D.F. 01012 (“Lessee”)

AND

Arrendadora Financiera Inbursa, S.A. de C.V. Sociedad Financiera de Objeto Multiple, Entidad Regulada, Grupo Financiero Inbursa, a Mexican company whose address and principal place of business is at Insurgentes Sur No. 3500, P.B., Col. Peña Pobre, Mexico, D.F., C.P. 14060 (“Lessor”).1

[1]	The Lessor does not have approval of the Ministry of Finance and Public Credit as such is not required, however it shall be subject to the supervision of the National Banking and Stock Commission.

10

The subject matter of this Lease is one (1) new Airbus A319-133 aircraft (as more particularly described in the Acceptance Certificate). In consideration of and subject to the mutual covenants, terms and conditions contained in this Lease which reflects the determinant motivation of their will to enter into the same, Lessor hereby agrees to lease to Lessee and Lessee hereby agrees to lease from Lessor the Aircraft (as hereinafter defined) and the parties further agree as follows:

1.	DEFINITIONS

Except where the context otherwise requires, the following words have the following meanings for all purposes of this Lease. The definitions are equally applicable to the singular and plural forms of the words. Any agreement defined below includes each amendment, modification, supplement and waiver thereto in effect from time to time.

1.1	General Definitions

“Acceptance Certificate” means the acceptance certificate substantially in the form of Exhibit E hereto.

“Aircraft” means the Airframe, two (2) Engines, APU, Parts and Aircraft Documentation, as the context permits or requires, individually or collectively.

“Aircraft Documentation” means all (a) log books, Aircraft records, manuals and other documents provided to Lessee in connection with and relating to the Aircraft, (b) documents listed in the Acceptance Certificate and (c) any other documents required to be maintained in respect of the Aircraft or any Part thereof during the Lease Term and until the Termination Date by the Aviation Authority, Lessee’s Maintenance Program and this Lease.

“Airframe” means the airframe listed in the Acceptance Certificate executed at Delivery together with all Parts relating thereto (excluding the Engines or any engines and the APU).

“Air Navigation Charges” include all navigation, over-flight charges and other charges incurred in connection with air navigation or movement of aircraft.

“Airport Charges” include all charges incurred in connection with the landing, parking or taking off of aircraft at airports or for the use of, or for services provided at, airports.

“Airworthiness Directives” or “ADs” means all airworthiness directives (or equivalent) applicable to the Aircraft issued by the Aviation Authority, the FAA and all Consignes de Navigabilite issued by the French Direction Generale de l’Aviation Civile.

“APU” means (a) the auxiliary power unit listed in the Acceptance Certificate executed at Delivery, (b) any replacement auxiliary power unit acquired by Lessor and leased by Lessor to Lessee pursuant to Article 17.6 following a Total Loss of the APU and (c) all Parts installed in or on such APU at Delivery (or substituted, renewed or replacement Parts in accordance with this Lease) so long as title thereto is or remains vested in Lessor in accordance with the terms of Article 11.4.

11(138)

“Aviation Authority” means the Dirección General de Aeronáutica Civil of Mexico or any Government Entity which under the Laws of Mexico from time to time has control over civil aviation or the registration, airworthiness, maintenance standards or operation of aircraft in Mexico. If the Aircraft is registered in a country other than Mexico, “Aviation Authority” means the agency which regulates civil aviation in such other country.

“Aviation Documents” means any or all of the following which at any time may be obtained from the Aviation Authority: (a) a ferry flight permit from the Aviation Authority allowing the Aircraft to be flown after Delivery to the State of Registration, (b) a duly filed application for registration of the Aircraft with the Aviation Authority, (c) the certificate of registration for the Aircraft issued by the Aviation Authority with Lessor listed as owner of the Aircraft, (d) a standard certificate of airworthiness for the Aircraft specifying transport category (passenger) and evidencing registration of Lessee as operator of the Aircraft, (e) such recordation of Lessor’s title to the Aircraft and Lessor’s or Lessor’s Lender’s interest in this Lease and Lessor’s Lender’s security interest in the Aircraft as may be available in the State of Registration, (f) concession and/or air transport permit, (g) an air operator’s certificate, including the Aircraft listed as incorporated in the Operations Specifications of Lessee and (h) all such other authorizations, approvals, consents and certificates in the State of Registration as may be required to enable Lessee lawfully to operate the Aircraft.

“Business Day” means a day other than a Saturday or Sunday on which the banks in New York City, London, England, and in Mexico City, Mexico are open for the transaction of business of the nature required by this Lease.

“Cape Town Convention” means the Convention on International Interests in Mobile Equipment (the “Convention”) and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Protocol”), both signed in Cape Town, South Africa on November 16, 2001 together with any protocols, regulations, rules, orders, agreements, instruments, amendments, supplements, revisions or otherwise that have or may be subsequently made in connection with the Convention and/or the Protocol by the “Supervisory Authority” (as defined in the Protocol), the “International Registry” or “Registrar” (as defined in the Convention) or an appropriate “registry authority” (as defined in the Protocol) or any other international or national body or authority having jurisdiction over Lessee or the Aircraft.

“Creditor” means any lessor, owner, bank, lender, mortgagee or other Person which is the owner of or has any interest in an aircraft engine or aircraft operated by Lessee.

“Creditor Agreement” means the applicable agreement between a Creditor and Lessee or between Creditors pursuant to which such Creditor owns, leases or has an interest in either an aircraft operated by Lessee on which an Engine may be installed or in an aircraft engine which may be installed on the Airframe.

12(138)

“Cycle” means (a) with respect to the Airframe, one take-off and landing of the Aircraft and (b) with respect to an Engine, one take-off and landing of the aircraft on which the relevant Engine is installed.

“Default” means any event which, upon the giving of notice, the lapse of time and/or a relevant determination, would constitute an Event of Default.

“Delivery” means the delivery of the Aircraft from Lessor to Lessee pursuant to Articles 2 and 5 of this Lease.

“Delivery Date” means the date on which Delivery takes place.

“Delivery Location” means the Manufacturer’s facilities in Hamburg, Germany.

“Deposit Agreement” means the irrevocable deposit agreement entered as of the date of this Lease between Lessor and Lessee in accordance to which Lessee shall have delivered to Lessor a security deposit in the amount of ***** in order to guarantee the compliance by Lessee with its obligations under this Lease for its lease of the Aircraft, substantially in the form of Exhibit J hereto.

“Dollars”, “$” and “US$” mean the lawful currency of the U.S.

“EASA” means the European Aviation Safety Agency or any successor thereto.

“Engine” means (a) each of the IAE V2527M-A5 engines bearing manufacturer’s serial number V12561 and V12563 respectively, (b) any replacement engine acquired by Lessor and leased by Lessor to Lessee pursuant to Article 17.5 following a Total Loss of an Engine and (c) all Parts installed in or on any of such engines at Delivery (or substituted, renewed or replacement Parts in accordance with this Lease) so long as title thereto is or remains vested in Lessor in accordance with the terms of Article 11.4.

“Engine Performance Restoration Shop Visit” shall have the meaning as set forth in Exhibit A.

“Event of Default” means any of the events referred to in Article 23.2.

“FAA” means the Federal Aviation Administration of the Department of Transportation or any successor thereto under the Laws of the U.S.

“FARs” means the U.S. Federal Aviation Regulations embodied in Title 14 of the U.S. Code of Federal Regulations, as amended from time to time, or any successor regulations thereto.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

13(138)

“Flight Hour” means (a) with respect to the Airframe, each hour or part thereof (rounded up to the nearest two (2) decimal places) elapsing from the moment the wheels of the Aircraft leave the ground on take-off until the wheels of the Aircraft next touch the ground on the next following landing, and (b) with respect to an Engine, each hour or part thereof (rounded up to the nearest two (2) decimal places) elapsing from the moment the wheels of the aircraft on which the relevant Engine is installed leave the ground on take-off until the wheels of such aircraft next touch the ground on the next following landing.

“Geneva Convention” means the Convention on the International Recognition of Rights in Aircraft signed in Geneva, Switzerland, on June 19, 1948.

“Government Entity” means any (a) federal, state or local government, (b) board, commission, department, division, instrumentality, court, agency or political subdivision thereof and (c) association, organization or institution of which any of the entities listed in (a) or (b) is a member or to whose jurisdiction any such entity is subject.

“Heavy Repair” has, in relation to the APU, the meaning ascribed to such term in the OEM’s Component Maintenance Manual Section 4.1 General Workscope Related Definitions, as revised.

“Landing Gear” means the installed main and nose landing gear, components and their associated actuators, side braces and parts.

“Law” means any (a) statute, decree, constitution, regulation, rule, norm, order or any directive of any Government Entity, (b) treaty, pact, compact or other agreement to which any Government Entity is a signatory or party, (c) judicial or administrative interpretation or application of any of the foregoing, (d) any binding judicial precedent having the force of law or any jurisprudence issued by the Supreme Court of Mexico.

“Lease” means this Aircraft Lease Agreement, together with all Exhibits hereto.

“Lessee’s Parent” means Controladora Vuela Compañía de Aviación S.A. de C.V., a Mexican company.

“Lessor’s Lien” means any Security Interest created by or attributable to Lessor or any Lessor’s Lender or any affiliate of either.

“LIBOR” means in relation to any period and amount in respect of which an interest rate falls to be determined pursuant to this Lease:

(a)

the British Banking Association (BBA) US Dollar fixing of the London Inter Bank Offered Rate, as appearing on page BBAMI of Bloomberg (or successor or replacement page), or failing that, Reuters (or successor

14(138)

or replacement page), or failing that, an equivalent page published by an alternative information provider for the specified period after 11.00 a.m. on the quotation date therefore; or

(b)	if the applicable rate is not published as set forth in subsection a) of this definition, or is not determined in any way whatsoever, the applicable rate shall be the rate the market recognizes as the rate that has expressly replaced or substituted such rate, furthermore, in the event that either the applicable rate ceases to exist or a replacement rate is not expressly established, the parties shall convene to agree in good faith on a new applicable rate within three (3) Business Days following such event.

For the purposes of this definition, specified period means the period having a duration equal to or as close as practicable to the relevant period in respect of which LIBOR falls to be determined.

“LLP” means any life limited Part.

“Maintenance Program” means Lessee’s maintenance program as approved by the Aviation Authority or such other maintenance program as Lessor may approve in writing, with such approval not to be unreasonably withheld.

“Manufacturer” means Airbus S.A.S.

“Medium Repair” has, in relation to the APU, the meaning ascribed to such term in the OEM’s Component Maintenance Manual Section 4.1 General Workscope Related Definitions, as revised.

“Mexico” means the United Mexican States.

“MPD” means at any relevant time, the latest revision of the Maintenance Planning Document published by Manufacturer and applicable to the Aircraft. With respect to the hour/cycle/calendar time limitation of Parts and inspections, references to the MPD mean the most restrictive limitation set forth therein.

“Operative Documents” means each of this Lease, any amendments hereto, the Acceptance Certificate, the Warranty Assignments and any other documentation in connection with the leasing of the Aircraft by Lessee from Lessor.

“Overhaul” means the full reconditioning of the Airframe, an Engine, the APU, Landing Gear, module or Part, as the case may be, in which such equipment has been disassembled (in accordance with Manufacturer’s and/or Maintenance Program requirements, as applicable), cleaned, thoroughly inspected and returned to the highest standard specified by, excluding the Engines, the applicable manufacturer’s overhaul manuals, and, in case of the Engines, the Engine manufacturer’s maintenance management plan.

15(138)

“Part” means any part, component, appliance, system module, engine module, accessory, material, instrument, communications equipment, furnishing, Lessee furnished or Lessor purchased equipment or other item of equipment (other than complete Engines or engines or the APU) for the time being installed in or attached to the Airframe, any Engine or the APU or which, having been removed from the Airframe, any Engine or the APU, remains the property of Lessor.

“Permitted Lien” means (a) Lessor’s Liens, (b) Security Interests arising in the ordinary course of Lessee’s business for Taxes either not yet assessed or, if assessed, not yet due or being contested in good faith in accordance with Article 14.5, (and for which adequate reserves have been made or, when required in order to pursue such proceedings, an adequate bond has been provided), (c) materialmen’s, mechanics’, workmen’s, repairmen’s, employees’ liens or similar Security Interests arising by operation of Law after the Delivery Date in the ordinary course of Lessee’s business for amounts which are either not yet due or are being contested in good faith by appropriate proceedings (and for which adequate reserves have been made or, when required in order to pursue such proceedings, an adequate bond has been provided) and (d) liens in respect of judgments which have been outstanding for less than 30 days or which have been stayed pending appeal so long as, in the case of (b), (c) or (d) above, such proceedings do not involve any material likelihood of sale, forfeiture or loss of the Aircraft.

“Person” means any individual including any individual conducting business activities, or any legal entity including any firm, partnership, joint venture, trust, corporation, company, limited liability company, Government Entity, committee, department, authority or any body, incorporated or unincorporated, whether having distinct legal personality or not.

“Prohibited Country” means any country comprised by Exhibit B, as revised from time to time.

“Purchase Agreement” means the A320 Family Purchase Agreement dated October 28, 2005 between Manufacturer, as seller, and Lessee’s Parent, as purchaser in respect of the Aircraft.

“Purchase Agreement Assignment” means the Purchase Agreement Assignment dated March 28, 2007, between Lessee’s Parent, as assignor, Lessor, as assignee, and Lessee, as lessee, in respect of the Purchase Agreement, including the Consent and Agreement of Manufacturer.

“Security Interest” means any encumbrance or security interest, however and wherever created or arising including (without prejudice to the generality of the foregoing) any right of ownership, security, mortgage, pledge, charge, encumbrance, lease, lien, statutory or other right in rem, hypothecation, title retention, attachment, levy, claim, or right of possession or detention.

16(138)

“State of Registration” means Mexico or such other country or state of registration of the Aircraft as Lessor may approve in writing.

“U.S.” means the United States of America.

“Warranty Assignments” mean (i) the Airframe Warranty Agreement dated as of March 28, 2007 among Lessee’s Parent, Lessor and Lessee with the consent and agreement of Manufacturer in relation to the Airframe, and (ii) the Engine Warranty Assignment dated as of March 28, 2007 among IAE International Aero Engines AG, Lessee’s Parent, Lessor and Lessee in relation to the Engines.

1.2	Specific Definitions

The following terms are defined in the Articles referenced below:

Terms	Article

Agreed Value	17.1
Airframe Structural Maintenance Fund	4.3
APU Maintenance Fund	4.3
Default Interest	4.6
Engine Performance Restoration
Maintenance Fund	4.3
Engine LLP Maintenance Fund	4.3
Excluded Taxes	14.2
Damages and Prejudices	15.1
Expiration Date	3.1
Indemnitees	15.1
Landing Gear Maintenance Fund	4.3
Lease Term	3.1
Lessor’s Assignee	22.2.1
Lessor’s Bank Account	4.5
Lessor’s Lender	22.3
Maintenance Fund	4.3
Modification	11.8.1
Multiparty Sublease	10.4
Multiparty Sublessee	10.4
Net Total Loss Proceeds	17.1
Rent	4.2
Security Deposit	4.1
Tax Indemnitee	14.1
Taxes	14.1
Termination Date	3.2
Total Loss	17.1
Total Loss Date	17.1
Total Loss Proceeds	17.1
Waste Expense	12.3

17(138)

2.	DELIVERY

2.1	Delivery

Subject to the terms and conditions of this Lease, Lessor will deliver the Aircraft to Lessee on the Delivery Date (as defined in the Purchase Agreement Assignment) at the Delivery Location.

2.2	Delivery Date

This Lease will commence on the Delivery Date (as defined in the Purchase Agreement Assignment), which is expected to be on or about March 28, 2007. On the Delivery Date, Lessee shall execute and deliver to Lessor the Acceptance Certificate confirming Delivery and commencement of the Lease.

2.3	Delivery Subject to the Purchase Agreement Assignment

Lessor and Lessee expressly acknowledge that Delivery of the Aircraft to Lessee under this Lease is subject to and conditioned upon delivery of the Aircraft to Lessor under the Purchase Agreement Assignment.

2.4	No Lessor Liability

Lessor shall have no liability for any loss, damage or expense, or any loss of profit, arising from any delay or failure in Delivery to Lessee unless such delay or failure arises as a direct consequence of the willful misconduct or breach of any obligation under this Lease of or by Lessor, and in no event shall Lessor be liable for any delay or failure which is caused by any breach of this Lease or delay on the part of Lessee or Lessee’s Parent or by any breach of the Purchase Agreement or the Purchase Agreement Assignment other than by Lessor.

2.5	Total Loss of Aircraft Prior to the Delivery Date

If a Total Loss of the Aircraft occurs prior to the Delivery Date, this Lease shall automatically terminate and neither party will have any further liability to the other except that Lessor will return to Lessee the Security Deposit and any prepaid Rent received by Lessor.

18(138)

2.6	Termination of the Purchase Agreement Assignment

If the Purchase Agreement Assignment is terminated and/or the Delivery Date under the Purchase Agreement Assignment does not occur for any reason whatsoever, this Lease shall automatically terminate and neither party will have any further liability to the other, except that Lessor will return to Lessee the Security Deposit and any prepaid Rent received by Lessor, provided that no Default or Event of Default has occurred under this Lease. Notwithstanding the foregoing, Lessor shall be entitled to keep the Security Deposit if the Purchase Agreement Assignment is terminated and/or the Delivery Date under the Purchase Agreement Assignment does not occur for any reason not directly attributable to Lessor.

19(138)

3.	LEASE TERM

3.1	Lease Term

The term of leasing of the Aircraft (“Lease Term”) shall be mandatory (“plazo forzoso”) from the time it commences on the Delivery Date and until and including September 30, 2016 (One Hundred Fourteen (114) months after April 1, 2007) (“Expiration Date”).

3.2	Termination Date

This Lease may terminate on any of the dates set forth below:

(a)	the Expiration Date, provided Lessee returns the Aircraft to Lessor on the Expiration Date in the condition required by Article 21; or

(b)	a date earlier than the Expiration Date, if:

(i)	there is a Total Loss of the Aircraft prior to the Delivery Date pursuant to Article 2.5;

(ii)	termination of this Lease occurs pursuant to Article 2.6;

(iii)	there is a Total Loss of the Aircraft and payment in full of all amounts payable by Lessee to Lessor is made to Lessor or Lessor’s Lender in accordance with and as required under Article 17.3; or

(iv)	an Event of Default occurs and Lessor terminates this Lease and repossesses the Aircraft or otherwise terminates this Lease in accordance with Article 23.3.

(c)	a date later than the Expiration Date if:

(i)	an Event of Default occurs hereunder by Lessee returning the Aircraft in the condition required by this Lease after the Expiration Date; or

(ii)	an Event of Default occurs and Lessor repossesses the Aircraft or otherwise terminates this Lease pursuant to Article 23.3.

The “Termination Date” is the date on which this Lease terminates because one of the above has occurred.

20(138)

4.	SECURITY DEPOSIT, RENT, MAINTENANCE FUNDS AND OTHER PAYMENTS

4.1	Security Deposit

In accordance with and subject to the provisions of the Deposit Agreement, which shall be executed by the parties in the form attached hereto as Exhibit J, Lessee will pay Lessor a cash security deposit of ***** in connection with the leasing of the Aircraft (the “Security Deposit”) and Lessor shall hold, apply, retain and return such Security Deposit in accordance with the applicable provisions of this Lease and the Deposit Agreement.

4.2	Rent

4.2.1	Subject to the adjustment pursuant to Article 4.2.2 below Lessee will pay Lessor the amount of ***** payable monthly in advance as rent for the Aircraft (“Rent”).

4.2.2	The amount of Rent set out in Article 4.2.1 is based on the average of the nine (9) year and ten (10) year US Swap Rate being equal to *****. The amount of Rent will increase or decrease, as the case may be, by ***** for each basis point such rate differs from ***** two (2) Business Days prior to the Delivery Date and will thereafter be fixed throughout the Lease Term.

4.2.3

Lessee will pay Lessor the first payment of Rent during the Lease Term no later than on April 2, 2007. Such first payment of Rent will comprise rent for the Aircraft on a prorated basis for the period from and including the Delivery Date until and including April 30, 2007. Each subsequent payment of Rent will be due monthly on the 1st day of each month during the Lease Term except that, if such day is not a Business Day, the Rent will be due on the immediately succeeding Business Day.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

21(138)

4.3	Maintenance Funds

4.3.1	Lessee will pay to Lessor (or to whomever Lessor may from time to time designate in conformity with Article 4.3.6) contributions for the Maintenance Funds related to the concepts described below, based on Lessee’s use of the Aircraft during the Lease Term, in the following amounts (individually, “Airframe Structural Maintenance Fund” “Engine Performance Restoration Maintenance Fund,” “Engine LLP Maintenance Fund” “APU Maintenance Fund” and “Landing Gear Maintenance Fund”, and collectively “Maintenance Funds”). It is hereby agreed that the Maintenance Funds shall be used for the benefit of the Aircraft as hereinafter determined and are for such purpose considered to be an integral part thereof. In accordance with the provisions of this Lease, Lessee shall be entitled to withdraw and receive payment from such Maintenance Funds as provided for in this Lease with respect to agreed maintenance performed on the Aircraft, Airframe, Engines, APU and Landing Gear as applicable:

Type of Maintenance Fund	Amount of Maintenance Fund

Airframe Structural Maintenance Fund:	6Y Check: ***** per month 12Y Check: ***** per month

Engine Performance Restoration Maintenance Fund:	***** for each Engine (payable when the Engine is utilized on the Aircraft or another aircraft)

Engine LLP Maintenance Fund:	***** for each Engine (payable with the Engine is utilized on the Aircraft or another aircraft).

APU Maintenance Fund:	***** per APU operating hour (payable when the APU is utilized on the Aircraft or another aircraft)

Landing Gear Maintenance Fund:	*****

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

22(138)

4.3.2	The Engine Performance Restoration Maintenance Fund rate above assumes a Flight Hour-to-Cycle ratio of 1.8:1 and that the engine thrust levels have been de-rated *****. Depending on Lessee’s Flight Hour-to-Cycle ratio for the Aircraft (or such other aircraft on which the Engine is installed) and the thrust rating of the Engines, the Engine Performance Restoration Maintenance Fund rate will be adjusted in accordance with the following:

Ratio	1:1	1.25:1	1.5:1	1.8:1	2:1	2.25:1	2.5:1	2.75:1	3:1
***** de-rating US$ (2007)	*****	*****	*****	*****	*****	*****	*****	*****	*****
***** de-rating US$ (2007)	*****	*****	*****	*****	*****	*****	*****	*****	*****

4.3.3

In the first calendar year of the Lease Term, Lessee will pay Engine Performance Restoration Maintenance Fund based upon an assumed Flight Hour-to-Cycle ratio of 1.8:1. A calculation of Lessee’s actual Flight Hour-to-Cycle ratio will be made annually as of May 1st of each calendar year during the Lease Term, beginning on May 1, 2008, and any difference in Engine Performance Restoration Maintenance Fund will be reconciled on the date when the next Maintenance Fund payment is due (in accordance with Article 4.3.6) following such calculation. Lessee’s actual Flight Hour-to-Cycle ratio during such calendar year (or portion thereof) will set the Engine Performance Restoration Maintenance Fund for the succeeding calendar year.

4.3.4

If in any calendar year (or portion thereof) of the Lease Term, the Airframe is operated more Cycles than the maximum number of Cycles which would result from an average Flight Hour-to-Cycle cycle ratio of 1.25 to 1, Lessee will pay Lessor as additional Maintenance Fund ***** for each Airframe Cycle the Airframe actually operated during such period in excess of the number of Cycles which result from an average Flight Hour-to-Cycle ratio of 1.25 to 1. A calculation will be made as of May 1st of each calendar year during the Lease Term, beginning on May 1, 2008, and such additional Maintenance Fund payment will be due and payable by Lessee on the date when the next Maintenance Fund payment is due (in accordance with Article 4.3.6) following such calculation. Such additional Maintenance Fund payment will not be available for withdrawal to Lessee pursuant to Article 0.

4.3.5

The amounts of the Maintenance Funds in this Article 4.3 are expressed in April 2007 U.S. Dollars and will increase annually by ***** on May 1st of each calendar year during the Lease Term, beginning on May 1, 2008.

4.3.6

The Maintenance Funds will be paid by Lessee on or before the fifteenth (15th) day of the next calendar month following the month in which the Delivery Date occurs and thereafter monthly during the Lease Term. If the fifteenth (15th) day of any calendar month is not a Business Day, the Maintenance Funds will be due on the immediately succeeding Business Day. All Maintenance Funds for flying performed during the month in which the Termination Date occurs (and the preceding month, unless paid) will be paid on the Termination Date, unless otherwise agreed by the parties. Lessee will pay the monthly Airframe Structural Maintenance Fund and the monthly Landing Gear Maintenance Fund on a prorated basis for any period not constituting a full month during the Lease Term.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

23(138)

4.3.7	The Maintenance Funds shall be used for agreed maintenance, repair and overhaul of the Aircraft including the Airframe, Engine, Engine LLPs, APU and Landing Gear in accordance with the provisions of this Article 4 and Article 12 of this Lease. The Maintenance Funds therefore are not considered a deposit and subject in each case to Lessee’s rights and Lessor’s obligations under Article 12 and Article 17 of this Lease, cannot be subject of reimbursement to Lessee but shall be considered the sole and exclusive property of Lessor as owner of the Aircraft. No interest will accrue or be paid at any time to Lessee on such Maintenance Funds and, subject to Lessor’s obligations under Article 12 and Article 17, Lessor may commingle the Maintenance Funds with Lessor’s general funds or may determine in its sole discretion that such be received and administered by a designated third party which shall be acting as trustee in respect to such funds and which shall conduct the allocation thereof in accordance with this Lease.

4.4	Allocation of Payments

Lessor or any third party designated in conformity with Article 4.3.7 of this Lease shall apply, hold, retain, invest, pay and otherwise manage any amounts paid or recovered in respect of Lessee’s liabilities hereunder in accordance with the provisions of this Lease.

4.5	Lessor’s Bank Account

4.5.1	Payments due under this Lease will be made to the bank account(s) as Lessor may from time to time designate by written notice (the “Lessor’s Bank Account”).

4.5.2	When it is stated in this Lease that an instalment of the Security Deposit, the monthly Rent, Maintenance Funds or any other payment is due or must be paid or made by Lessee by a specified date, then such payment must actually be received by Lessor’s bank with instructions for deposit in Lessor’s Bank Account on or before such specified date.

4.6	Default Interest

If Lessor does not receive the Rent or any other amount on or before the specific date when due, Lessee will pay Lessor as supplemental Rent (by way of agreed compensation of the cost of money and not as a conventional penalty) interest on any due and unpaid amounts payable by Lessee under this Lease. Interest will be calculated at a per annum rate (based on a 360 day year) which is equal to ***** in effect on the date on which

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

24(138)

the amount was originally due for the period from the date the amount originally was due through the date the amount actually is received at Lessor’s Bank Account or, in the case of Lessor’s performance of Lessee’s obligations hereunder, from the date of payment by Lessor through the date of Lessee’s repayment to Lessor (“Default Interest”).

4.7	No Deductions or Withholdings

4.7.1	All payments by Lessee under this Lease, including the Security Deposit, Rent, Maintenance Funds, Default Interest, fees, indemnities or any other item, will be made in full without any deduction or withholding whether in respect of setoff, counterclaim, duties, or Taxes (as defined in Article 14) imposed in the State of Registration or any jurisdiction from which such payments are made (other than Taxes excluded under Article 14.2) unless Lessee is prohibited by Law from doing so, in which event Lessee will gross up the payment amount such that the net payment received by Lessor after any deduction or withholding equals the amounts called for under this Lease. Lessee will also do all of the following:

(i)	Ensure that the deduction or withholding does not exceed the minimum amount legally required;

(ii)	Pay to the relevant Government Entities within the period for payment permitted by applicable Law the full amount of the deduction or withholding (including the full amount of any deduction or withholding from any additional amount paid pursuant hereto); and

(iii)	Furnish to Lessor within thirty (30) days after each payment a certified copy of the corresponding tax form or an official receipt of the relevant Government Entities involved, or such other evidence of payment as is in form and substance acceptable to Lessor, acting reasonably, for all amounts so deducted or withheld.

4.7.2	As of the date of this Lease, Lessor is situated in Mexico and both parties agree that as of the date of this Lease no withholding Taxes are applicable in respect to any amounts payable hereunder by Lessee. Lessee will indemnify Lessor for any subsequent withholding Taxes imposed on any amounts payable hereunder arising as a result of changes in Mexican Law or the Law of any jurisdiction from which Lessee elects to make payments occurring after the Delivery Date and during the Lease Term, except for any such Tax or Taxes as may arise in connection with a voluntary or involuntary assignment, sale or other disposition by Lessor or any Lessor’s Lender of any of their respective right, title or interest in the Lease or the Aircraft or both which transfer does not arise as a result of the enforcement of any remedies by Lessor or Lessor’s Lender following the occurrence and during the continuation of an Event of Default or an assignment, sale or other disposition made at the request by Lessee or otherwise rendered necessary as a result of an act or omission of Lessee.

25(138)

4.8	Value Added Taxes

The Rent and other amounts payable by Lessee under this Lease are exclusive of any sales or use tax, value added tax, or similar tax, duty or imposition.

4.10	Net Lease

4.10.1	This Lease is a net lease and Lessee’s obligation to pay Rent and make other payments in accordance with this Lease will be absolute and unconditional under any and all circumstances and regardless of other events, including the following:

(a)	any right of setoff, counterclaim, recoupment, defense or other right (including any right of reimbursement) which Lessee may have against Lessor, Manufacturer, the Engine manufacturer or any other Person for any reason, including any claim Lessee may have for the foregoing;

(b)	unavailability or interruption in use of the Aircraft for any reason, including a requisition thereof or any prohibition or interference with or other restriction against Lessee’s use, operation or possession of the Aircraft (whether by Law or otherwise), any defect in title, airworthiness, merchantability, fitness for any purpose, condition, design, specification or operation of any kind or nature of the Aircraft, the ineligibility of the Aircraft for any particular use or trade or for registration under the Laws of any jurisdiction or Total Loss of the Aircraft. In consideration of the foregoing and to the fullest extent applicable, Lessee hereby waives any rights in accordance with the provisions of Article 2445 and other applicable of the Federal Civil Code.;

(c)	insolvency, concurso mercantil, bankruptcy, judicial recuperation, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, administration or similar proceedings by or against Lessor, Lessee, Manufacturer, the Engine manufacturer or any other Person;

(d)	invalidity or unenforceability or lack of due authorization of or other defect in this Lease;

(e)	failure or delay on the part of any party to perform its obligations under this Lease; or

(f)	any other circumstance which but for this provision would or might have the effect of terminating or in any other way affecting any obligation of Lessee hereunder, other than a Total Loss, provided that Lessor shall have received all amounts then due and owing by Lessee to Lessor hereunder.

26(138)

4.10.2	This Lease shall not, except as expressly stated herein, be cancellable by Lessee and Lessee hereby expressly waives any and all right which it may now or at anytime hereafter have, whether by statute or otherwise, to terminate, abate, cancel, quit, reduce, defer, suspend, or surrender this Lease, the Aircraft or any obligation assumed by Lessee hereunder. Nothing in this Article 4.10 will be construed to limit Lessee’s right to separately pursue in a court of law any claim it may have against any Person arising as a result of the breach of any obligation of such Person to Lessee.

4.9	Currency Indemnity

If under any applicable Law, whether as a result of a judgment against Lessee or the liquidation of Lessee or for any other reason, any payment hereunder is required to be made or recovered in a currency other than Dollars then, to the extent that the payment (when converted into Dollars at the “rate of exchange” on the date of payment or, in the case of a liquidation, the latest date for the determination of liabilities permitted by the applicable Law) falls short of the amount payable under this Lease, Lessee will as a separate and independent obligation, fully indemnify Lessor against the amount of the shortfall. If the amount received by Lessor upon converting the payment into Dollars exceeds the amount payable under this Lease, Lessor will remit such excess to Lessee. For the purposes of this paragraph “rate of exchange” means the rate at which Lessor is able on the relevant date to purchase Dollars in New York or London (at Lessor’s option) with such other currency.

4.10	Lessor Performance of Lessee Obligation

If Lessee fails to make any payment under this Lease to a third party in connection with the Aircraft or fails to perform any other obligation required under this Lease, Lessor may (but is not required to) at its election after the expiry of any applicable grace periods and without having waived all or any of its rights in Law and/or hereunder, perform such obligation and/or pay such amount. Within five (5) Business Days after written notice to Lessee of the amount paid by Lessor on behalf of Lessee, Lessee will repay such amount together with Default Interest from the date of payment by Lessor until the date of repayment by Lessee. Any payment or performance by Lessor of a Lessee obligation hereunder will not affect the occurrence or continuance of the corresponding Event of Default, provided, however, that Lessee’s repayment of the amounts required under this Article shall be sufficient to cure such Event of Default.

27(138)

4.11	Consideration for Rent and Other Amounts

The amount of the Rent and other payments contained herein are in consideration of Lessee’s waiver of warranties and indemnities set forth in Articles 7 and 15, respectively, and the other provisions of this Lease.

28(138)

5.	CONDITION OF AIRCRAFT

5.1	Lessee Selection of Aircraft

LESSEE COVENANTS TO LESSOR THAT LESSEE HAS USED ITS OWN JUDGMENT IN SELECTING THE AIRCRAFT AND HAS DONE SO BASED ON ITS SIZE, DESIGN, TYPE AND ALL OTHER FACTS AND CIRCUMSTANCES AS RELEVANT TO LESSEE AND ITS BUSINESS. LESSEE ACKNOWLEDGES THAT LESSOR IS NOT A MANUFACTURER, REPAIRER OR SERVICING AGENT OF THE AIRCRAFT.

5.2	Condition at the Delivery Date

At the Delivery Date, the Aircraft will be in the same condition as delivered to Lessor under the Purchase Agreement.

5.3	Delivery of Aircraft to Lessee

Subject to Lessee having satisfied all of the conditions precedent to Delivery set forth herein or the waiver of any of the same by Lessor in Lessor’s discretion, Lessor will tender the Aircraft for Delivery to Lessee on the Delivery Date at the Delivery Location. Upon the tender of the Aircraft by Lessor to Lessee, Lessee will accept the Aircraft and deliver to Lessor the Acceptance Certificate, duly executed. The date of tender by Lessor to Lessee in accordance with this Lease will be deemed to be the Delivery Date for all purposes under this Lease, including, but not limited to, the commencement of Lessee’s obligation to pay Rent hereunder.

5.4	Lessee Acceptance of Aircraft

If Lessee fails to comply with the conditions contained in Articles 6.1 and 6.2 and, as a result thereof, Delivery under this Lease cannot take place, or if Lessee fails to take Delivery of the Aircraft when properly tendered for Delivery by Lessor in accordance with the terms and conditions set out herein, Lessee will indemnify Lessor and hold Lessor harmless from all costs, expenses and damages enumerated or otherwise described in Article 23.3 which are incurred by Lessor as a direct result thereof.

29(138)

6.	PRE-DELIVERY, DELIVERY AND POST DELIVERY DOCUMENTARY AND OTHER REQUIREMENTS

6.1	Pre-Delivery Requirements

Lessee will do at its cost each of the following within the time frames set forth below:

6.1.1	On or prior to the Delivery Date, Lessee will deliver to Lessor each of the following, each in form and substance satisfactory to Lessor:

(a)	copies of resolutions of the Board of Directors of Lessee or other written evidence of appropriate corporate action, duly certifying and authorizing the lease of the Aircraft hereunder and the execution, delivery and performance of this Lease, together with an incumbency certificate as to the person or persons authorized to execute and deliver documents on behalf of Lessee hereunder;

(b)	a certified copy of Lessee’s constitutional documents and any modifications thereto; and

(c)	a copy of Lessee’s scheduled operating permit, air operator’s certificate and any other licenses permits or approvals relevant to Lessee’s operation as a certified air carrier.

(d)	a Certificate of Insurance and Brokers’ Letter of Undertaking reflecting the requirements of Exhibits C and D, respectively, from Lessee’s insurance brokers evidencing insurance of the Aircraft in accordance with this Lease from the Delivery Date;

(e)	a legal opinion from Lessee’s general counsel (Director Jurídico) in substantially the form of Exhibit K attached hereto on the due execution by Lessee of the Operative Documents, enforceability against Lessee on the matters stipulated in Article 13.6 and ancillary matters;

(f)	ferry permit for the Aircraft issued by the Aviation Authority;

(g)	evidence that the interests of Lessor as owner of the Aircraft and as lessor under this Lease have been properly filed for registration with the Aviation Authority or that satisfactory arrangements for the filing of the same have been made;

(h)	letters addressed to (i) any relevant air traffic control authorities or entities, (ii) any relevant airport operators or administrators, and (iii) any relevant

30(138)

maintenance providers, pursuant to which Lessee authorizes any such authorities or entities to issue to Lessor, upon Lessor’s request (Lessor agrees that it shall only make one (1) such request per authority or entity in any twelve (12) month period or once per maintenance event with respect to the Engines, unless a Default or Event of Default has occurred) and with copy to Lessee, a statement of account of all sums due by Lessee to the relevant authority or entity in respect of all aircraft (including, but not limited to, the Aircraft) operated by Lessee;

(i)	a copy of such Aviation Documents or certified copies thereof as may be available prior to the Delivery Date;

(j)	a power of attorney in the form of Exhibit F, which power of attorney shall have been duly executed by Lessee and properly notarized;

(k)	a complete copy of the Maintenance Program for the Aircraft; and

(l)	such other document or perform such other action as Lessor in its reasonable opinion deems necessary.

6.1.2	No later than one (1) Business Day prior to the Delivery, Lessee will pay the first installment of Rent in accordance with Article 4.2.2.

6.2	Delivery Requirements

On the Delivery Date, each of the following will occur:

6.2.1	Lessee will pay any unpaid installments of the Security Deposit in accordance with Article 4.1.

6.2.2	Upon proper tender of the Aircraft for delivery by Lessor, Lessee will execute and deliver to Lessor the Acceptance Certificate.

6.2.3	Lessee will cause the Aircraft to be registered in the aviation section of the register of aircraft of the State of Registration noting the interests of Lessor as lessor and owner and Lessee as operator in accordance with applicable Law.

6.2.4	Lessee will deliver to Lessor a certificate, in form and substance satisfactory to Lessor, signed by an officer of Lessee stating all of the following:

(a)	the representations and warranties contained in Article 18.1 are true and accurate in all material respects on and as of the Delivery Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); and

(b)	no Default or Event of Default has occurred and is continuing or will result from Lessee’s lease of the Aircraft hereunder.

31(138)

6.2.5	Lessee will deliver to Lessor copies of such Aviation Documents as have not been previously delivered which are then available.

6.2.6	Lessor will deliver to Lessee the Warranty Assignments duly executed by Lessor.

6.3	Post Delivery Requirements

As soon as available but no later than ten (10) Business Days after the Delivery Date, Lessee will provide Lessor with each of the following:

(a)	an authenticated copy of the certificate of registration issued by the register of aircraft of the State of Registration evidencing the registration of the Aircraft and noting, in accordance with applicable Law and the practices of the Registry, the interests of Lessor as lessor and owner and Lessee as operator of the Aircraft;

(b)	an authenticated copy of the certificate of airworthiness for the Aircraft issued by the Aviation Authority;

(c)	evidence confirming that all post Delivery requirements pursuant to this Article 6.3 have been completed as stipulated in Article 13.6;

(d)	evidence, in form and substance satisfactory to Lessor, through an original copy of the corresponding importation petition (pedimento) or through the corresponding approval issued by the Customs Authority of the State of Registration, that all applicable import duties, fees or other Taxes, if any, payable upon the importation and/or customs clearance of the Aircraft into the State of Registration have been paid in full or that the same has been imported by Lessee under the temporary importation regime to which it is entitled in accordance with Article 106(v)(b) of the Customs Law; and

(e)	copies of any other Aviation Documents not previously delivered and subject to any delay in delivery thereof caused by the Aviation Authority and not resulting from any act or omission of Lessee.

32(138)

7.	DISCLAIMERS

7.1	As Is, Where Is

LESSEE AGREES THAT AS BETWEEN LESSEE AND LESSOR IN ITS CAPACITY AS OWNER AND LESSOR OF THE AIRCRAFT, IT IS LEASING THE AIRCRAFT “AS IS, WHERE IS,” WITH ALL FAULTS ACCEPTED. LESSEE UNCONDITIONALLY AND IRREVOCABLY ACKNOWLEDGES AND AGREES THAT NEITHER LESSOR NOR ANY OF ITS OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES OR REPRESENTATIVES HAVE MADE OR WILL BE DEEMED TO HAVE MADE ANY TERM, CONDITION, REPRESENTATION, WARRANTY OR COVENANT EXPRESS OR IMPLIED (WHETHER STATUTORY OR OTHERWISE), AND LESSEE HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY CLAIM IT MAY NOW OR HEREAFTER HAVE AGAINST LESSOR AND OR ANY LESSOR’S LENDER, IN RESPECT OF OR RELATING TO (a) THE CAPACITY, AGE, AIRWORTHINESS, VALUE, QUALITY, DURABILITY, CONFORMITY TO THE PROVISIONS OF THIS LEASE, DESCRIPTION, CONDITION (WHETHER OF THE AIRCRAFT, ANY ENGINE, ANY PART THEREOF OR THE AIRCRAFT DOCUMENTATION), DESIGN, WORKMANSHIP, MATERIALS, MANUFACTURE, CONSTRUCTION, OPERATION, DESCRIPTION, STATE, MERCHANTABILITY, PERFORMANCE, FITNESS FOR ANY PARTICULAR USE OR PURPOSE (INCLUDING THE ABILITY TO OPERATE OR REGISTER THE AIRCRAFT OR USE THE AIRCRAFT DOCUMENTATION IN ANY OR ALL JURISDICTIONS) OR SUITABILITY OF THE AIRCRAFT OR ANY PART THEREOF, OR THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, KNOWN OR UNKNOWN, APPARENT OR CONCEALED, EXTERIOR OR INTERIOR, (b) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHTS, (c) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE OR (d) ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND EXTINGUISHED.

7.2	Waiver of Warranty of Description

IN CONSIDERATION OF, INTER ALIA, LESSOR’S ASSIGNMENT TO LESSEE OF ANY EXISTING AND ASSIGNABLE WARRANTIES OF MANUFACTURER AND THE ENGINE MANUFACTURER, LESSEE HEREBY AGREES THAT ITS ACCEPTANCE OF THE AIRCRAFT AT DELIVERY AND ITS EXECUTION AND DELIVERY OF THE ACCEPTANCE CERTIFICATE CONSTITUTE LESSEE’S WAIVER OF THE WARRANTY OF DESCRIPTION,

33(138)

ANY CLAIMS LESSEE MAY HAVE AGAINST LESSOR BASED UPON THE FAILURE OF THE AIRCRAFT TO CONFORM WITH SUCH DESCRIPTION AND ANY AND ALL RIGHTS IT MAY HAVE TO THE REMEDIES SET FORTH IN ANY APPLICABLE LAW RELATING TO SUCH WARRANTY OF DESCRIPTION.

7.3	Lessee Waiver

Lessee hereby waives as between itself and Lessor and agrees not to seek to establish or enforce any rights and remedies, express or implied (whether statutory or otherwise), against Lessor or the Aircraft relating to any of the matters mentioned in Articles 7.1 or 7.2. In consideration of the foregoing and to the fullest extent applicable, Lessee hereby waives any rights in accordance with the provisions of Articles 2412(V) and 2421 and other applicable of the Federal Civil Code.

7.4	Conclusive Proof

AS BETWEEN LESSEE AND LESSOR IN ITS CAPACITY AS OWNER AND LESSOR OF THE AIRCRAFT, DELIVERY BY LESSEE TO LESSOR OF THE ACCEPTANCE CERTIFICATE WILL BE CONCLUSIVE PROOF THAT LESSEE’S TECHNICAL EXPERTS HAVE EXAMINED AND INVESTIGATED THE AIRCRAFT AND ENGINES AND (a) EACH IS AIRWORTHY AND IN GOOD WORKING ORDER AND REPAIR AND (b) THE AIRCRAFT AND ENGINES AND THE AIRCRAFT DOCUMENTATION ARE WITHOUT DEFECT (WHETHER OR NOT DISCOVERABLE AT DELIVERY) AND IN EVERY WAY SATISFACTORY TO LESSEE.

7.5	No Lessor Liability for Losses

Lessee agrees that Lessor will not be liable to Lessee, any sublessee or any Person, whether in contract or tort and however arising, for any cost, loss or damage (consequential or otherwise) arising out of the condition of the Aircraft, during the Lease Term whether or not due in whole or in part to the negligence (but not the wilful misconduct) of Lessor.

7.6	No Liability to Repair or Replace

Lessor will not be liable for any expense in repairing or replacing any item of the Aircraft or be liable to supply another aircraft or any item in lieu of the Aircraft or any Part thereof if the same is lost, confiscated, damaged, destroyed or otherwise rendered unfit for use. In consideration of the foregoing and to the fullest extent applicable, Lessee hereby waives any rights in accordance with the provisions of Articles 2412(II), 2416, 2417 and 2445 and other applicable of the Federal Civil Code.

34(138)

7.7	No Waiver

Nothing in this Article 7 will be deemed to be a waiver by Lessee of any rights it may have against Manufacturer, the Engine manufacturer or any other Person other than Lessor or Lessor’s Lender, if any.

35(138)

8.	MANUFACTURERS’ AND VENDORS’ WARRANTIES

8.1	Warranties

With effect from the Delivery Date Lessor assigns to Lessee for the duration of the Lease Term and provided no Event of Default exists at any relevant time, the benefit of all assignable warranties by Manufacturer and the Engine manufacturer in relation to the Aircraft given to Lessor pursuant to the Warranties Assignments.

8.2	Reassignment

On the Termination Date, the benefit of any warranty assigned by Lessor to Lessee pursuant to Article 8.1 will be reassigned automatically to Lessor or its designee (such reassignment shall be without prejudice to Lessee’s rights in respect of any claims made by Lessee during the Lease Term and which are pending on the Termination Date). Lessee’s rights under such warranties (including Lessee’s claims and rights to payment thereunder) will revert to Lessor during any period in which an Event of Default is continuing. Similarly, any additional warranties received by Lessee from Manufacturer, Engine manufacturer and any other vendor or repair facility for work performed on the Aircraft, Engine or any Part during the Lease Term will, to the extent such warranties are assignable, be automatically assigned by Lessee to Lessor or its designee on the Termination Date (such assignment shall be without prejudice to Lessee’s rights in respect of any claims made by Lessee during the Lease Term and which are pending on the Termination Date). Lessee at its own cost and expense will do all such things and execute such documents as may be reasonably required for these purposes.

8.3	Warranty Claims

Lessee will diligently and promptly pursue any valid claims it may have against Manufacturer and others under such warranties with respect to the Aircraft and at Lessor’s request from time to time keep Lessor informed of any such actions. Lessee shall at all times inform Lessor of any such actions without requiring prior request from Lessor when any such claims are for amounts exceeding *****.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

36(138)

9.	OPERATION OF AIRCRAFT

9.1	Costs of Operation

Lessee will pay all costs incurred in the operation of the Aircraft during the Lease Term and until the Termination Date, for profit or otherwise, including the costs of flight crews, cabin personnel, fuel, oil, lubricants, maintenance, insurance, storage, landing and navigation fees, airport charges, passenger service and any and all other expenses of any kind or nature, directly or indirectly, in connection with or related to the use, movement and operation of the Aircraft. The obligations, covenants and liabilities of Lessee under this paragraph arising prior to return of the Aircraft to Lessor will continue in full force and effect, notwithstanding the termination of this Lease or expiration of the Lease Term.

9.2	Compliance with Laws and Insurance

Lessee agrees throughout the Lease Term and until the Termination Date to maintain operational control of the Aircraft, subject to any approved sublease, and use the Aircraft in accordance with applicable Laws of the State of Registration and of any country, state, territory or municipality into or over which Lessee may operate. Lessee will not employ, suffer or cause the Aircraft to be used in any business which is forbidden by Law or in any manner which may render it liable to condemnation, destruction, seizure, or confiscation by any authority. Lessee will not permit the Aircraft to fly to any airport or country which is located in or is a Prohibited Country or which would cause Lessee, Lessor or Lessor’s Lender to be in violation of any Law applicable to either of them or the Aircraft. Further, Lessee will not permit the Aircraft to fly in or to any area of the world excluded from insurance coverage, other than as a result of any mechanical, climatic or other events beyond Lessee’s control and as a result of which renders the same necessary in order to preserve and protect the Aircraft, passengers or crew members, provided that Lessee removes the Aircraft from such jurisdiction immediately after such circumstances shall have ceased to exist.

9.3	Training

Lessee will not use the Aircraft for testing or for training of flight crew members other than crew members of Lessee and will not use the Aircraft for training any more than it utilizes for training the other aircraft in its fleet.

9.4	No Violation of Insurance Policies

Lessee will not use or permit the Aircraft to be used in any manner or for any purpose which is not covered by the insurance policies Lessee is required to carry and maintain as set forth in this Lease. Lessee will not carry any goods

37(138)

of any description, the carriage of which is prohibited by or would invalidate or otherwise limit coverage by such policies or do any other act or permit to be done anything which could be reasonably expected to invalidate or limít any such insurance which Lessee is required to carry and maintain as set forth in this Lease.

9.5	Flight and Airport Charges

9.5.1	Lessee will pay promptly when due all Airport Charges and Air Navigation Charges and any and all charges payable by Lessee for the use of or for services provided at any airport, in respect of the Aircraft or to the extent any failure to pay the same in respect of any other aircraft operated by Lessee would reasonably be expected to give rise to a result in a Security Interest over the Aircraft, in respect of any other aircraft of Lessee, and will indemnify and hold Lessor and other Indemnitees harmless in respect of the same. This indemnity will continue in full force and effect notwithstanding the termination or expiration of the Lease Term for any reason or the return of the Aircraft.

9.5.2	If requested by Lessor, Lessee will promptly provide Lessor with a list of the airports to which Lessee regularly operates the Aircraft or its other aircraft, and evidence, in form and substance reasonably satisfactory to Lessor, to confirm the status of Lessee’s payments to any airport, other aviation authority or airport or creditor claiming rights on the Aircraft for the Aircraft and its other aircraft.

38(138)

10.	SUBLEASES

10.1	No Sublease without Lessor Consent

LESSEE WILL NOT SUBLEASE OR PART WITH POSSESSION OF THE AIRCRAFT (EXCEPT AS OTHERWISE PROVIDED IN THIS ARTICLE 10 OR FOR MAINTENANCE, MODIFICATION, TESTING AND REPAIR IN ACCORDANCE WITH APPLICABLE PROVISIONS HEREOF) AT ANY TIME WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR (SUCH CONSENT NOT TO BE UNREASONABLY WITHHELD OR DELAYED).

10.2	Lessor Costs

Lessee will indemnify Lessor on demand for all reasonable costs and expenses (including reasonable legal fees) incurred in connection with Lessor’s assessment of any subleasing proposal (whether or not Lessor’s consent to such sublease is ultimately given provided that such consent is not unreasonably withheld) and implementation of the sublease.

10.3	Prohibited Countries

No sublease will be permitted to any sublessee headquartered in, or having a principal place of operations in a Prohibited Country.

10.4	Approved Subleases

Notwithstanding anything herein to the contrary, and subject to receipt by Lessor of prior written notice from Lessee, Lessee may sublease the Aircraft to TACA International Airlines, S.A. (“TACA”) under a sublease agreement, provided that such agreement meets the requirement of this Article 10 and provided further that no less than the current equity participation of TACA in Lessee subsists. Such sublease to TACA may allow TACA to sub-sublease the Aircraft to one or more of the following affiliates: TACA Costa Rica, S.A., Trans American Airlines, S.A. d.b.a. TACA Perú, Lineas Aereas Costarricenses, S.A. and/or AVIATECA, S.A. (each a “Multiparty Sublessee”) under a sublease or multiparty sublease agreement (“Multiparty Sublease”), provided that such agreement meets the requirements of this Article 10, and provided further that at all times during the term of such agreement, each of the relevant Multiparty Sublessees shall be affiliated with and remain under the operational control of TACA.

No sublease (including any sublease to TACA and any Multiparty Sublease) may allow for the pre-payment of rent payable under any sublease or Multiparty Sublease to Lessee as sublessor thereunder, unless such rent has been assigned to Lessor or Lessor’s Lender as security in conformity of Article 10.5.

39(138)

Any sublease approved by Lessor (including any sublease to TACA and any Multiparty Sublease) will be for a term no greater than the remaining Lease Term. The applicable sublease agreement (including any sublease to TACA and any Multiparty Sublease) will be consistent with this Lease and shall contain provisions consistent with this Lease protecting Lessor’s title to the Aircraft, the Security Interest of any Lessor’s Lender and Lessor’s interest in this Lease, providing appropriate Lessor and Lessor’s Lender disclaimers and indemnities, regarding the maintenance and repair standards for the Aircraft and concerning the insurances which will be carried by or for the benefit of the sublessee or Multiparty Sublessee and the circumstances which constitute a Total Loss of the Aircraft. Any such sublease or Multiparty Sublease will be subject and subordinate to this Lease and to its effectiveness and should be terminated upon termination of this Lease for any reason whatsoever. For the avoidance of doubt, the parties agree that the subrogation described in Article 2482 of the Federal Civil Code shall not be applicable.

Lessor will have an opportunity to review any proposed sublease agreement (including any Multiparty Sublease) reasonably in advance in order to determine that it meets the requirements of this Article 10 and this Lease. Lessor shall be entitled to receive a copy thereof and to receive evidence of filing of the same at the Aviation Authority and at any other aviation authority or other authority or registry as required under applicable Law. Lessor may require an opinion of counsel in connection with any sublease or Multiparty Sublease, including an opinion concerning Lessor’s right to repossess the Aircraft and enforce any judgment obtained against any sublessee or any Multiparty Sublessee in the event of an Event of Default hereunder or under the sublease or Multiparty Sublease and to be subrogated to the rights of Lessee acting as sublessor thereunder if an Event of Default by Lessee shall occur and be continuing. Lessee will not amend the terms of any approved sublease agreement or Multiparty Sublease without the prior written consent of Lessor, such consent not to be unreasonably withheld.

10.5	Assignment of Sublease

Any approved sublease or Multiparty Sublease and any advanced payments received thereunder, will be assigned to Lessor or Lessor’s Lender (as directed by Lessor) as security. Lessee will deliver a copy of the sublease or Multiparty Sublease to Lessor and make any filings necessary to protect Lessor’s or Lessor’s Lender’s Security Interest and provide evidence of such filings to Lessor.

40(138)

10.6	Wet Leases

The wet leasing or charter of the Aircraft during the Lease Term (in which Lessee and its crews retain operational control of the Aircraft) will not be considered a sublease of the Aircraft and will be permitted without Lessor’s consent, provided that (a) the Aircraft remains registered in the State of Registration, (b) the Aircraft will neither be based in nor operated in or to a Prohibited Country, and (c) Lessee complies with Articles 9.2 and 16.9 hereunder.

10.7	Continued Responsibility of Lessee

Lessee will continue to be responsible for performance of its obligations under this Lease during any period of sublease or wet lease.

41(138)

11.	MAINTENANCE OF AIRCRAFT

11.1	General Obligation

During the Lease Term and until the Termination Date, Lessee alone has the obligation, at its expense, to maintain and repair the Aircraft, Engines, APU and all of the Parts (a) in accordance with the Maintenance Program, (b) in accordance with FAA FAR Part 129 (c) in accordance with the rules and regulations of the Aviation Authority, (d) in accordance with Manufacturer’s manuals, (e) in accordance with any other regulations or requirements necessary in order to maintain a valid Certificate of Airworthiness for the Aircraft at all times during the Lease Term and upon return of the Aircraft to Lessor for issuance of a Certificate of Airworthiness for transport category aircraft issued by the Aviation Authority and the FAA in accordance with FAA Part 21 (except during those periods when the Aircraft is undergoing maintenance, modification or repairs as required or permitted by this Lease and to the extent in conflict with the requirements of the Aviation Authority when the requirements of the Aviation Authority shall prevail solely when such shall be more strict or shall require the compliance of any requirements that shall not be already required by the FAA in accordance with FAR Part 129 and (f) in the same manner and with the same care as used by Lessee with respect to similar aircraft and engines operated by Lessee.

11.2	Specific Engine Requirements

11.2.1	No Engine will remain in an unserviceable condition for more than ninety (90) days. Notwithstanding the foregoing, such period may be extended to one hundred eighty (180) days, provided that (i) Lessee has caused the relevant Engine to be inducted into an FAA approved maintenance repair organization in a timely manner, (ii) such delay in return to serviceability is due to factors beyond Lessee’s control, (iii) the relevant Engine is not in an unserviceable condition on the Expiration Date, and (iv) Lessee uses diligent efforts to return the Engine to a serviceable condition as soon as possible, provided that Lessee has provided evidence of (i), (ii), to the extent applicable (iii), and (iv), all to Lessor’s reasonable satisfaction.

11.2.2	When replacing Parts in an Engine, Lessee will utilize only original equipment manufacturer parts (OEM parts). The foregoing will not apply to QEC and thrust reverser Parts. No FAA Designated Engineering Representative (DER) repairs will be allowed on the Engines, except with Lessor’s prior written approval, which shall not be unreasonably withheld.

11.2.3	Lessee will not discriminate against the Engines with respect to Overhaul build standards and LLP replacements as compared with other engines of the same make and model of the Engines operated by Lessee.

42(138)

11.2.4	With respect to any Engine shop visit of an Engine, Lessee will submit to Lessor at least thirty (30) days in advance the intended work scope of such shop visit for approval unless the shop visit is unscheduled, in which case the work scope will be submitted immediately when it becomes available to Lessee.

11.2.5	Lessee will not enter into any engine maintenance cost per flight hour, power-by-the-hour or similar agreement with the Engine manufacturer or any other Engine maintenance facility or organization without Lessor’s prior written consent. Lessee will at its cost be responsible for performing all work necessary to meet the return conditions with respect to the Engines set forth in Article 21 even if such work is not covered by Lessee’s engine maintenance agreement. Without limiting the foregoing, any such Engine maintenance agreement will provide that:

(a)	Lessor will receive and retain the monthly Engine Performance Restoration Maintenance Funds paid by Lessee until an Engine Performance Restoration Shop Visit has been completed;

(b)	Lessee will pay the Engine maintenance facility directly for any Engine Overhaul and repair costs (but not for any additional work requested by Lessor); and

(c)	Lessee will pay the Engine maintenance facility directly for any services provided by the Engine maintenance facility over and above repair of the Engines, such as trend monitoring, spare engines or spare parts.

Notwithstanding the foregoing, the parties recognize that the Engines will be subject to the fleet hour agreement between Lessee and the Engine manufacturer in effect on the Delivery Date.

11.3	Specific Obligations

Without limiting Article 11.1, Lessee agrees that such maintenance and repairs will include but will not be limited to each of the following specific items:

(a)	performance in accordance with the Maintenance Program of all routine and non-routine maintenance work;

(b)	incorporation in the Aircraft of all Airworthiness Directives, all alert service bulletins of Manufacturer, the Engine manufacturer and other vendors or manufacturers of Parts incorporated on the Aircraft. It is the intent of the parties that the Aircraft will not be discriminated from the rest of Lessee’s fleet in service bulletin compliance (including method of compliance) or other maintenance matters;

43(138)

(c)	incorporation in the Maintenance Program for the Aircraft of a corrosion prevention and control program as recommended by Manufacturer and the correction of any discrepancies in accordance with the recommendations of Manufacturer and its structural repair manual. In addition, all inspected areas will be properly treated with corrosion inhibitor in accordance with Manufacturer’s guidelines;

(d)	maintaining all maintenance documents, including flight logs, in English and in such a manner as required by the FAA and the Aviation Authority;

(e)	maintaining all historical records for on-condition, condition monitored, hard time and LLPs (including FAA Form 8130-3s) in English and in such manner as required by the FAA and the Aviation Authority; and

(f)	properly documenting in such a manner as required by the Aviation Authority all repairs, Modifications and alterations and the addition, removal or replacement of equipment, systems or components in accordance with the rules and regulations of the Aviation Authority and reflecting such items in the Aircraft Documentation and current status listings, also to include updating Manufacturer’s manuals. In addition, all repairs to the Aircraft will be accomplished in accordance with Manufacturer’s structural repair manual (or FAA approved data supported by an Airbus Repair Approval Sheet (RAS) or equivalent). All Modifications and alterations will also be accomplished in accordance with FAA approved data supported by a Design Organisation Approval or equivalent.

11.4	Replacement of Parts

11.4.1	Lessee, at its own cost and expense, will promptly replace all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered unfit or beyond economical repair for use for any reason. In the ordinary course of maintenance, service, repair, overhaul or testing, Lessee may remove any Part provided that Lessee replaces such Part as promptly as practicable. All replacement Parts will (a) be owned by Lessee free and clear of all Security Interests (except Permitted Liens) (or, if not owned by Lessee, Lessee guarantees to Lessor such title and clearance of all Security Interests), (b) be in airworthy condition and of at least equivalent model, service bulletin and modification status and have a value and utility at least equal to the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof and (c) have a current “serviceable tag” (FAA 8130-3 or equivalent) of the manufacturer or maintenance facility providing such items to Lessee, indicating that such Parts are new, serviceable or Overhauled.

44(138)

11.4.2	All Parts removed from the Airframe, any Engine or the APU will remain the property of Lessor and subject to this Lease no matter where located, until such time as such Parts have been replaced by Parts (which have been incorporated or installed in or attached to the Airframe, such Engine or the APU) which meet the requirements for replacement Parts specified above and title to such replacement Parts has passed to Lessor under the Laws of the State of Registration and the lex situs. To the extent permitted by the Laws of the State of Registration and the lex situs it is the intent of Lessor and Lessee that without further act and immediately upon any replacement Part becoming incorporated, installed or attached to the Airframe, an Engine or the APU as above provided, (a) title to the removed Part will thereupon vest in Lessee, free and clear of all rights of Lessor and Lessor’s Liens, (b) title to the replacement Part will thereupon vest in Lessor free and clear of all rights of Lessee and (c) such replacement Part will become subject to this Lease and be deemed to be a Part hereunder to the same extent as the Parts originally incorporated or installed in or attached to the Airframe, such Engine or the APU.

11.5	Removal of Engines

11.5.1	If an Engine is removed for testing, service, repair, maintenance, Overhaul work, alterations or Modifications, title to such Engine will at all times remain vested in Lessor.

11.5.2	Lessee will be entitled to remove any of the Engines from the Aircraft and install another engine or engines on the Aircraft, provided that Lessee complies with each of the following obligations:

(a)	the insurance requirements set forth in Article 16 and Exhibit C are in place;

(b)	Lessee ensures that the identification plates referred to in Article 13.7 are not removed from any Engine upon such Engine being detached from the Aircraft; and

(c)	title to the Engine remains with Lessor free from all Security Interests (except Permitted Liens) regardless of the location of the Engine or its attachment to or detachment from the Aircraft.

11.6	Installation of Engines on Other Aircraft

Any Engine removed from the Aircraft may be installed on another aircraft in Lessee’s fleet which utilizes engines of the same type as the Engine provided that one of the situations described in this Article 11.6 exists:

11.6.1	Lessee or Lessor has title to such other aircraft free and clear of all Security Interests (except Permitted Liens).

45(138)

11.6.2	All of the Creditors of Lessee of such aircraft enter into an engines cooperation, recognítion of rights or similar agreement with Lessor, in form and substance acceptable to Lessor, acting reasonably to recognize one another’s rights in the engines. Lessee will reimburse Lessor for its costs and expenses (including reasonable legal fees) in negotiating and finalizing any such agreement with Lessee and its Creditors.

11.6.3	Such other aircraft is subject to a Creditor Agreement (but no other Security Interests except Permitted Liens) which by its terms expressly or effectively states that such Creditor will not acquire any right, title or interest in any Engine by reason of such Engine being installed on such aircraft (such agreement may be subject to reciprocal agreements by Lessor). Lessee hereby agrees that if Lessor’s title to an Engine is in fact divested under any such Creditor Agreement, such will be a Total Loss of such Engine and the provisions of Article 17.5 will apply. To the extent another Creditor Agreement contains such provisions, then Lessor hereby agrees for the benefit of the Creditor of such Creditor Agreement that neither Lessor nor its successors or assigns nor any person lawfully claiming by or through Lessor will acquire or claim any right, title or interest in any engine in which Lessee or another Creditor has an interest as a result of such engine being installed on the Airframe nor any right, title or interest in any aircraft on which an Engine may be installed.

11.7	Removal of APU

11.7.1	If the APU is removed for testing, service, repair, maintenance, Overhaul work, alterations or Modifications, title to the APU will at all times remain vested in Lessor.

11.7.2	Lessee will be entitled to remove the APU from the Aircraft and install another auxiliary power unit on the Aircraft, provided that Lessee complies with each of the following obligations:

(a)	the insurance requirements set forth in Article 16 and Exhibit C are in place;

(b)	Lessee ensures that the identification plates referred to in Article 13.7 are not removed from the APU; and

(c)	title to the APU remains with Lessor free from all Security Interests (except Permitted Liens) regardless of the location of the APU or its attachment to or detachment from the Aircraft.

11.8	Modifications

11.8.1	No modification, alteration, addition or removal to the Aircraft (“Modification”) expected to cost over *****

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

46(138)

*****, or material deviation from the Aircraft’s original type design or configuration will be made without the prior written consent of Lessor, which consent shall not be unreasonably withheld. “Modifications” do not include Airworthiness Directives or Manufacturer’s service bulletins or other mandatory orders required under this Lease, for compliance of which Lessor’s consent is not required.

11.8.2	Lessor may review Lessee’s proposed designs, plans, engineering drawings and diagrams, and flight and maintenance manual revisions for any proposed Modification. If requested by Lessor, Lessee will furnish Lessor (at Lessee’s expense) with such documents in final form and any other documents required by Law, as a result of such Modification. All Modifications incorporated on the Aircraft will be properly documented in English in the Aircraft Documentation, to include being incorporated within the applicable maintenance and operations manuals, and will be approved by the FAA and the Aviation Authority on the Termination Date.

11.8.3	Notwithstanding any other provision of this Lease, no Modification will be made which has the effect of decreasing the utility or value of the Aircraft or invalidating any warranty applicable to the Aircraft.

11.8.4	No Modification will be made by Lessee if an Event of Default exists and is continuing hereunder.

11.8.5	Unless otherwise agreed by Lessor in writing, all permanent or structural Modifications will forthwith become a part of the Aircraft and Lessee relinquishes to Lessor all rights and title thereto. However, all temporary and non-structural Modifications will remain the property of Lessee and, at Lessor’s request (or in the event that Lessee elects to keep such Modifications) will at Lessee’s cost, be removed from the Aircraft prior to return of the Aircraft, with Lessee restoring the Aircraft to the condition it was in prior to the Modification in a manner cosmetically acceptable to Lessor acting reasonably. Notwithstanding the foregoing, no such removal will be permitted without Lessor’s permission during the continuance of an Event of Default hereunder and immediately upon the occurrence of an Event of Default hereunder, without the requirement of any further act or notice, all right, title and interest in such Modifications will immediately vest in Lessor without prejudice or detriment of any outstanding obligations of Lessee, in the understanding that the vesting of rights, title and interest in such Modifications by Lessor shall in no form be considered to be in payment of any outstanding obligations of Lessee nor in any form construed or interpreted as a conventional penalty or as a remedy for an Event of Default of Lessee. Notwithstanding the foregoing, in absence of an Event of Default at the end of the Lease Term, title to any such temporary and non-structural Modifications will vest or, if applicable, revest in Lessee.

11.8.6	Lessor will bear no liability for the cost of Modifications of the Aircraft whether in the event of grounding or suspensions of certification, or for any other cause.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

47(138)

11.9	Performance of Work by Third Parties

Whenever maintenance and repair work on the Aircraft or Engines will be regularly performed by a Person other than Lessee, such Person will be an FAA authorized repair station. In addition, Lessee shall obtain Lessor’s consent to the maintenance facility that will perform “C” check maintenance on the Aircraft (such consent not to be unreasonably withheld, however, such consent is contingent upon such Person being approved by the Aviation Authority). For the purposes hereof, and provided that Aeromantenimiento S.A. shall remain an FAA or EASA certified maintenance facility, Lessor shall be deemed to have approved the performance of any maintenance, repairs, testing, inspections and modifications in relation to the Aircraft by such facility.

11.10	Reporting Requirements

11.10.1	Commencing with a report furnished fifteen (15) days after the end of the calendar month of the Delivery Date, Lessee will furnish to Lessor a Monthly Report in English in the form attached hereto as Exhibit H. Each Monthly Report will be furnished within fifteen (15) days after the end of each calendar month during the Lease Term, except that the Monthly Report pertaining to the last month(s) (or any portion thereof) of flying will be furnished to Lessor on the Termination Date.

11.10.2	Upon Lessor’s request, however not more frequently than two (2) times in any period of twelve (12) months, Lessee will provide to Lessor a Technical Evaluation Report in English for the Aircraft in the form and substance of Exhibit I, as revised.

11.10.3	Lessee will provide Lessor with an electronic copy of all heavy maintenance or modification work, including all applicable approval certification, that has occurred on the Aircraft as soon as practicable after the event, but no later than three (3) months after such work has been accomplished.

11.10.4	From time to time, Lessee will provide Lessor with such other technical information or documents as Lessor may reasonably request.

11.11	Lessor Rights to Inspect Aircraft

On reasonable notice, but not more frequently than once annually unless (i) a Default or an Event of Default has occurred and is continuing or Lessor is inspecting in order to verify cure or correction of any such Default or Event of Default, (ii) Lessor has reason to believe that a Default or an Event of Default may have occurred, (iii) during the last twelve (12) months of the Lease Term, Lessor is actively marketing the Aircraft for sale or reletting following the Expiration Date and has notified Lessee of the same in writing (in which case all inspections other than a follow up inspection for purposes of confirming cure of a Default with respect to such remarketing efforts shall be a Lessor’s

48(138)

cost notwithstanding anything to the contrary), Lessor and/or its authorized agents or representatives will have the right to inspect the Aircraft and Aircraft Documentation, which inspection shall be performed at Lessor’s cost unless a Default or Event of Default has occurred and is continuing or is discovered during such inspection, in which event Lessee shall pay or reimburse Lessor for such costs duly evidenced and supported promptly following demand. Lessor agrees that such requests will be coordinated with Lessee so as to cause as little practical disturbance to Lessee’s operation, use of the Aircraft and its personnel as practically possible having due regard to Lessor’s legitimate interest as Lessor to inspect the Aircraft. Lessee agrees to cooperate with Lessor reasonably in making the Aircraft and Aircraft Documentation available to such inspections. Lessor will have no duty to make any such inspection and will not incur any liability or obligation by reason of (and Lessee’s obligation to maintain the Aircraft at all times in the condition required by this Lease and Lessee’s indemnity obligations pursuant to Article 15 will apply notwithstanding) not making any such inspection or by reason of any reports it receives or any reviews it may make of the Aircraft records. Lessee shall comply with the reasonable requests of Lessor’s representatives during the course of an inspection including any request to open quick release panels or if Lessor has reason to believe that a discrepancy exists in relation to Lessee’s maintenance obligations or the condition of the Aircraft required hereunder, open any other panels or exposing any bays, and, if required, to travel on the flight deck of the Aircraft as an observer, subject to any applicable Regulations or insurance restrictions.

11.12	Airworthiness Directives Cost Sharing

Subject to the provisions of Article 0 (mutatis mutandis), in the event that an Airworthiness Directive is issued after the Delivery Date which Airworthiness Directive requires a modification to the Aircraft which must be performed or terminated prior to the Expiration Date or within One Hundred Eighty (180) days thereafter and the cost of which is in excess of *****, Lessor shall reimburse Lessee for the portion of such cost over ***** in accordance with the following formula:

*****

Where:

*****

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

49(138)

*****

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

50(138)

12.	USE OF MAINTENANCE FUNDS

12.1	Airframe Structural Maintenance Fund

12.1.1	Lessor will contribute the full amount of the Airframe Structural Maintenance Fund pertaining to the 6Y checks upon completion or performance of a 6Y check as described in the Maintenance Program and the rectification of any structural deficiencies resulting from such inspection. The amount to be paid by Lessor to Lessee hereunder will correspond to the full amount paid in to the Airframe Structural Maintenance Fund (6Y Check) as of the completion date of such “6Y” Check.

12.1.2	Lessor will contribute the full amount of the Airframe Structural Maintenance Fund pertaining to both the “6Y” check and the “12Y” check upon completion or performance of a 12Y check, provided all such checks are completed during the same maintenance visit, as described in the Maintenance Program and the rectification of any structural deficiencies resulting from such inspection. The amount to be paid by Lessor to Lessee hereunder will correspond to the full amount paid in to the Airframe Structural Maintenance Fund (6Y Check and 12Y Check) as of the completion date of such “12Y” structural check.

12.2	Engine Performance Restoration Maintenance Fund

Lessor will contribute from the Engine Performance Restoration Maintenance Fund applicable to an Engine at the completion of the Engine Performance Restoration Shop Visit. The amount available for contribution hereunder will correspond to:

(a)	for the first Engine Performance Restoration Shop Visit for such Engine since new, ***** multiplied by the total number of Flight Hours consumed on such Engine at the time of removal, provided that such amount has been paid by Lessee to the applicable Engine Performance Restoration Maintenance Fund as of the completion date of such Engine Performance Restoration Shop Visit;

(b)	for any subsequent Engine Performance Restoration Shop Visits for such Engine, the full amount paid in to the applicable Engine Performance Restoration Maintenance Fund as of the completion date of such Engine Performance Restoration Shop Visit less any amount contributed pursuant to sub-section (a) above.

51(138)

12.3	Engine LLP Maintenance Fund

Lessor will contribute from the Engine LLP Maintenance Fund applicable to an Engine for the actual out-of-pocket materials cost without overhead, Lessee mark-up or profit associated with the replacement of LLPs in such Engine during completed Engine Performance Restoration Shop Visits reduced by the amount of any Waste Expense, with work performed for all other causes excluded. “Waste Expense” means in respect of any LLP removed and having a stub life in excess of ten percent (10%) of the full life of such LLP) the product of (a) the number of unused cycles on a life-limited Part at the time such life-limited Part is removed for replacement multiplied by (b) the quotient of (i) the cost of the new replacement life-limited Part divided by (ii) the number of cycles which constitutes the approved life of such life-limited Part. Subject to Article 12.7 and excluding exchange fees and handling, packaging and shipping charges, the amount available for contribution hereunder will be up to the amount in the Engine LLP Maintenance Fund applicable to such Engine at the time of completion of such Engine Performance Restoration Visit.

12.4	APU Maintenance Fund

Lessor will contribute the full amount of the APU Maintenance Fund for a Heavy Repair of the APU. The amount to be paid by Lessor to Lessee hereunder will correspond to the amount paid in to the APU Maintenance Fund as of the date of completion of the Heavy Repair of the APU.

12.5	Landing Gear Maintenance Fund

Lessor will contribute the full amount of the Landing Gear Maintenance Fund for an Overhaul of the Landing Gear. The amount to be paid by Lessor to Lessee hereunder will correspond to the amount paid in to the Landing Gear Maintenance Fund as of the date of completion of the Landing Gear Overhaul.

12.6	Contribution

Subject to Article 26.4, Lessee will be entitled to claim the contribution of Lessor from the Maintenance Funds after the relevant work is completed and the Airframe, Engine, APU or Landing Gear has left the repair agency, by submitting evidence of completion of the corresponding workscope and proper documentation within ninety (90) days after completion of the work. For the Airframe, proper documentation includes without limitation a list of all routine and non-routine work cards with corresponding references to the MPD and an itemized invoice showing all labor and materials report. For both the Engines and APU, proper documentation includes without limitation a detailed description of the reason for removal, a shop teardown report, a shop findings report, a full description of the work scope, a completed LLP status listing both

52(138)

prior to and after the shop visit, information whether or not credits were provided due to life remaining on any removed LLPs and the amount of any such credits. For the Landing Gear, proper documentation includes without limitation evidence detailing the labor and material, total calendar time, hours and cycles on the Landing Gear both prior to and after the Overhaul. Additional documentation required for the Engine, APU and Landing Gear will include all back-to-birth documentation for any LLPs changed during such Overhaul.

12.7	Contribution Adjustment

Contribution from the Maintenance Funds will not be available for, items resulting from repairs for which Lessee has received proceeds of insurance or payments under any applicable warranties or required as a result of an Airworthiness Directive, manufacturer’s service bulletin, non-routine or unscheduled maintenance, faulty maintenance or installation, improper operations, misuse, neglect, accident, incident, ingestion, foreign object damage or other accidental cause (except to the extent the same results in the full restoration per the agreed criteria for reimbursement listed in each of the above-referenced items under this Article 12), external Engine Parts including quick engine change (QEC) Parts, thrust reversers or any of their associated components.

12.8	Costs in Excess of Maintenance Funds

Lessee will be responsible for payment of all costs in excess of the amounts contributed hereunder. If on any occasion the balance in the Airframe Structural Maintenance Fund, Engine Performance Restoration Maintenance Fund for a particular Engine, Engine LLP Maintenance Fund for a particular Engine, APU Maintenance Fund or Landing Gear Maintenance Fund (at the time of the structural check, in the case of the Airframe, or at the time of removal, in the case of an Engine, the APU and the Landing Gear) is insufficient to satisfy a claim for contribution in respect of the Airframe, such Engine, the APU or the Landing Gear, as applicable, the shortfall may not be carried forward or made the subject of any further claim for contribution.

12.9	Contribution after Termination Date and Retention of Maintenance Funds

Lessee may not submit any request for contribution from the Maintenance Funds after the Termination Date unless prior to such date Lessee has notified Lessor in writing that such outstanding request for contribution will be submitted after the Termination Date and the anticipated amount together with supporting documentation pursuant to Article 12.6. So long as Lessee has provided such notice to Lessor, Lessee may then submit such satisfactory evidence at any time within sixty (60) days after the Termination Date, provided however that Lessee may reasonably request an extension for an

53(138)

additional period to be agreed between Lessor and Lessee. Subject to the foregoing, any balance remaining in the Maintenance Funds on the Termination Date will be retained by Lessor, except in case of a Total Loss of the Aircraft or the Airframe, in which case Lessor will contribute to Lessee the balance of the Maintenance Funds held by Lessor on the Termination Date upon the payment of the Agreed Value.

54(138)

13.	TITLE, REGISTRATION AND IDENTIFICATION PLATES

13.1	Title to the Aircraft

Title to the Aircraft will be and remain vested in Lessor. Lessor and Lessee intend this Lease to be a “true lease”. Lessee will have no right, title or interest in the Aircraft except as provided in this Lease.

13.2	Registration of Aircraft

Throughout the Lease Term, Lessee shall, at its sole cost and expense (i) register and maintain the registration of the Aircraft in the name of Lessor as owner and lessor of the Aircraft under this Lease at the aviation section of the register of aircraft maintained by the Aviation Authority in the State of Registration and, when and to the extent such shall become applicable, at the International Registry under the terms provided by the Cape Town Convention; and (ii) from time to time take all other steps and file or cause to be filed with the Aviation Authority and/or any and all appropriate registries of property or security interests in property any mortgage, any assignment or other similar instruments required by Law (including the Geneva Convention and the Cape Town Convention, if applicable) or as Lessor and/or Lessor’s Lender may request to protect, preserve, maintain and perfect the rights, title and interests of Lessor and at Lessor’s cost and expense, Lessor’s Lender in and to the Aircraft, this Lease and any other document relating to the transactions contemplated herein in the State of Registration, Mexico or in any other jurisdiction in or over which the Aircraft may be operated at any time (including, but not limited to, amending this Lease and any other document relating to the transactions contemplated herein or taking such other action in connection herewith or therewith, as may be necessary and consistent with the business, commercial, economic and other agreements of the parties as expressed herein, to comply with the Cape Town Convention, if applicable). Lessee shall not take any action or omit to take any action that may invalidate any such registration or otherwise prejudice the rights, title and interests of Lessor and Lessor’s Lender in and to the Aircraft, this Lease and/or any other document relating to the transactions contemplated herein. Lessee shall provide Lessor with evidence of such registration as soon as it becomes available. Lessee shall insure that the original certificate of registration for the Aircraft is kept on the Aircraft or, where it is permitted to be removed, in safe custody or as otherwise required by applicable Law.

13.3	Registration of this Lease

In accordance with the requirements of the Law from time to time, Lessee at its cost and expense, except as otherwise provided herein, will cause this Lease and any amendments, assignments, novations or agreements that are entered

55(138)

into by the parties in accordance with its terms to be kept, filed, recorded and refiled or rerecorded in the State of Registration and in any other jurisdiction necessary to protect Lessor’s rights and, at Lessor’s cost, Lessor’s Lender’s Security Interest hereunder. Lessor will, at Lessee’s cost, cause this Lease to be translated into Spanish for the purpose of registering this Lease with the Aviation Authority on or prior to Delivery.

13.4	Registration of Title

Lessee at its sole cost and expense will cause the bill of sale evidencing Lessor’s title and ownership interest in respect to the Aircraft to be kept, filed, recorded and refiled or rerecorded in the State of Registration and in any other jurisdiction where necessary to protect Lessor’s ownership rights in respect to the Aircraft.

13.5	Registration of Security Interest

Lessee, at Lessor’s cost and expense, will cause any mortgage or other document creating or evidencing any Security Interest of Lessor’s Lender in respect to the Aircraft to be kept, filed, recorded and refiled or rerecorded in the State of Registration and in any other jurisdiction necessary to protect the rights and interests of Lessor’s Lender under such Security Interest.

13.6	Evidence of Registration and Filings

At Delivery, Lessee will furnish to Lessor and Lessor’s Lender an opinion of counsel substantially in the form of Exhibit K hereto and other evidence satisfactory to Lessor of the registrations and filings required to be made on or prior to Delivery. After completion of the post-Delivery requirements stipulated in Article 6.3, Lessee will furnish to Lessor any other evidence satisfactory to Lessor confirming that all such registrations and flings have been completed. Thereafter, Lessee will furnish to Lessor and Lessor’s Lender other evidence satisfactory to Lessor of the registrations and filings required hereunder as Lessor may request from time to time.

13.7	Identification Plates

On the Delivery Date (or, in case of the APU, as soon as practicable thereafter), Lessee will affix, or arrange to affix, and at all times during the Lease Term maintain in a prominent position on the Airframe, each Engine and the APU fireproof metal identification plates bearing a legible inscription stating the relevant serial number and denoting the name of (i) Lessor as owner, (ii) Lessor’s Lender as mortgagee, if applicable, and (iii) Lessee as operator. Lessee will not allow the name of any other person to be placed on the Airframe, any Engine or the APU as a designation that constitutes a claim of ownership or a claim of any Security Interest, provided that nothing shall prohibit Lessee from placing its customary colors and insignia on the Airframe.

56(138)

14.	TAXES

14.1	General Obligation of Lessee

Except as set forth in Article 14.2, Lessee agrees to pay promptly when due, and to indemnify and hold harmless each of Lessor and Lessor’s Lender (each a “Tax Indemnitee” and together the “Tax Indemnitees”) on a full indemnity basis from, all license and registration duties and all taxes, fees, levies, imposts, duties, charges, deductions or withholdings of any nature (including without limitation any asset, value added, franchise, transfer, sales, gross receipts, use, business, excise, turnover, personal property, stamp or other tax, duty or benefit (aprovechamientos)) together with any assessments, penalties, fines, additions to tax or interest thereon, however or wherever imposed (whether imposed upon Lessee, Lessor or any other Tax Indemnitee, on all or part of the Aircraft, the Engines or otherwise), by any Government Entity or taxing authority upon or with respect to, based upon or measured by any of the following (collectively “Taxes”):

(a)	the Aircraft, Engines, APU or any Parts;

(b)	the use, operation or maintenance of the Aircraft or carriage of passengers or freight during the Lease Term and until the Termination Date;

(c)	this Lease, the payments due hereunder and the terms and conditions hereof; and

(d)	the ownership, financing, delivery, import (including duties payable in connection with the importation of the Aircraft into Mexico) or export, return, sale, payment of Total Loss Proceeds or other disposition of the Aircraft.

14.2	Exceptions to Indemnity

The indemnity provided for in Article 14.1 does not extend to any of the following Taxes (“Excluded Taxes”):

(a)	Taxes imposed upon a Tax Indemnitee on the net income, capital gains, profits, turnover, gross receipts or net worth of a Tax Indemnitee or franchise or similar Taxes imposed on a Tax Indemnitee;

(b)	Taxes imposed upon a Tax Indemnitee attributable solely to facts or circumstances occurring during the period prior to Delivery or after the Termination Date and return of the Aircraft in the condition required hereunder;

57(138)

(c)	Taxes imposed upon a Tax Indemnitee to the extent attributable solely to such Tax Indemnitee’s willful misconduct or breach of this Lease or any agreement, document or instrument entered into and/or delivered in connection herewith (unless such breach was caused by an act or omission of Lessee);

(d)	Taxes imposed upon a Tax Indemnitee as a result of a sale, assignment, transfer or other disposition, whether voluntary or involuntary, by a Tax Indemnitee of all or any part of its interests in the Aircraft and/or this Lease other than any such disposition arising as a result of the enforcement of any remedies by Lessor or Lessor’s Lender in connection with an Event of Default or a Total Loss;

(e)	Taxes imposed upon a Tax Indemnitee as a result of any past, present or future activities of such Tax Indemnitee in the jurisdiction imposing any such Taxes which are unrelated to the transactions contemplated by this Lease;

(f)	Taxes attributable to a Lessor’s Lien or to the extent that such Taxes would not have arisen or been assessed in the absence of a Lessor’s Lien;

(g)	Taxes which, absent any Default by Lessee, constitute penalties, fines or interest imposed on Taxes indemnified by Lessee hereunder where the imposition of such penalties, fines or interest is caused solely by reason of the failure of any Tax Indemnitee to file tax returns pursuant to the requirements in any relevant jurisdiction so long as such Tax Indemnitee is given notice about such filing requirement reasonably in advance of the applicable filing deadline and such Tax Indemnitee fails to exercise reasonable diligence and file such return;

(h)	Taxes for which a Tax Indemnitee has received full payment under any other provision of this Lease;

(i)	Taxes which are not yet due or are being contested in good faith by appropriate proceedings, during the pendency of such proceedings; and

(j)	Taxes or additional or incremental Taxes to the extent the same are attributable to the failure of a Tax Indemnitee to give timely notice of a claim under this Article 14 and/or to take timely action in contesting or permitting the contest of any such Tax which may be contested by such Tax Indemnitee or, in accordance with this Article 14, Lessee if required to take such action, but only if such failure precludes or prejudices a contest of the relevant Tax(es).

58(138)

14.3	After Tax Basis

The amount which Lessee is required to pay with respect to any Taxes indemnified against under Article 14.1 is an amount sufficient to restore the affected Tax Indemnitee on an after tax basis to the same position in which such Tax Indemnitee would have been if such Taxes had not been incurred.

14.4	Timing of Payment

Any amount payable to a Tax Indemnitee pursuant to this Article 14 will be paid within ten (10) Business Days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, provided, however, that such amount need not be paid by Lessee prior to the earlier of (a) the date any Tax is payable to the appropriate Government Entity or taxing authority or (b) in the case of amounts which are being contested by Lessee in good faith by appropriate proceedings or by such Tax Indemnitee pursuant to Article 14.5, the date such contest is finally resolved.

14.5	Contests

If a claim is made against a Tax Indemnitee for Taxes with respect to which Lessee is liable for a payment or indemnity under this Lease or for a “gross-up” pursuant to Article 4.8 of this Lease, such Tax Indemnitee will promptly give Lessee notice in writing of such claim, provided, however, that such Tax Indemnitee’s failure to give notice will not relieve Lessee of its obligations hereunder except to the extent such failure materially impairs or precludes Lessee’s ability to contest the claim or results in penalties, interest or additions to Taxes which are attributable to such delay, to the extent of such penalties, interest or additions. So long as (a) a contest of such Taxes does not involve any likelihood of the sale, forfeiture or loss of the Aircraft or any interest therein, and (b) adequate reserves have been made or set aside in accordance with Financial Information Norms or “Normas de Información Financiera” (NIF) for such Taxes or, if required, an adequate bond has been posted, then such Tax Indemnitee at Lessee’s written request will in good faith, with due diligence and at Lessee’s expense, contest (or permit Lessee to contest in the name of Lessee or such Tax Indemnitee) the validity, applicability or amount of such Taxes.

14.6	Refunds

Upon receipt by Tax Indemnitee of a refund of all or any part of any Taxes (including any deductions or withholdings referred to in Article 4.8) which Lessee has paid, such Tax Indemnitee will pay to Lessee the net amount of such Taxes refunded.

59(138)

14.7	Cooperation in Filing Tax Returns

Lessee and the Lessor will cooperate with one another in providing information which may be reasonably required to fulfill each party’s tax filing requirements and any audit information request arising from such filing.

14.8	Survival of Obligations

The representations, warranties, indemnities and agreements of Lessee provided for in this Article 14 will survive the Termination Date.

14.9	Protection

Each of the Tax Indemnitees shall be entitled to all rights of ‘Lessor’ under this Article 14, mutatis mutandis, and may enforce the provisions of such article directly against Lessee, subject to the terms hereof.

14.10	Mitigation

If Lessee is required to pay, indemnify against, reimburse, deduct or withhold any Taxes under this Lease, Lessor agrees, at Lessee’s request and at Lessee’s cost and expense, to use reasonable efforts to cooperate with Lessee in order to mitigate such Taxes.

60(138)

15.	INDEMNITIES

15.1	General Indemnity

Except as set forth in Article 15.2, Lessee agrees to indemnify and hold harmless each of Lessor and Lessor’s Lender and their respective successors, permitted assigns, shareholders, members, beneficial interest owners, subsidiaries, affiliates, trustees, directors, officers, duly appointed agents, servants, employees and designated representatives (individually an “Indemnitee” and collectively “Indemnitees”) from any and all liabilities, obligations, losses, damages and prejudices, penalties, claims, actions, suits, costs, disbursements and expenses (including legal fees, costs and related expenses) of every kind and nature (collectively “Damages and Prejudices”), which are imposed on, incurred by or asserted against any Indemnitee and which are in any way related to, based on or arise out of any of the following:

(a)	this Lease or the transactions contemplated hereby;

(b)	the operation, possession, use, non-use, control, leasing, subleasing, maintenance, storage, overhaul, testing or inspections of the Aircraft, any Engine, the APU or any Part (whether by Lessee, any sublessee or any other Person) during the Lease Term and until the Termination Date (including the acceptance flights at return), whether or not the same is in compliance with the terms of this Lease, including without limitation claims for death, personal injury, property damage, other loss or harm to any Person and claims relating to any Laws, including without limitation environmental control, noise and pollution laws, rules or regulations;

(c)	the manufacture, design, acceptance by Lessee or any sublessee, rejection by Lessee or any sublessee, delivery to Lessee or any sublessee, return by Lessee or any sublessee, sale arising as the direct consequence of an Event of Default, import by Lessee or any sublessee, export by Lessee or any sublessee, condition, repair, Modification, servicing, enforcement of warranties whether in Lessor’s or Lessee’s name, customer, product support, information or training provided by Manufacturer and other vendors, airworthiness, registration, re-registration, performance, sublease, merchantability, fitness for use, substitution or replacement of the Aircraft, an Engine, the APU or any Part under this Lease or other transfer of use or possession of the Aircraft, an Engine, the APU or any Part prior to the Termination Date, including without limitation latent and other defects, whether or not discoverable and patent, trademark or copyright infringement;

61(138)

(d)	the prevention or attempt to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of the Aircraft, or in securing the release of the Aircraft; or

(e)	without duplication of amounts recovered under Article 23 hereof, as a consequence of any Default or Event of Default by Lessee or any Sublessee.

The foregoing indemnity by Lessee is intended to include and cover any Damages and Prejudices to which an Indemnitee may be subject (in contract, tort, strict liability or under any other theory) regardless of the negligence, active or passive or any other type, of such Indemnitee, so long as such Damages and Prejudices does not fall within any of the exceptions listed in Article 15.2.

15.2	Exceptions to General Indemnities

The indemnity provided for in Article 15.1 will not extend to the following Damages and Prejudices of any Indemnitee:

(a)	Damages and Prejudices which result or arise from the willful misconduct or breach of any obligation, covenant, representation or warranty of such Indemnitee;

(b)	Damages and Prejudices which result or arise from facts and circumstances which are attributable to acts or events which occur after the Termination Date and return of the Aircraft to Lessor in the condition required hereunder, but in any such case only to the extent not attributable to acts or omissions of Lessee during the Lease Term;

(c)	Damages and Prejudices which result or arise from facts or circumstances occurring prior to the Delivery Date;

(d)	Damages and Prejudices which are representing Taxes covered by Lessee’s indemnity obligations under Article 14 hereof;

(e)	Damages and Prejudices which are attributable to a sale, assignment, transfer or other conveyance of any right, title or interest of an Indemnitee in or to the Aircraft and/or this Lease, unless the same results from the existence of an Event of Default, Total Loss or the exercise of remedies by Lessor; or

(f)	Damages and Prejudices which constitute normal operating or overhead expenses of Lessee.

62(138)

15.3	After Tax Basis

The amount which Lessee will be required to pay with respect to any Damages and Prejudices indemnified against under Article 15.1 will be an amount sufficient to restore the Indemnitee, on an after tax basis, to the same position such Indemnitee would have been in had such Damages and Prejudices not been incurred.

15.4	Timing of Payment

It is the intent of the parties that each Indemnitee will have the right to indemnification for Damages and Prejudices hereunder as soon as a claim is made and as soon as such Damages and Prejudices are incurred, whether or not such claim is meritorious and whether or not liability is established (but subject to Article 15.8). Lessee will pay an Indemnitee for Damages and Prejudices pursuant to this Article 15 within five (5) Business Days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity, unless Lessee is contesting such claim in good faith by appropriate proceedings in which case payment, if due, will be made within five (5) Business Days of final determination of such contest.

15.5	Subrogation

Upon the payment in full of any indemnity pursuant to this Article 15 by Lessee, Lessee will be subrogated to any right of the Indemnitee in respect of the matter against which such indemnity has been made.

15.6	Notice

Each Indemnitee and Lessee will give prompt written notice one to the other of any liability of which such party has knowledge for which Lessee is, or may be, liable under Article 15.1, provided, however, that failure to give such notice will not terminate any of the rights of Indemnitees under this Article 15, except to the extent a failure by an Indemnitee to provide such notice materially impairs, precludes or prejudices Lessee’s right or ability to defend and/or contest the claim giving rise to the Indemnitee’s claim under this Article 15.

15.7	Refunds

Upon receipt by an Indemnitee of a refund, insurance proceeds or other recovery of amounts which Lessee has paid pursuant to this Article 15, such Indemnitee will pay to Lessee the net amount of such amounts received.

63(138)

15.8	Defense of Claims

Unless a Default or Event of Default has occurred and is continuing, Lessee and its insurers will have the right (in each such case at Lessee’s sole expense) to investigate or, provided that Lessee (or its insurers to the extent such claim is covered by insurance) have not reserved the right to dispute liability with respect to any insurance policies pursuant to which coverage is sought, defend or compromise any claim for which indemnification is sought pursuant to Article 15.1 and each Indemnitee will cooperate with Lessee or its insurers with respect thereto. If Lessee or its insurers are retaining attorneys to handle such claim, such counsel must be reasonably satisfactory to the Indemnitees. If not, the Indemnitees will have the right to retain counsel of their choice at Lessee’s expense.

15.9	Survival of Obligation

Notwithstanding anything in this Lease to the contrary, the provisions of this Article 15 will survive the Termination Date and continue in full force and effect notwithstanding any breach by Lessor or Lessee of the terms of this Lease, the termination of the lease of the Aircraft to Lessee under this Lease or the repudiation by Lessor or Lessee of this Lease.

64(138)

16.	INSURANCE

16.1	Categories of Insurance

From the Delivery Date and throughout the Lease Term and until the Termination Date, Lessee will, at its own expense, effect and maintain in full force and effect the types of insurance and amounts of insurance (including deductibles) described in Exhibit C through reputable aviation insurance brokers and insurers as may be reasonably acceptable to Lessor in Mexico City, London, New York or such other insurance markets as mutually agreed upon by the parties. Pursuant to Exhibit C, (i) Lessee will cause Lessor or Lessor’s Lender, as designated by Lessor, to be named as loss payee or contract party for the Agreed Value under the hull and spares insurances required to be maintained by Lessee under the Lease and (ii) Lessee will cause Lessor, Lessor’s Lender and each Indemnitee and each of their respective successors, permitted assigns, shareholders, members, beneficial interest owners, subsidiaries, affiliates, trustees, directors, officers, agents, servants, employees and representatives to be named as additional insureds under Lessee’s aviation and general third party liability insurance maintained by Lessee under this Lease.

16.2	Write Back of Any Date Recognition Exclusion

In the event any of Lessee’s insurances (either the primary insurance or the reinsurance) contain any date recognition exclusion clause or similar clause excluding from such insurance coverage damage to any property (including the Aircraft) or death or injury to any person on account of accidents, incidents or occurrences caused by date recognition or other Year 2000 related problems, Lessee at its cost will obtain for the benefit of itself and Lessor the broadest write back available in the London insurance market with respect to such exclusion.

16.3	Third Party War Liability Insurance

Lessee will carry third party war risk liability insurance in the amount required by Exhibit C.

16.4	Installation of Third Party Engine

If Lessee installs an engine not owned by Lessor on the Aircraft, either (a) Lessee’s hull insurance on the Aircraft will automatically increase to such higher amount as is necessary in order to satisfy Lessor or Lessor’s Lender’s, as applicable, requirement to receive the Agreed Value in the event of a Total Loss and the amount required by the third party engine owner or (b) separate additional insurance on such engine will attach in order to satisfy separately the requirements of the Lessee to such third party engine owner.

65(138)

16.5	Insurance for Indemnities

The insurance referred to in Article 16.1 will in each case include and insure (to the extent of the risks covered by the policies) the indemnity provisions of Article 15 and Lessee will cause Lessor and Lessor’s Lender to be named as additional insureds in respect of the coverage provided by Lessee’s Third Party Legal Liability and Products Liability insurance for a period of two (2) years following the Termination Date. Such Policies shall be maintained in accordance with prudent industry practice for similarly situated air carriers.

16.6	Renewal

Prior to the expiration or termination date of any insurance required hereunder, Lessee will provide Lessor with fax confirmation from Lessee’s insurance brokers that the insurances required hereunder have been renewed or replaced in conformity with the provisions hereof effective as of such termination date and that a renewal Certificate of Insurance and Brokers’ Letter of Undertaking evidencing such renewal or replacement and complying with Exhibit C will be issued no later than on the termination date of the prior certificate and furnished to Lessor within seven (7) days after such renewal.

16.7	Assignment of Rights by Lessor

If Lessor assigns, transfers or otherwise conveys all or any portion of its rights in or to the Aircraft or this Lease as permitted by and in conformity with the relevant provisions of this Lease, Lessee will, upon request, procure that such Person be added as loss payee and/or additional insured under the policies effected hereunder and enjoy the same rights and insurance enjoyed by Lessor under such policies. Lessor and the other Indemnitees will nevertheless continue to be covered by such policies for the period required hereunder.

16.8	Deductibles

If there is a material adverse change in the financial condition of Lessee which Lessor reasonably believes will cause Lessee to be unable to pay the deductible upon the occurrence of a partial loss of the Aircraft or an Engine, then Lessor may upon consultation with Lessee and its insurance brokers require Lessee at Lessee’s expense to lower its deductibles on the insurance maintained hereunder to a level which is available on commercially reasonable terms in the insurance market.

66(138)

16.9	Insurance for Wet Lease Operations

In the event Lessee is performing wet lease operations with the Aircraft pursuant to Article 10.6 and the wet lessee is carrying the primary passenger, baggage cargo liability insurance with respect to the flights, then such insurance must meet the requirements of Exhibit C, including the naming of the additional insureds and the inclusion of the other endorsements set forth in Exhibit C. Moreover, Lessee will at all times carry contingent passenger, baggage and cargo liability insurances for such flights. Prior to commencement of wet lease operations for a particular wet lessee, Lessor will receive certificates of insurance from the insurance brokers for Lessee and, if applicable, the wet lessee evidencing such coverages if insurance for such wet lease operations is not covered under Lessee’s policies for which a Certificate of Insurance has already been delivered to Lessor.

16.10	Information

Lessee will provide Lessor with any information reasonably requested by Lessor from time to time concerning the insurance required to be maintained hereunder with respect to the Aircraft or in connection with any claim being made thereunder.

16.11	Currency

All proceeds of insurance pursuant to this Lease will be payable in Dollars except as may otherwise be required by applicable Law.

16.12	Grounding of Aircraft

If at any time any of the insurance required pursuant to this Lease will cease to be in full force and effect, Lessee will forthwith ground the Aircraft and keep the Aircraft grounded until such time as such insurance is in full force and effect again unless otherwise permitted by Lessor and by applicable Law except in respect of any insurance which ceases to be in effect in respect of all carriers and not specifically Lessee.

16.13	Failure to Insure

If at any time Lessee fails to maintain insurance in compliance with this Article 16, Lessor will be entitled but not bound to do any of the following (without prejudice to any other rights which it may have under this Lease by reason of such failure):

(a)	to pay any premiums due or to effect or maintain insurance satisfactory to Lessor or otherwise remedy such failure in such manner as Lessor considers appropriate (and Lessee will upon demand reimburse Lessor in full for any amount so expended in that connection); or

(b)	at any time while such failure is continuing, to require the Aircraft to remain at any airport or (as the case may be), proceed to and remain at any airport designated by Lessor, until such failure is remedied to Lessor’s satisfaction.

67(138)

16.14	Reinsurance

Any reinsurance will be maintained with reinsurers and brokers of international repute, commonly participating in the international aviation insurance markets and reasonably acceptable to Lessor. Such reinsurance will contain each of the following terms and will in all other respects (including amount) be satisfactory to Lessor:

(a)	the same terms as the original insurance;

(b)	a cut through and assignment clause satisfactory to Lessor; and

(c)	(without prejudice to the relevant cut through clause) payment will be made notwithstanding (i) any bankruptcy, judicial recuperation, insolvency, liquidation or dissolution of any of the original insurers and/or (ii) that the original insurers have made no payment under the original insurance policies.

16.15	Limit on Hull in favor of Lessee

Lessee may carry hull all risks and hull war and allied perils on the Aircraft in excess of the Agreed Value (which is payable to Lessor or Lessor’s Lender, as applicable) provided that such excess insurance which would be payable to Lessee in the event of a Total Loss will not prejudice the insurances required herein or the recovery by Lessor’s Lender thereunder. Lessee agrees that it will not create or permit to exist any liens or encumbrances over the insurances, or its interest therein, except as constituted by this Lease.

16.16	AVN 67B

Notwithstanding the provisions of this Article 16 and Exhibits C and D hereto, for so long as it remains the general practice of air carriers to insure equipment financed or leased on the basis of the Airline Finance/Lease Endorsement AVN 67B or its equivalent, Lessee may maintain insurances in respect of the Aircraft and this Lease which incorporate the terms and conditions of AVN 67B. To the extent any provision of AVN 67B conflicts with or is otherwise inconsistent with the requirements of this Article 16 and Exhibits C and D hereto, then the provisions of such terms and conditions of AVN 67B shall be deemed to satisfy the relevant requirements of this Lease.

68(138)

17.	LOSS, DAMAGE AND REQUISITION

Throughout the Lease Term and until the Termination Date, Lessee will bear all risk of loss, theft, damage and destruction to the Aircraft.

17.1	Definitions

In this Article 17 and this Lease:

“Agreed Value” means *****. The Agreed Value will decrease by ***** per annum during the Lease Term, commencing on the first anniversary of the Delivery Date and on each corresponding month and day of each subsequent year during the Lease Term.

“Net Total Loss Proceeds” means the Total Loss Proceeds actually received by Lessor’s Lender following a Total Loss, less any incurred legal and other out of pocket expenses, taxes or duties incurred by Lessor or Lessor’s Lender in connection with the collection of such proceeds.

“Total Loss” means any of the following in relation to the Aircraft, Airframe, any Engine or the APU and “Total Loss Date” means the date set forth in parenthesis after each Total Loss:

(a)	destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason (the date such event occurs or, if not known, the date on which the Aircraft, Airframe, Engine or APU was last heard of);

(b)	actual, constructive, compromised, arranged or agreed total loss (the earlier of the date on which the loss is agreed or compromised by the insurers or thirty (30) days after the date of notice to Lessee’s brokers or insurers claiming such total loss);

(c)	expropriation without compensation, requisition of title, confiscation, forfeiture or any compulsory sale or acquisition or other similar event (the date on which the same takes effect);

(d)	sequestration, detention, seizure or any similar event for more than thirty (30) consecutive days (the earlier of the date on which insurers make payment on the basis of a total loss or the date of expiration of such period);

(e)	requisition for use for more than one hundred eighty (180) consecutive days, except requisition by a Government Entity in accordance with the provisions of Article 17.8 (the earlier of the date on which the insurers make payment on the basis of a total loss or the date of expiration of such period);

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

69(138)

(f)	temporary or cautionary securement for more than sixty (60) consecutive days (the earlier of the date on which insurers make payment on the basis of a total loss or the date of expiration of such period);

(g)	in the case of an Engine, the event described in Article 11.6.3 (the date on which the same takes effect).

“Total Loss Proceeds” means the proceeds of any insurance or any compensation or similar payment arising in respect of a Total Loss.

17.2	Notice of Total Loss

Lessee will notify Lessor in writing within one (1) Business Day after a Total Loss Date of the Aircraft, Airframe, any Engine or the APU.

17.3	Total Loss of Aircraft or Airframe

If the Total Loss of the Aircraft or Airframe occurs during the Lease Term, the following will occur:

17.3.1	After the Total Loss Date and until receipt by Lessor or Lessor’s Lender, as applicable, of the Agreed Value and receipt by Lessor of all other amounts then due from Lessee under this Lease, Lessee will continue to pay Rent and the parties will perform all of their other obligations under this Lease.

17.3.2	On the date which is the earlier of the following dates:

(a)	the date on which the Total Loss Proceeds of the Aircraft or the Airframe are paid by Lessee’s insurance underwriters or brokers and

(b)	the date which falls ninety (90) days after the Total Loss Date,

Lessee will pay to Lessor, or as Lessor directs, to Lessor’s Lender, an amount equal to the Agreed Value and all other amounts then accrued and payable under this Lease.

17.3.3	Lessor will, and will procure Lessor’s Lender to, apply the Net Total Loss Proceeds and any amounts received from Lessee pursuant to Article 17.3.2 as follows:

(a)	first, in discharge of any unpaid Rent and any other amounts due and unpaid up to the date of Lessor’s Lender receipt of the Agreed Value;

(b)	second, in discharge of the Agreed Value; and

(c)	third, payment of the balance, if any, to Lessee.

70(138)

Upon receipt by Lessor and Lessor’s Lender of all monies payable by Lessee hereunder, Lessor will return to Lessee any amount of prepaid Rent paid by Lessee which pertains to the period, if any, after the Termination Date. Such Rent will be calculated as a daily amount and prorated on the basis of a thirty (30) day month.

17.3.4	Upon receipt by Lessor’s Lender and Lessor of all monies payable by Lessee hereunder, this Lease will terminate except for Lessee’s obligations under Articles 9.5, 14 and 15 which survive the Termination Date.

A TOTAL LOSS OF THE AIRCRAFT WILL BE DEEMED TO HAVE OCCURRED WHEN A TOTAL LOSS OF THE AIRFRAME OCCURS EVEN IF THERE HAS NOT BEEN A TOTAL LOSS OF AN ENGINE OR THE ENGINES.

17.4	Surviving Engine(s)

If a Total Loss of the Airframe occurs and there has not been a Total Loss of an Engine or Engines, then, provided no Default or Event of Default has occurred and is continuing, at the request of Lessee (subject to agreement of relevant insurers) and on receipt by Lessor and Lessor’s Lender of all monies due under Article 17.3 and payment by Lessee of all airport, navigation and other charges on the Aircraft, if any, Lessor will transfer all its right, title and interest in the surviving Engine(s) to Lessee or to Lessee’s insurers, as applicable, but without any responsibility, condition or warranty on the part of Lessor other than as to freedom from any Lessor’s Lien.

17.5	Total Loss of Engine and Not Airframe

17.5.1

Upon a Total Loss of any Engine not installed on the Airframe or a Total Loss of an Engine installed on the Airframe not involving a Total Loss of the Airframe, Lessee will replace such Engine as soon as reasonably practicable by duly conveying to Lessor title to another engine from Lessee (or another Person) (a) free and clear of all Security Interests (except Permitted Liens), (b) in airworthy condition and of the same or improved model, service bulletin and modification status and having a value and utility at least equal to the Engine which sustained the Total Loss, considering also the age of the engine, and (c) in the same or better operating condition as the Engine which sustained a Total Loss, including time in service, Flight Hours and Cycles since new and Flight Hours and Cycles available to the next inspection, Overhaul or scheduled or anticipated removal and the thrust rating at which any modules have been operated. Such replacement engine will be an “Engine” as defined herein and the Engine which sustained such Total Loss will cease to be an “Engine.” For the avoidance of doubt, in the event that the Engine that sustained the Total Loss shall be replaced by an Engine of similar or better condition as described

71(138)

above, the available amounts in the Engine Performance Restoration Maintenance Fund originally for the Engine that sustained the Total Loss shall “carry over” and be applicable in accordance with the terms of this Lease for maintenance of the replacement engine as if such had been the original Engine.

17.5.2	Lessee agrees at its own expense to take such action as Lessor may request in order that any such replacement engine becomes the property of Lessor and is leased hereunder on the same terms as the destroyed Engine. Lessee’s obligation to pay Rent will continue in full force and effect, but an amount equal to the Net Total Loss Proceeds received by Lessor with respect to such destroyed Engine will, subject to Lessor’s right to deduct therefrom any amounts then due and payable by Lessee under this Lease, be paid to Lessee.

17.6	Total Loss of APU

17.6.1	Upon a Total Loss of the APU when not installed on the Airframe or a Total Loss of the APU while installed on the Airframe not involving a Total Loss of the Airframe, Lessee will replace such APU as soon as reasonably possible by duly conveying to Lessor title to another auxiliary power unit (a) free and clear of all Security Interests (except Permitted Liens) of any kind or description, (b) in airworthy condition and of the same or improved model, service bulletin and modification status and having a value and utility at least equal to the APU which sustained the Total Loss, (c) not older (by reference to serial number or manufacture date) than the APU delivered by Lessor to Lessee with the Aircraft on the Delivery Date and (d) in the same or better operating condition as the APU which sustained the Total Loss, including time in service, Flight Hours and Cycles since new and Flight Hours and Cycles available to the next inspection, Overhaul or scheduled or anticipated removal. Such replacement auxiliary power unit will be the “APU” as defined herein and the auxiliary power unit which sustained such Total Loss will cease to be the “APU.” For the avoidance of doubt, in the event that the APU that sustained the Total Loss shall be replaced by an APU of similar or better condition as described above, the available amounts in the APU Maintenance Fund originally for the APU that sustained the Total Loss shall “carry over” and be applicable in accordance with the terms of this Lease for maintenance of the replacement APU as if such had been the original APU.

17.6.2	Lessee agrees at its own expense to take such action as Lessor may request in order that any such replacement APU becomes the property of Lessor and is leased hereunder on the same terms as the destroyed APU. Lessee’s obligation to pay Rent will continue in full force and effect, but an amount equal to the Net Total Loss Proceeds received by Lessor with respect to such destroyed APU will, subject to Lessor’s right to deduct therefrom any amounts then due and payable by Lessee under this Lease, be paid to Lessee.

72(138)

17.7	Other Loss or Damage

17.7.1	If the Aircraft or any Part thereof suffers loss or damage not constituting a Total Loss of the Aircraft or the Airframe or any Engine or the APU, all the obligations of Lessee under this Lease (including payment of Rent) will continue in full force.

17.7.2	In the event of any loss or damage to the Aircraft or Airframe which does not constitute a Total Loss of the Aircraft or the Airframe, or any loss or damage to an Engine or the APU which does not constitute a Total Loss of such Engine or the APU, Lessee will at its sole cost and expense fully repair the Aircraft, Engine or APU in order that the Aircraft, Engine or APU is placed in an airworthy condition and substantially the same condition as it was prior to such loss or damage. Lessee will notify Lessor forthwith of any loss, theft or damage to the Aircraft for which the cost of repairs is estimated to exceed *****, together with Lessee’s proposal for carrying out the repair. In the event that Lessor does not agree with Lessee’s proposals for repair, Lessor will so notify Lessee within two (2) Business Days after its receipt of such proposal. Lessee and Lessor will then consult with Manufacturer and Lessee and Lessor agree to accept as conclusive, and be bound by, Manufacturer’s directions or recommendations as to the manner in which to carry out such repairs. If Manufacturer declines to give directions or recommendations, Lessee will carry out the repairs in accordance with the directions of Lessor.

17.7.3	To the extent that any insurance proceeds received by Lessee from its insurers do not cover the cost of repair work on the Aircraft in accordance with this Article 17.7 and Lessor or Lessor’s Lender has received additional insurance proceeds from Lessee’s insurers with respect to such repair work, Lessor will (subject to Lessor’s right to deduct therefrom any amounts then due and payable by Lessee under this Lease on account of an Event of Default and submission by Lessee of documentation in support of such excess repair costs) procure that such insurance proceeds received by Lessor or Lessor’s Lender are paid to Lessee as and when such repair work is performed on the Aircraft.

17.8	Government Requisition

If the Aircraft, Airframe, any Engine or the APU is requisitioned for use by any Government Entity, Lessee will promptly notify Lessor of such requisition. All of Lessee’s obligations hereunder will continue as if such requisition had not occurred. So long as no Default or Event of Default has occurred and is continuing, all payments received by Lessor or Lessee from such Government Entity will be paid over to or retained by Lessee. If a Default or Event of Default has occurred and is continuing, all payments received by Lessee or Lessor from such Government Entity may be used by Lessor to satisfy any obligations owing by Lessee.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

73(138)

17.9	Temporary or Cautionary Detention or Securement

If the Aircraft, Airframe, any Engine or the APU or any other Part is secured by the order of any administrative, judicial or labor authority, Lessee will promptly notify Lessor of such detention or securement and all of Lessee’s obligations hereunder will continue as if such detention or securement had not occurred. Lessee shall at its sole cost and expense conduct all actions, and take all steps as may be necessary or desirable before any administrative and judicial authorities or entities including assisting Lessor as it shall be necessary in the filing and defense of a terceria or any similar or equivalent procedure or judicial incident in order to promptly remove such detention or securement and to demonstrate the ownership rights of Lessor in respect to the Aircraft, the Airframe any Engine or the APU or any other Part.

74(138)

18.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE

18.1	Representations and Warranties

Lessee represents and warrants that it has the free and unconditioned intention to enter into the terms of this Lease and it further represents and warrants the following to Lessor as of the date of execution of this Lease and as of the Delivery Date:

18.1.1	Corporate Status. Lessee is a company duly formed, validly existing and in good standing under the Laws of Mexico. It has the power and authority, corporate or otherwise, to carry on its business as presently conducted and to perform its obligations hereunder.

18.1.2	Capacity of Representatives. Lessee’s representatives have been vested with the sufficient capacities to enter into this Lease and to cause Lessee to be obligated by and subject to the terms of this Lease and such capacities have as of this date not been revoked, modified or limited in any form.

18.1.3	Governmental Approvals. Except for such approvals and permits that Lessee has already obtained and for such filings that Lessee has already conducted in accordance with this Lease, no other authorization, approval, consent, license or order of, or registration with, or the giving of notice to the Aviation Authority or any other Government Entity is required for the valid authorization, execution, delivery and performance by Lessee of this Lease or Lessee’s obligations hereunder.

18.1.4	Binding. Lessee has all necessary authority and approvals to enter into and perform its obligations under each of the Operative Documents. This Lease and the other Operative Documents have been duly executed and delivered by Lessee through its duly authorized representatives and represent the valid and binding obligations of Lessee, enforceable in accordance with their terms except as enforceability may be limited by concurso mercantil, bankruptcy, judicial recuperation, insolvency, reorganization or other Laws of general application affecting the enforcement of creditors’ rights.

18.1.5	No Breach. The execution and delivery of the Operative Documents, the consummation by Lessee of the transactions contemplated herein and compliance by Lessee with the terms and provisions hereof do not and will not contravene any Law applicable to Lessee, or result in any breach of or constitute any default under or result in the creation of any Security Interest upon any property of Lessee, pursuant to any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, bylaw or other agreement or instrument to which Lessee is a party or by which Lessee or its properties or assets may be bound or affected.

75(138)

18.1.6	Filings. Except for the filings conducted by Lessee in accordance with Section 13 of this Lease, no filing or recording of any instrument or document (including the filing of any financing or similar statement or mortgage) is necessary under the Laws of the State of Registration in order to preserve, protect and perfect all of the right, title and interest of Lessor and each Lessor’s Lender in the Aircraft and this Lease and for this Lease to constitute a valid, binding and perfected lease of record relating to the Aircraft.

18.1.7	Translation or Notarization. Except for the Spanish translation of the Lease and any other Operative Documents which needs to be made by a translation expert listed as such by the Superior Tribunal of Justice of the Federal District of Mexico or by the Council of the Federal Judicature and which are required to be filed in Mexico as provided in Section 13 of this Lease and which will be required for any applicable purpose conducted before any administrative or judicial authorities in Mexico, and except for the signatures of the parties that will accordingly need to be ratified by a Mercantile Broker or Notary Public, in Mexico, neither the Lease nor any other Operative Document needs to be translated, notarized, legalized, apostilled or consularized as a condition to the legality, validity, filing, enforceability or admissibility in evidence thereof.

18.1.8	Licenses. Lessee holds all licenses, certificates and permits from applicable Government Entities in Mexico for the conduct of its business as a certificated air carrier and performance of its obligations under this Lease.

18.1.9	No Suits. There are no suits, arbitrations or other proceedings pending or to Lessee’s knowledge threatened before any court or administrative agency against or affecting Lessee which, if adversely determined, would have a material adverse effect on Lessee’s ability to perform its obligations hereunder.

18.1.10	No Restrictions on Payments. To the extent that the payment obligations of Lessee shall be required to be complied outside of Mexico, under the Laws of Mexico, nothing prevents Lessee from making payments required by this Lease in the currency of payment required pursuant to this Lease.

18.1.11

Import Duties. Lessee shall have paid prior to Delivery, all import duties, if any, and any other Taxes and costs that may be payable in connection with the importation and/or customs clearance of the Aircraft into Mexico and shall have obtained from the Customs Authority and shall maintain in force the importation petition (pedimento) or the corresponding authorization from the Customs Authorities required to be obtained and/or maintained in order to permit the import of the Aircraft into Mexico and to obtain the benefit of any

76(138)

and all exemptions from payment of or reductions in import duties with which it shall comply for the duration of this Lease in accordance with the term permitted by the corresponding exemptions or temporary importation regimes contemplated in the Customs Law of Mexico.

18.1.12	General Obligations. The obligations of Lessee under this Lease are direct, general and unconditional obligations of Lessee and rank or will rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessee, with the exception of such obligations as are mandatorily preferred by Law.

18.1.13	No Sovereign Immunity. Lessee, under the Laws of Mexico or of any other jurisdiction affecting Lessee, is subject to private commercial law and suit. Neither Lessee nor its properties or assets is entitled to sovereign immunity under any such Laws. Lessee’s performance of its obligations hereunder constitutes commercial acts done for commercial purposes.

18.1.14	Tax Returns. All returns required to be completed and delivered by Lessee have been delivered by Lessee to all relevant taxation authorities in the jurisdiction of its incorporation and any other relevant jurisdiction and Lessee has paid or caused to be paid any and all Taxes due and payable to such taxation authorities other than such Taxes as are being contested by Lessee in good faith by appropriate proceedings and in respect of which adequate reserves have been made or set aside by Lessee in accordance with the Financial Information Norms “Normas de Información Financiera” (NIF) applicable to Lessee or as required by Law and which proceedings do not involve any risk of loss, seizure, securement (cautionary, temporary or otherwise), forfeiture or confiscation of the Aircraft nor the imposition of any civil or criminal penalty on Lessor, Lessee or any Lessor’s Lender.

18.1.15	No Party to Labor Proceedings. Lessee is not a party to any labor proceedings and shall immediately notify Lessor in respect to any labor related conflict existing between Lessee and its workers, with the understanding that by being the property of the Lessor, neither the Aircraft, the Airframe, any Engine, the APU nor any Part thereof can be subject of securement, trusteeship, deposit, lien, invasion, or seizure by the workers whether or not such act is the result of an order from the competent labor authorities, and Lessee shall immediately take all steps to defend and promptly release the Aircraft, the Airframe, any Engine, the APU or any Part thereof from any such securement, trusteeship, deposit, lien, invasion or seizure.

18.1.16	No Material Adverse Effect. Lessee is not in default under any agreement to which it is a party or by which it may be bound which would have a material adverse effect on Lessee’s ability to perform its obligations hereunder.

77(138)

18.1.17	No Default or Event of Default under this Lease. At the time of execution of this Lease, no Default or Event of Default has occurred and is continuing and the financial statements provided to Lessor pursuant to Article 20 have been prepared in accordance with Financial Information Norms “Normas de Información Financiera” (NIF), and fairly present the financial condition of Lessee with respect to the period covered thereby.

18.1.18	Solvency and Licit Origin of Funds. Lessee is solvent and the monies with which it shall fulfill its payment obligations under this Lease shall be owned by the Lessee and obtained from licit sources.

18.1.19	Compliance with Laws. On the date of execution of this Lease and throughout the duration of the same, Lessee shall be in compliance with (i) all obligations binding upon Lessee arising from any material agreements to which it shall be a party; and (ii) all Laws applicable to Lessee.

18.1.20	Sufficiency of Information. All information and documentation provided by Lessee to Lessor under this Lease is true and correct in all respects, and such information does not fail to state any material fact which failure would render such information misleading.

18.1.21	Insurance. Lessee is in compliance with any requirements under the Purchase Agreement to carry insurance in connection with Lessor’s assignment of Manufacturer’s warranties and product support to Lessee.

18.2	Covenants

Lessee covenants to Lessor that it will comply with the following obligations throughout the Lease Term:

18.2.1	Import Duties. Upon Lessor’s request, but not more frequently than once a year unless a Default or Event of Default has occurred and is continuing Lessee will provide documentary evidence in form and substance satisfactory to Lessor that any import duties or Taxes have been paid to, are not applicable or have been exempted by the relevant Government Entities.

18.2.2	Licensing. Lessee will hold all licenses, certificates and permits from applicable Government Entities in Mexico required for the conduct of its business as a certificated air carrier and performance of its obligations under this Lease. Lessee will advise Lessor within one (1) Business Day in the event any such licenses, certificates or permits are cancelled, terminated, revoked or not renewed.

18.2.3	Payments. If at any time any restrictions may be applicable, Lessee will obtain all certificates, licenses, permits, exemptions and other authorizations which

78(138)

are from time to time required for the making of the payments required by this Lease on the dates and in the amounts and currency which are stipulated herein, and will maintain the same in full force and effect for so long as the same are required.

18.2.4	Sovereign Immunity. Lessee, under the Laws of Mexico or of any other jurisdiction affecting Lessee, will continue to be subject to private commercial law and suit. Neither Lessee nor its properties or assets will be entitled to sovereign immunity under any such Laws. Lessee’s performance of its obligations hereunder will constitute commercial acts done for commercial purposes. Lessee will advise Lessor promptly of any change in the foregoing.

18.2.5	Information about Suits. Lessee will promptly give to Lessor notice in writing of any suit, arbitration or proceeding before any court, administrative agency or Government Entity which, if adversely determined, would materially and adversely affect Lessee’s ability to perform under this Lease.

18.2.6	Information about Labor Proceedings. Lessee shall promptly give to Lessor notice in writing upon commencement of any labor proceedings before any board of conciliation and arbitration, local or federal which, if adversely determined, could materially affect Lessee’s financial condition and its ability to perform under this Lease or could potentially affect any of the assets leased by Lessee, including the Aircraft, the Airframe, any Engine, the APU or any Part thereof. Likewise, Lessee shall notify any such authorities, as applicable, upon commencement of any such proceedings or when otherwise requested by Lessor, that the Aircraft, the Airframe, any Engine, the APU or any Part thereof are not owned by Lessee and do not conform any part of its assets.

18.2.7	Restrictions on Mergers. Except as set forth below, Lessee will not sell, convey or otherwise dispose of all or substantially all of its property and assets or merge or consolidate with or into or be acquired by any other Person without the prior written consent of Lessor, such consent not to be unreasonably withheld. In evaluating any proposed merger, consolidation, sale or other conveyance, Lessor shall not unreasonably withhold its consent provided that (i) no Default or Event of Default under the Lease or any other agreement between Lessee or the acquirer with Lessor or an affiliate of Lessor or Lessor’s Lender has occurred and is then continuing or would occur as a result of the merger, consolidation, acquisition, sale or conveyance, as applicable; (ii the surviving entity or acquirer shall have agreed in writing, in form and substance acceptable to Lessor, to assume, be bound by and perform all obligations of “Lessee” under the Lease; and (iii) the acquirer or surviving entity shall not be domiciled or directly or indirectly owned (in whole or in part) or controlled by any individual or entity with which Lessor is prohibited from doing business under applicable Law.

79(138)

No consent shall be required from Lessor for any merger, consolidation, acquisition, sale or other conveyance, if (a) Lessee shall be the surviving entity of a merger, the consolidated entity or the acquirer, as applicable and (b) the resulting entity, has, at the time of such merger consolidation, sale or conveyance and immediately after giving effect thereto, a credit standing as good as or better than that of Lessee and a net worth at least equal to that of Lessee immediately prior to such merger, consolidation, acquisition, sale or conveyance, or (c) solely among Lessee’s current stockholders.

No consent shall be required from Lessor for Lessee’s acquisition of any interest in any corporate entity provided that such acquisition does not result in a material adverse change in the financial condition of Lessee.

Nothing herein shall be deemed to prevent Lessee or any affiliate of Lessee from engaging in a bona fide public offering of its securities to the general public or a private placement of any such securities as the same may at any time or from time to time be approved by its directors or shareholders.

18.2.8	Restriction on Relinquishment of Possession. Lessee will not, without the prior consent of Lessor, deliver, transfer or relinquish possession of the Aircraft except in accordance with the provisions of this Lease.

18.2.9	No Security Interests. Lessee will not create or agree to or permit to arise any Security Interest (other than Permitted Liens) on or with respect to the Aircraft, title thereto or any interest therein and Lessee will forthwith, at its own expense, take all action as may be necessary to discharge or remove any such Security Interest if it exists at any time. Lessee will within twenty-four (24) hours after becoming aware of the existence of any such Security Interest give written notice thereof to Lessor.

18.2.10	Representations to Other Parties. Lessee will not represent or hold out Lessor as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation of the Aircraft.

18.2.11	Corporate Purpose, Operations, Existence. Lessee shall conduct its corporate purpose in continuing and consistent form, in accordance with prudent industry practices; it shall obtain and maintain all acts including all preservation acts that are necessary in relation with the concessions, permits, licenses or approvals that it currently holds or which it may hold in the future, within the constrains and for the fulfillment of its corporate purpose.

80(138)

19.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSOR

19.1	Representations and Warranties

Lessor represents and warrants that it has the free and unconditioned intention to enter into this Lease and it further represents and warrants the following to Lessee as of the date of execution of the Lease and as of the Delivery Date and ALL OTHER WARRANTIES, EXPRESS OR IMPLIED HAVE BEEN WAIVED IN ACCORDANCE WITH ARTICLE 7:

19.1.1	Status. Lessor is a limited liability company, duly established, validly existing and in good standing under the Laws of Mexico. It has the power and authority, corporate or otherwise, to carry on its business as presently conducted and to perform its obligations hereunder.

19.1.2	Capacity of Representatives. Lessor’s representatives have been vested with the sufficient capacities to enter into agreements and to cause Lessor to be obliged and subject to the terms of this Lease and such capacities have as of this date not been revoked, modified or limited in any form.

19.1.3	Governmental Approvals. Except for the approval required from the Ministry of Finance “Secretaría de Hacienda” no authorization, approval, consent, license or order of, or registration with, or the giving of notice to any Mexican Government Entity is required for the valid authorization, execution, delivery and performance by Lessor of this Lease.

19.1.4	Binding. This Lease and the other Operative Documents have been duly authorized, executed and delivered by Lessor and represent the valid and binding obligations of Lessor, enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application affecting the enforcement of creditors’ rights.

19.1.5	No Breach. The execution and delivery of the Operative Documents, the consummation by Lessor of the transactions contemplated herein and compliance by Lessor with the terms and provisions hereof do not and will not contravene any Law applicable to Lessor, or result in any breach of or constitute any default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, bylaw or other agreement or instrument to which Lessor is a party or by which Lessor or its properties or assets may be bound or affected.

81(138)

19.1.6	Title to Aircraft. On the Delivery Date Lessor will have good and valid title to the Aircraft free and clear of liens other than Lessor’s Liens.

19.1.7	Net Worth. Lessor has a tangible net worth of no less than *****

19.2	Covenant of Quiet Enjoyment

With effect from the Delivery Date and throughout the Lease Term and provided that, at any relevant time, no Event of Default has occurred and is continuing hereunder, Lessor covenants and agrees that, neither Lessor nor any Person lawfully claiming through Lessor will interfere with Lessee’s quiet, peaceful use and possession of the Aircraft under and in accordance with the terms of the Lease. Lessor further agrees that, unless at any relevant time there shall exist an Event of Default, Lessor will procure that any Person taking title to or a Security Interest in the Aircraft granted by Lessor during the Lease Term shall provide to Lessee a covenant of quiet enjoyment similar to that set forth in the immediately prior sentence.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

82(138)

20.	FINANCIAL AND OTHER INFORMATION

Lessee agrees to furnish each of the following to Lessor:

(a)	Quarterly Statements. As soon as practicable after the end of the first, second, and third quarterly fiscal periods in each fiscal year of Lessee, and in any event within sixty (60) days thereafter, duplicate or copies of the following statements which can be non-audited:

(i)	a consolidated balance sheet of Lessee as at the end of such quarter,

(ii)	consolidated statements of income and retained earnings of Lessee for such quarterly period, and

(iii)	consolidated statements of cash flow of Lessee for the portion of the fiscal year ending with said quarter,

all in Spanish with an English language translation promptly after the same is available.

(b)	Annual Statements. As soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days thereafter, of:

(i)	a consolidated balance sheet of Lessee as at the end of such year, and

(ii)	consolidated statements of income and retained earnings and of cash flow of Lessee for such year, prepared in accordance with Financial Information Norms or “Normas de Información Financiera” (NIF) (except as set forth in the auditor’s opinion) accompanied by an auditor’s report of a firm of independent certified public accountants of recognized standing in Mexico (which report may be adverse, qualified or disclaim an opinion), all in Spanish with an English language translation promptly after the same is available.

(c)	Public Statements. Promptly after distribution, duplicate copies, accompanied with an English translation, of all reports and financial statements, which Lessee sends or makes available to its stockholders or creditors.

(d)	Other Information. From time to time, such other information, accompanied with an English translation, as Lessor or Lessor’s Lender may reasonably request concerning the location, condition, use and operation of the Aircraft or the financial condition of Lessee which Lessee can disclose without violating any securities or similar laws or any contractual obligation of confidentiality.

(e)	Notwithstanding the foregoing, if at any time Lessee or Lessee’s Parent shall be required to file or otherwise furnish audited financial statements as required in (a) and (b) above to any Government Entity of the State of Registration or of

83(138)

the United States in connection with any public offering of securities and such financial statements become available in compliance with applicable Law and at no charge to Lessor on the Internet, the filing or furnishing of the same by Lessee to such Government Entity shall be deemed to satisfy the requirements of Articles 20(a) and 20(b).

84(138)

21.	RETURN OF AIRCRAFT

21.1	Date of Return

Lessee is obligated to return the Aircraft, Engines, APU, Parts and Aircraft Documentation to Lessor on the Expiration Date, unless a Total Loss of the Aircraft occurred prior to the Expiration Date and this Lease was terminated early in accordance with Article 17.3. If an Event of Default occurs hereunder by Lessee failing to return the Aircraft on the Expiration Date or if an Event of Default occurs prior to or after the Expiration Date and Lessor repossesses the Aircraft, the return requirements set forth in this Article 21 nonetheless must be met on the date the Aircraft is actually returned to Lessor or repossessed by Lessor.

21.2	Last Engine Shop Visits

With respect to the last Engine shop visit of an Engine prior to return of the Aircraft, Lessee will submit to Lessor at least thirty (30) days in advance the intended work scope of such shop visit for approval. If Lessor requests, Lessee will perform additional work at such shop visit at Lessor’s cost, provided however, that no such additional work shall require Lessee to remove any Engine from revenue service at a date earlier than the date it would have done so in the absence of such requested additional work and further provided, that such additional work and the performance thereof will not cause a delay in redelivery, a delay in the occurrence of the Termination Date or interfere with the relevant maintenance providers operations or completion of the required shop visit.

21.3	Technical Report

Six (6) months prior to the Expiration Date (and in an updated form at return of the Aircraft), Lessee will provide Lessor with a Technical Evaluation Report in the form and substance of Exhibit I, as revised, and, in addition upon Lessor’s request, will make copies available of:

(a)	drawings of the interior configuration of the Aircraft both as it presently exists and as it will exist at return;

(b)	an Airworthiness Directive status list;

(c)	a service bulletin incorporation list;

(d)	a complete component installed listing, to include notable, on-condition, condition monitored, hard time and life limited component listings;

(e)	a complete list of Modifications and alterations, including those initiated by Lessee;

(f)	interior material burn certificates;

(g)	the Maintenance Program for the Aircraft;

85(138)

(h)	the complete work scope for the checks, inspections and other work to be performed prior to return;

(i)	a forecast of the checks, inspections and other work to be performed within twenty-four (24) months after return of the Aircraft;

(j)	a list of all no charge service bulletin kits with respect to the Aircraft which were ordered by Lessee from Manufacturer or the Engine manufacturer;

(k)	current Engine disk sheets and a description of the last shop visit for each Engine; and

(l)	any other data which is reasonably requested by Lessor.

21.4	Return Location

Lessee at its expense will return the Aircraft, Engines, APU, Parts and Aircraft Documentation to Lessor either at Toluca Airport, Mexico or, if the TACA-Aeroman maintenance facility performs the final redelivery-related engineering work, at El Salvador International Airport, El Salvador, or at a commercial airport in the continental U.S. mutually agreed by Lessee and Lessor, or at such other location as may be mutually agreed in writing by Lessee and Lessor. At Lessor’s request and expense and subject to flight crew availability, Lessee will ferry the Aircraft to such location in the U.S. as Lessor may designate.

21.5	Full Aircraft Documentation Review

For the period commencing no later than ten (10) Business Days prior to the proposed redelivery date and continuing until the date on which the Aircraft is returned to Lessor in the condition required by this Lease, Lessee will provide for the review of Lessor and/or its assigned representative(s) the Aircraft and all of the Aircraft Documentation in one central location with reasonable office space including reasonable access to telephone, photocopy, fax and internet connections at the Aircraft return location.

21.6	Copy of Lessee’s Maintenance Program

At return of the Aircraft and for use by Lessor only for the purpose of bridging the Aircraft from Lessee’s Maintenance Program to the maintenance program of the next operator, Lessee will provide Lessor with a copy of such relevant portions of the Maintenance Program as are necessary for such bridging.

21.7	Aircraft Inspection

21.7.1

During the maintenance checks performed immediately prior to the proposed redelivery and at the actual return of the Aircraft, Lessor and/or its assigned representatives will have an opportunity to conduct a systems functional and operational inspection of the Aircraft (and other types of inspections based upon the Aircraft type, age, use and other known factors with respect to the

86(138)

Aircraft) and a full inspection of the Aircraft Documentation (including records and manuals), all to Lessor’s satisfaction. Any deficiencies from the Aircraft return condition requirements set forth in this Article 21 will be corrected by Lessee at its cost prior to the acceptance flight described in Article 21.7.1.

21.7.2	Immediately prior to the proposed redelivery of the Aircraft, Lessee will carry out for Lessor and/or Lessor’s assigned representatives an Aircraft acceptance flight in accordance with Manufacturer’s standard flight operation check flight procedures or, if agreed to in writing by Lessor, in accordance with an airline acceptance flight procedure, either of which will be for the duration necessary to perform such check flight procedures, which is expected not to exceed two (2) hours, and with a maximum of four (4) Lessor’s assigned representatives on board. Flight costs and fuel will be furnished by and at the expense of Lessee. Any deficiencies from the Aircraft return condition requirements set forth in this Article 21 will be corrected by Lessee at its cost prior to return of the Aircraft.

21.7.3	To the extent that the ground inspection and acceptance flight extend beyond the Expiration Date other than as a result of Lessor’s or its representatives’ wilful misconduct or breach of its obligations under this Lease, the Lease Term will be deemed to have been automatically extended and the obligations of Lessee hereunder (including Article 21.14.3) will continue on a day to day basis until the Aircraft is accepted by Lessor executing the Return Acceptance Receipt in the form of Exhibit G.

21.8	FAA or EASA Compliant

21.8.1	No later than four (4) months prior to the scheduled induction date of the Aircraft for the last maintenance visit prior to return of the Aircraft, Lessor will notify Lessee in writing whether the Aircraft at return must be in compliance with the rules and regulations of the FAA or the EASA as set forth in this Article 21. If the cost for complying with the rules and regulations of the EASA would exceed the cost for complying with the rules and regulations of the FAA, such excess cost shall be borne by Lessor, except any cost in relation to items that Lessee would, in the absence of Lessor’s election pursuant to this Article 21.8.1, nonetheless be required to comply with pursuant to applicable rules and regulations of the EASA at its own cost under any other provision under this Lease.

Absent of a written notice from Lessor as provided above, the Aircraft at return will be in compliance with the rules and regulations as set forth under FAA FAR Part 129.

21.8.2

In the event that Lessor requests Lessee to comply with the applicable rules and regulations of EASA for the return of the Aircraft to Lessor after the time period specified above, Lessee hereby agrees that it will use its commercially reasonable efforts to obtain the necessary kits and materials required for such purpose. To the extent that any such kits or materials are unavailable from the

87(138)

Manufacturer or the corresponding manufacturers or distributors thereof, as applicable, or in a form that shall impede the installation of such kit as required by EASA rules and regulations within the specified period, both parties shall negotiate in good faith for the solution of the delay or for the deferral of the corresponding kit installation, as applicable.

21.9	Certificate of Airworthiness Matters

The Aircraft will possess a current standard Certificate of Airworthiness, issued by the Aviation Authority. In addition, even if Lessee must perform engineering, maintenance and repair work on the Aircraft beyond the requirements of Article 11, the Aircraft at return must be in the condition required in order to meet the requirements for issuance of a Certificate of Airworthiness for transport category aircraft issued by the Aviation Authority and either by the FAA in accordance with FAR Part 21 or by EASA Part 21, as applicable, and, in addition, to be immediately eligible to be placed on the operating certificate of an airline in accordance with Part 129 of the FARs or (EASA) JAR Ops 1 or its equivalent, as applicable.

21.10	General Condition of Aircraft at Return

21.10.1	The Aircraft, Engines, APU and Parts will have been maintained and repaired throughout the Lease Term in accordance with this Lease, the Maintenance Program and the rules and regulations of the FAA FAR Part 129, to the extent that such compliance shall not be in conflict with the equivalent rules and regulations from the Aviation Authority.

21.10.2	Aircraft Documentation (including records and manuals) will have been maintained in an up-to-date status and in the English language, in accordance with this Lease and the rules and regulations of the Aviation Authority and either the FAA or the EASA, as applicable, and in a form necessary in order to meet the requirements of Article 21.8. If Lessee subscribes to Manufacturer’s online data access services, Lessee must nonetheless return the Aircraft manuals with all current revisions provided by Manufacturer in CD or other format acceptable to Lessor.

21.10.3	The Aircraft will be in the same working order and condition as at Delivery (subject to the other provisions of this Article 21, reasonable wear and tear from normal flight operations accepted), with all pilot discrepancies and deferred maintenance items cleared on a terminating action basis where terminating action has been approved.

21.10.4	The Aircraft will be airworthy (conform to type design and be in a condition for safe operation), with all Aircraft equipment, components and systems operating in accordance with their intended use and within limits approved by Manufacturer and the Aviation Authority and either the FAA or the EASA, as applicable.

88(138)

21.10.5	The Aircraft interior (including cabin and windows) and exterior will be clean and cosmetically acceptable to Lessor acting reasonably with all compartments free of foreign objects, dirt, grease, fluids, stains, grime, cracks, tears and rips and ready to be placed into immediate commercial airline operations.

21.10.6	The Aircraft will be in the same configuration as at Delivery or, if Lessor agrees, in Lessee’s then-current A319 configuration applicable to the majority of its fleet.

21.10.7	No special or unique Manufacturer, Engine manufacturer, Aviation Authority, FAA or EASA inspection or check requirements which are specific to the Aircraft or Engines (as opposed to all aircraft or engines of their types) will exist with respect to the Airframe, Engines and Aircraft equipment, components and systems.

21.10.8	All Modifications and alterations to the Aircraft will have been accomplished in accordance with the Aviation Authority and FAA approved data.

21.10.9	The Aircraft will be returned with Lessor’s Engines and APU installed and with the same equipment as at Delivery, subject only to those replacements, additions and Modifications permitted under this Lease. To the extent Lessee performed a Modification which cost in excess of ***** and Lessor did not approve such Modification in accordance with Article 11.8.1, Lessor may require Lessee, at Lessee’s cost, to return the Aircraft in its original condition prior to such Modification.

21.10.10	All Airworthiness Directives which are issued prior to the date of return of the Aircraft and require compliance (either by means of repetitive inspections, modifications or terminating action) prior to return of the Aircraft to Lessor or within One Hundred Eighty (180) days after the Termination Date will have been complied with on the Aircraft on a terminating action basis at Lessee’s cost. Such Airworthiness Directives which do not have a terminating action, or where no terminating action is available, will be accomplished at the highest level of inspection or modification possible.

21.10.11	The Aircraft will be in compliance with Manufacturer’s Corrosion Prevention and Control Program (CPCP) specified for the model type by Manufacturer with such tasks being accomplished no less frequently than each “C” Check interval. Also, for the avoidance of doubt, all structural sampling inspection tasks will be complied with on a ***** compliance basis and all structural sampling tasks due within the standard respective interval as defined within the MPD will have been performed on the Aircraft by Lessee.

21.10.12	If any waivers, alternate means of compliance, dispensations, extensions or carry-overs with respect to Airworthiness Directives or other operating or maintenance requirements are granted by the Aviation Authority or permitted by the Maintenance Program, Lessee at its sole cost and expense will nonetheless perform such Airworthiness Directives and other operating or maintenance requirements as if such waiver, alternate means of compliance, dispensations or extensions did not exist.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

89(138)

21.10.13	The Aircraft will be free from any Security Interest except Lessor’s Liens and no circumstance will have so arisen whereby the Aircraft is or could become subject to any Security Interest, including without limitation any right of detention or sale in favour of the Aviation Authority or any airport authority or any third parties including as such any current or former officers, employees, workers union of Lessee.

21.10.14	All no charge vendor and Manufacturer’s service bulletin kits received by Lessee for the Aircraft but not installed thereon will be on board the Aircraft as cargo. All no charge vendor and Manufacturer’s service bulletin kits ordered by Lessee but not yet received will, upon receipt by Lessee, be forwarded as instructed by Lessor. At Lessor’s request, Lessee will furnish free of charge to Lessor any kits purchased as part of Lessee’s implementation of a service bulletin on its fleet of aircraft of the same type as the Aircraft but not yet installed on the Aircraft any lost or damaged kits shall be procured, replaced and delivered to Lessor at the cost of Lessee.

21.10.15	The Aircraft will be free of any fuel, oil, hydraulic, pneumatic or system related leaks and any damage resulting therefrom. Any repairs of system related leaks or any damage resulting therefrom will have been performed on a permanent basis in accordance with the applicable manufacturer’s instructions.

21.10.16	The Aircraft fluid reservoirs (including oil, oxygen, hydraulic and water) will be fully serviced and in good working condition and the waste tank serviced in accordance with Manufacturer’s instructions. Fuel tanks will be at least as full as at Delivery.

21.11	Checks Prior to Return

Immediately prior to return of the Aircraft to Lessor, Lessee at its expense will do each of the following:

21.11.1	Have performed, by an EASA or FAA, as applicable, approved repair station the next sequential zonal, systems and structural “C” check, the corresponding lower checks (“A” and “B” or equivalent) and all associated routine and non-routine check task items will be accomplished and no deferred, special inspection or carryover items will exist, all in accordance with the MPD, sufficient to clear the Aircraft for operation until the next sequential zonal, systems and structural check under the MPD (“C” or its equivalent, which in any event will not be less than twenty (20) months). Lessee will also weigh the Aircraft. Any discrepancies revealed during such inspection will be corrected in accordance with Manufacturer’s maintenance and repair manuals or EASA or FAA, as applicable, approved data.

21.11.2	Perform an internal and external corrosion inspection of those tasks required in accordance with the MPD and which are required during the “C” check being performed prior to redelivery and correct any discrepancies in accordance with the recommendations of Manufacturer and its structural repair manual. In addition, all inspected areas will be properly treated with corrosion inhibitor as recommended by Manufacturer.

90(138)

21.11.3	Remove Lessee’s exterior markings, including all exterior paint, by sanding the paint from the fuselage, empennage, wings and Engine cowlings, and clean, reseal, refinish, prepare (including application of alodine or another corrosion inhibitor) and prime the surfaces to be painted, all in accordance with Manufacturer’s and paint manufacturer’s recommendations. Lessee will then repaint the Aircraft in the next operator’s livery as specified by Lessor. If such next operator is not identified, Lessee will instead repaint the fuselage, empennage and Engine cowlings in white, with the wings and stabilizer repainted grey. Any painting will be accomplished in such a manner as to result in a cosmetically acceptable (in accordance with industry practices) and uniformly smooth and aerodynamic surface. All mandatory external placards, signs and markings will be properly attached, free from damage, clean and legible. Upon Lessor’s request, Lessee will affix at Lessor’s costs all additional placards provided by Lessor.

21.11.4	Clean the exterior and interior of the Aircraft in accordance with customary industry standards.

21.11.5	If reasonably required by Lessor, repaint by touch-up the interior of the Aircraft, including flight deck, and replace mandatory placards as necessary. Upon Lessor’s request, Lessee will affix at Lessor’s costs all additional placards provided by Lessor.

21.11.6	All repairs to the Aircraft will have been accomplished in accordance with the Maintenance Program, Manufacturer’s structural repair manual (or EASA, French DGAC or FAA approved data supported by Airbus Repair Approval Sheet (RAS), as applicable) for the Aircraft. All external structural repairs shall be accomplished with flush type repairs to the extent such flush repairs have been approved by the Manufacturer, EASA or the FAA. Maximum effort to install flush type repairs will be accomplished, up to and including replacement of affected skin panels. All structural repairs will have been performed on a permanent basis (where permanent repairs are available) in accordance with the applicable manufacturer’s instructions. If no permanent repairs are available, the repairs will be accomplished to the highest level possible. In addition, Lessee will supply to Lessor, all in form and substance satisfactory to Lessor, (i) a repair map indicating the repairs accomplished on the Aircraft and the approved documentation used to accomplish such repairs, and (ii) a dent map, indicating all dents on the Aircraft, complete with appropriate measurements, demonstrating that each dent is within the Manufacturer’s current structural repair manual limits, with their appropriate inspection data attached.

21.11.7	Following the successful completion of the demonstration flight performed by Lessee in accordance with Article 21.7.1 and with Lessor and/or its assigned representatives present, Lessee will perform a full and complete hot and cold section videotape borescope on each Engine and its modules in accordance with the Engine manufacturer’s maintenance manual.

91(138)

21.11.8	If the Engine historical and technical records and/or condition trend monitoring data of any Engine indicate an acceleration in the rate of deterioration in the performance of an Engine, Lessee will correct, to Lessor’s satisfaction such conditions which are determined to be causing such accelerated rate of deterioration.

21.11.9	With Lessor and/or its assigned representatives present, accomplish a maximum power assurance run on the Engines in accordance with the Manufacturer’s Maintenance manual 71-00-00 Test #11, as revised, to successfully demonstrate acceptable take-off parameters. Lessee will evaluate and Lessor will review the Engine performance details and record the Engine maximum power assurance test conditions and results on the Return Acceptance Receipt.

21.11.10	Lessee will provide evidence to Lessor’s satisfaction that the Engine historical and technical records, borescope inspection, take-off and cruise trend monitoring from the previous sixty (60) days operation and other checks specified in Article 21.11.9 do not reveal any condition which would cause the Engines or any module to be unserviceable, beyond serviceable limits or serviceable with an increased frequency of inspection or with calendar time, flight hour or flight cycle restrictions under the Engine manufacturer’s maintenance manual. Lessee will correct any discrepancies in accordance with the guidelines set out by the Engine manufacturer which may be discovered during such inspection.

21.11.11	In the event the Engine historical and technical records, borescope inspection, trend monitoring and other checks specified in Article 21.11.9 and 21.11.10 result in a dispute regarding the conformity of an Engine with the requirements of this Article 21, Lessee and Lessor will consult with the Engine manufacturer and follow the Engine manufacturer’s recommendations (including the accomplishment of an Engine test cell operational check) with regard to determining if such Engine complies with the requirements of this Article 21 and the manner in which any discrepancies from the requirements of this Article 21 will be rectified.

21.11.12	With Lessor and/or its assigned representatives present, Lessee will perform a full and complete hot and cold section videotape borescope on the APU in accordance with the APU manufacturer’s procedures. Lessee will provide evidence to Lessor’s satisfaction that the borescope inspection does not reveal any condition which would cause the APU to be unserviceable, beyond serviceable limits or serviceable with an increased frequency of inspection or with calendar time, flight hour or flight cycle restrictions. Lessee will correct any discrepancies in accordance with the guidelines set out by the APU manufacturer which may be discovered during such inspection.

92(138)

21.11.13	If the APU historical and technical records and/or condition trend monitoring data indicate an acceleration in the rate of deterioration in the performance of the APU, Lessee will correct, to Lessor’s satisfaction, such conditions which are determined to be causing such accelerate rate of deterioration.

21.12	Part Lives

At return, the condition of the Aircraft will be as follows:

21.12.1	The Aircraft will have zero (0) hours consumed since the last zonal, systems and structural “C” check in accordance with the MPD (excluding hours consumed on the acceptance flight).

21.12.2	Each Engine will meet all of the following:

(a)	Each Engine and each module thereof will have no more than Three Thousand (3,000) Flight Hours and One Thousand Five Hundred (1,500) Cycles consumed since its last Engine Performance Restoration Shop Visit.

(b)	Each Engine and each Part of each Engine which has a life limit will not have operated more than One Thousand Five Hundred (1,500) Cycles since its last full disk stack replacement.

(c)	Notwithstanding sub-sections (a) and (b) above, in case of a demonstrated unscheduled Engine removal, which will restrict Lessee’s ability to comply with the provisions in such sub-sections, Lessor will consider discussing in good faith with Lessee on a case by case basis, whether it could accept each Engine (and each module thereof) having not more than Five Thousand (5,000) Flight Hours consumed since its last Engine Performance Restoration Shop Visit and each life-limited part not having operated more than Two Thousand Five Hundred (2,500) Cycles since its last full disk stack replacement.

(d)	Engine documentation will show full traceability to birth for each listed LLP.

21.12.3	The APU will be in good operating condition within maintenance manual limitations and have zero (0) hours consumed (excluding hours consumed during the acceptance flight) since the last Medium Repair or Heavy Repair in accordance with the manufacturer’s maintenance manuals (with any defects identified during such inspection corrected). APU documentation will show full traceability to birth for each listed LLP.

93(138)

21.12.4	The Landing Gear will have no more than Three (3) months utilization since its last Overhaul pursuant to the MPD. Landing Gear documentation will show full traceability to birth for each listed LLP.

21.12.5	Each component or Part of the Airframe (except the Landing Gear) which has a hard time (hour/cycle or calendar) limit to Overhaul pursuant to the MPD will have not less than Four Thousand Seven Hundred Fifty (4,750) Flight Hours, Two Thousand Seven Hundred Fifty (2,750) Cycles or Eighteen (18) months, whichever is the most limiting factor, remaining to operate until its next scheduled Overhaul pursuant to the MPD.

21.12.6	Each LLP of the Airframe not already covered under this Article 21 will have fifty percent (50%) of the full allotment of hours and cycles of its total approved life remaining to operate pursuant to the MPD.

21.12.7	Each component or Part which has a calendar limit, not already covered by this Article 21, will have remaining to operate at least (a) eighteen (18) months from the date of return of the Aircraft to Lessor or (b) one hundred percent (100%) of its total approved life, whichever is less, pursuant to the MPD.

21.12.8	No Part of the Aircraft or Engine will have total hours and total cycles since new greater than one hundred twenty five percent (125%) of that of the Airframe and, with respect to all Parts as a group, the Parts will have an average total time since new no greater than that of the Airframe.

21.12.9	Each Aircraft tire and each brake will be new or will have no more that 10 hours and 5 cycles and zero (0) recaps since new or Overhaul, as applicable.

21.13	Export and De-registration of Aircraft

At Lessor’s request, Lessee at its cost will (a) provide a valid Certificate of Airworthiness, a ferry flight approval and any other requirement that be applicable from the State of Registration so that the Aircraft can be exported to the country designated by Lessor other than to a Prohibited Country, (b) procure, consent in writing or assist with, as requested by Lessor, the de-registration of the Aircraft from the register of aircraft in the State of Registration and, if applicable with Lessor and Lessor’s Lender giving any required consents, from the International Registry as provided by the Cape Town Convention, and (c) assist with arranging for prompt confirmation of such de-registration to be sent by the registry in the State of Registration to the next country of registration. If any Aircraft work which Lessee is not otherwise required to perform hereunder, including engineering, is required in order to obtain the required Certificate of Airworthiness or the Ferry Flight approval, Lessee will cause to be performed such work at Lessee’s maintenance performer’s facilities at Lessor’s cost based upon prevailing third party rates.

94(138)

21.14	Lessee’s Continuing Obligations

In the event that Lessee does not return the Aircraft to Lessor on the Expiration Date and in the condition required by this Article 21 for any reason other than as a result of an act or omission of Lessor, Lessor’s Lender or the performance of additional work requested by Lessor:

21.14.1	The obligations of Lessee under this Lease will continue in full force and effect on a day-to-day basis until such return. This will not be considered a waiver of Lessee’s Event of Default or any right of Lessor hereunder.

21.14.2	Until such return, the Agreed Value will be an amount equal to the Agreed Value on the day the Aircraft should have been returned to Lessor pursuant to this Lease.

21.14.3	Lessee will fully indemnify Lessor on demand for all damages and prejudices including losses, liabilities, actions, proceedings, costs and expenses thereby suffered or incurred by Lessor as a result of such failure and, in addition, until such time as the Aircraft is redelivered to Lessor and put into the condition required by this Article 21, instead of paying the Rent specified in Article 4.2, Lessee, will pay (i) during the first fifteen (15) days, an amount equal to ***** of the amount of Rent specified in Article 4.2 and (ii) thereafter until the Termination Date, an amount equal to ***** of the amount of Rent specified in Article 4.2, in each case calculated daily for each day from the scheduled Expiration Date until the Termination Date and prorated on the basis of a thirty (30) day month (without prejudice to Lessor’s other rights and remedies hereunder). Payment will be made upon presentation of Lessor’s invoice.

21.14.4	Lessor may elect to accept the return of the Aircraft prior to the Aircraft being put in the condition required by this Article 21 and thereafter have any such non-conformance corrected at such time as Lessor may deem appropriate and at commercial rates then charged by the Person selected by Lessor to perform such correction. All actual costs and expenses incurred by Lessor for such correction will be payable by Lessee within five (5) Business Days following the submission of a written statement by Lessor to Lessee, identifying the items corrected and setting forth such costs and the expenses of such corrections. Lessee’s obligation to pay such amounts will survive the Termination Date.

21.15	Return Acceptance Receipt

Upon return of the Aircraft in accordance with the terms of this Lease, Lessee will prepare and execute three (3) Return Acceptance Receipts in the form and substance of Exhibit G and Lessor will countersign and return one such Return Acceptance Receipt to Lessee.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

95(138)

21.16	Indemnities and Insurance

The indemnities and insurance requirements set forth in Articles 15 and 16, respectively, will apply to Indemnitees and Lessor’s assigned representatives during return of the Aircraft, including the ground inspection and acceptance flight.

21.17	Storage

At Lessor’s request, Lessee will, at Lessor’s sole cost and expense, park and store the Aircraft in accordance with Manufacturer’s recommended short term storage program at Lessee’s principal maintenance facilities and maintain insurance on the Aircraft (ground cover only) for a period not to exceed ninety (90) days after the Termination Date provided that (i) suitable facilities are available (ii) any payments required to be made in respect of such services shall be made by Lessor in a timely manner and (iii) the same would not interfere with Lessee’s maintenance services providers scheduling. Lessee will not utilize the Aircraft for any reason during this period.

96(138)

22.	ASSIGNMENT

22.1	No Assignment by Lessee

NO ASSIGNMENT, NOVATION, TRANSFER, MORTGAGE OR OTHER CHARGE MAY BE MADE BY LESSEE OF ANY OF ITS RIGHTS OR OBLIGATIONS WITH RESPECT TO THE AIRCRAFT, ANY ENGINE OR PART, OR THIS LEASE.

22.2	Sale or Assignment by Lessor

22.2.1	Subject to Lessee’s rights pursuant to and in conformity with the provisions of this Lease including without limitation this Article 22, Lessor may at any time and without Lessee’s consent sell, assign or transfer its rights, interest and obligations hereunder or with respect to the Aircraft to a third party (“Lessor’s Assignee”). For a period of two (2) years after Lessor’s sale or assignment and at Lessee’s cost, Lessee will continue to name the prior Lessor and the other Indemnitees as additional insureds under the Aviation and Airline General Third Party Liability Insurance specified in Exhibit C.

22.2.2	In the event of the sale of the Aircraft and transfer of Lessor’s rights and obligations under and in conformity with the provisions of this Lease including without limitation this Article 22, Lessor’s Assignee will become “Lessor” of the Aircraft under this Lease and the transferring party (the prior “Lessor”) will be relieved of all liability to Lessee under this Lease for obligations arising on and after the date the Aircraft is sold in conformity with the provisions of this Lease. Lessee will acknowledge and accept Lessor’s Assignee as the new “Lessor” under this Lease and will look solely to Lessor’s Assignee for the performance of all Lessor obligations and covenants under this Lease arising on and after such sale date of the Aircraft, provided Lessor’s Assignee and such sale or other transfer comply with the provisions of this Article 22.

22.2.3	Wherever the term “Lessor” is used in this Lease in relation to any of the provisions relating to disclaimer, title and registration, indemnity and insurance contained in Articles 7, 13, 15 and 16, respectively, or with respect to Article 18.2.10, the term “Lessor” will be deemed to include Lessor’s Assignee and Lessor’s Lender, if applicable and to the extent of their respective interest. For avoidance of doubt, in the event of Lessor’s sale or financing of the Aircraft, the disclaimer and indemnity provisions contained in Articles 7 and 15 will continue to be applicable after the sale or assignment to Arrendadora Financiera Inbursa, S.A. de C.V. Sociedad Financiera de Objeto Multiple, Entidad Regulada, Grupo Financiero Inbursa or any successors and permitted assigns thereof, as well as being applicable to Lessor’s Assignee from and after the date when such Lessor’s Assignee shall become “Lessor” hereunder and to Lessor’s Lender for the period during which it was “Lessor’s Lender” hereunder.

97(138)

22.3	Lessor’s Lender

Subject to Lessee’s rights pursuant to this Lease, Lessor may at any time and without Lessee’s consent grant Security Interests over the Aircraft and assign by way of security Lessor’s interest in the benefit of this Lease to one or more other lenders (each such entity, the “Lessor’s Lender”) as security for Lessor’s obligations to Lessor’s Lender.

22.4	Lessee Cooperation

On request by Lessor or Lessor’s Lender and subject to conformity with the requirements of this Article 22, Lessee will promptly execute all such documents (such as a lease assignment agreement and consent) as Lessor or Lessor’s Lender may reasonably require to acknowledge any proper transfer of Lessor’s rights, title or interest in and to the Aircraft and/or this Lease and Lessee’s obligations in connection therewith and Lessee’s acknowledgment that Lessor is not in breach of the Lease. Lessee will promptly provide all other reasonable assistance and cooperation to Lessor and Lessor’s Lender in connection with any proper sale or assignment or the perfection and maintenance of any such security interest, including making all necessary filings and registrations in the State of Registration and providing all opinions of counsel with respect to matters requested by Lessor or Lessor’s Lender.

22.5	Change of Governing Law

Lessor may, upon no less than 120 days prior written notice to Lessee, request that the governing law and jurisdiction of this Lease, and any legal terms and provisions of this Lease which the parties shall agree or which would need to be adjusted in consideration of such change, be changed to the laws and courts of the State of New York in connection with the sale of Lessor’s interest in the Aircraft, provided that Lessor reimburse Lessee for its reasonable costs and expenses (including reasonable legal fees and related expenses) in connection with or arising as a result of any such change in governing law and jurisdiction.

98(138)

22.6	Protections

Without prejudice to Lessor’s rights under Article 23.3 following an Event of Default, Lessee’s obligations under this Article 22 are subject to the following requirements:

22.6.1	Lessor will obtain for the benefit of Lessee an acknowledgment from any Lessor’s Assignee or Lessor’s Lender that, so long as no Default or Event of Default has occurred and is continuing hereunder, neither such Person nor any other Person lawfully claiming by or through such Person will interfere with Lessee’s quiet, peaceful use and enjoyment of the Aircraft.

22.6.2	No sale, assignment, transfer or other disposition of any right, title or interest of Lessor, and Lessor’s Assignee or any Lessor’s Lender in or to the Aircraft and/or this Lease shall result in any additional obligations or liability (whether financial or otherwise) of Lessee nor will Lessee’s rights be reduced, restricted, limited or prejudiced as a result of any sale, assignment, transfer or other disposition of the Aircraft or this Lease. No such sale, assignment, transfer or other disposition shall give rise (or could reasonably foreseeably give rise) to any Mexican withholding or other taxes on rentals whatsoever at the time of transfer, unless Lessor’s Assignee is willing to accept rentals net of all such taxes and so confirms to Lessee in writing.

22.6.3	Any Lessor’s Assignee shall:

(a)	satisfy the requirements to maintain the registration of the Aircraft in the State of Registration;

(b)	have (or have its obligations guaranteed, pursuant to a guaranty agreement reasonably satisfactory to Lessee, by a guarantor that has) a tangible net worth of at least *****;

(c)	assume all obligations of Lessor under this Lease; and

(d)	not be an airline, other commercial aircraft operator or freight forwarder or any affiliate of any thereof.

Any transfer to a Person not meeting the requirements set forth in Article 22.6.3 shall be deemed a breach by Lessor of its covenant of quiet enjoyment.

22.6.4	No sale, assignment, transfer or other disposition shall violate any applicable Law (including without limitations any securities laws of Mexico, the United States or any other applicable jurisdiction).

22.6.5

Notwithstanding anything to the contrary herein, Lessor shall be responsible for and pay to or as directed by Lessee, within ten (10) Business days of written demand, Lessee’s reasonable fees, costs and expenses (including, without limitation, reasonable attorney’s fees) in connection with the sale, assignment, transfer or other disposition of any or all of its or any Lessor’s Lender’s interest in, to or in respect of the Aircraft (any part thereof) or this Lease including without limitation, such fees, costs and expenses incurred in connection with Lessee’s performance of its obligations under this Article 22,

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

99(138)

any documentation, filings and registrations related to any such sale, assignment transfer or other disposition (including, without, limitation, any reasonable fees, costs and expenses arising as a result of or in connection with any change in governing law).

100(138)

23.	DEFAULT OF LESSEE

23.1	Lessee Notice to Lessor

Lessee will promptly notify Lessor if Lessee becomes aware of the occurrence of any Default or Event of Default.

23.2	Events of Default

The occurrence of any of the following will constitute an Event of Default and material breach of this Lease by Lessee:

(a)	Lessee fails to take Delivery of the Aircraft when obligated to do so under the terms of this Lease;

(b)	Lessee fails to make a Rent, Maintenance Fund or other scheduled payment due hereunder in the manner and by the date provided herein and fails to make such payment within one (1) Business Day after such payment is due or fails to make any unscheduled payment within three (3) Business Days after such payment is due;

(c)	Lessee fails to obtain or maintain the insurance required by Article 16 (except where such insurance is unavailable for purchase by any airline and Lessee is complying with the provision of Article 16.12);

(d)	Lessee fails to return the Aircraft to Lessor on the Expiration Date in accordance with Article 21;

(e)	Lessee fails to observe or perform any of its other obligations hereunder and fails to cure the same within ten (10) days after written notice thereof to Lessee.

(f)	any representation or warranty of Lessee herein proves to be untrue in any material respect and in Lessor’s reasonable opinion the ability of Lessee to comply with its obligations under the Operative Documents has been materially and adversely affected thereby;

(g)	the registration of the Aircraft is cancelled other than as a result of an act or omission of Lessor or Lessor’s Lender;

(h)	Lessee abandons or relinquishes control over the Aircraft or Engines;

(i)	Lessee or an approved sublessee no longer has unencumbered control (other than Permitted Liens) or possession of the Aircraft or Engines, except as otherwise permitted by this Lease;

101(138)

(j)	Lessee threatens or is found to be in danger to permanently (or temporarily, to the extent that Lessee’s ability to comply with its obligations under the Operative Documents may in Lessor’s reasonable opinion be materially and adversely affected thereby) discontinue business or sells or otherwise disposes of all or substantially all of its assets;

(k)	Lessee no longer possesses any of the licenses, certificates and permits required for the conduct of its business as a certificated air carrier in Mexico or any of such become revoked or suspended, and in each case, the same would adversely affect its ability to perform its obligations under the Operative Documents, and in case of a suspension, the suspension shall be for a period of more than thirty (30) days provided that Lessee acts diligently to cure the situation immediately after such suspension shall occur;

(l)	Lessee fails to pay when due any Airport Charges or Air Navigation Charges assessed with respect to the Aircraft or any aircraft operated by Lessee which, if unpaid, may give rise to any Security Interest in relation to the Aircraft, Engine, APU or any Part except if such amounts are being contested by Lessee in accordance with the provisions of Article 14.5 hereof;

(m)	Lessee suspends payment on, is unable to or admits its inability to pay, its debts or other obligations (i) in general as they fall due, (ii) on any single obligation or debt for an amount equal to or in excess of *****, or (iii) in the aggregate for amounts equal to or in excess of *****;

(n)	Lessee or a substantial part of Lessee’s property is adjudicated or voluntarily or involuntarily becomes subject of a concurso mercantil, bankruptcy, judicial recuperation, liquidation, reorganization or protection from creditors of Lessee, becomes bankrupt or insolvent in accordance with applicable Law, or Lessee proposes or enters into any composition or other arrangement for the benefit of its creditors generally; and, in the case of any involuntary concurso mercantil or bankruptcy, the same is not dismissed or stayed within sixty (60) days, from the date of filing by the applicant. If instituted by Lessee, the same will be an immediate Event of Default. If instituted by another Person, the same will be an Event of Default if not dismissed, remedied or relinquished within the period referred to above;

(o)

any order, judgment or decree is entered by any court of competent jurisdiction appointing an interventor, administrator, receiver, trustee or liquidator of Lessee or a substantial part of its property, or if a substantial part of Lessee’s property is to be sequestered or if its treasury or administration shall be intervened. If instituted by or done

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

102(138)

with the consent of Lessee, the same will be an immediate Event of Default. If instituted by another Person, the same will be an Event of Default if not dismissed, remedied or relinquished within thirty (30) days;

(p)	any indebtedness for borrowed moneys or a guarantee or similar obligation owed by Lessee with a single unpaid balance equal to or in excess of ***** or an aggregate unpaid balance equal to or in excess of ***** or the equivalent in any other currency is declared due before its stated maturity or any judgment or judgments which, in the aggregate are in an amount equal to or in excess of ***** or the equivalent in any other currency is rendered against Lessee and is not satisfied or bonded pending appeal within thirty (30) days of the date of entry thereof; or

(q)	Lessee is in default under any other lease or other agreement between Lessee and Lessor or a Lessor affiliate relating to aircraft, engines, aircraft equipment or the extension of credit and the same is not cured within its specified cure period.

23.3	Lessor’s General Rights

Upon the occurrence of any Event of Default and for so long as the same shall remain unremedied, Lessor may either (i) terminate this Lease by delivering the corresponding notice to Lessee and without the need for judicial intervention, or (ii) demand the mandatory fulfilment of the defaulted obligations of Lessee, at its option and, as applicable in each case, take the following actions and make the following demands (in addition to such other rights and remedies which Lessor may have by statute or otherwise but subject to any requirements of applicable Law):

(a)	terminate the leasing of the Aircraft under this Lease by giving written notice to Lessee without judicial intervention;

(b)	terminate the rights of Lessee to use or operate the Aircraft by giving written notice to Lessee;

(c)	require that Lessee immediately cease flying the Aircraft and leave it parked in its then current location by giving written notice to Lessee;

(d)	require that Lessee immediately move the Aircraft to an airport or other location designated by Lessor and park the Aircraft there by giving written notice to Lessee;

(e)

take possession of the Aircraft and conduct any acts and obtain any orders that may be necessary for such purpose. Upon repossession of the Aircraft, Lessor will then be entitled to sell, lease or otherwise deal

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

103(138)

with the Aircraft as if this Lease had never been made. Lessor will be entitled to the full benefit of its bargain with Lessee and may receive and retain any rentals and profits arising from any such sale, lease or other dealing with the Aircraft;

(f)	for Lessee’s account, do anything that may be required to cure any Event of Default and recover from Lessee all damages and prejudices including all costs, legal fees and expenses incurred in doing so and Default Interest;

(g)	proceed as appropriate to enforce performance of this Lease and to recover any damages for the breach hereof, including the amounts specified in Article 23.5;

(h)	apply all or any portion of the Security Deposit and any other security deposits or Maintenance Funds held by Lessor pursuant to any other agreements between Lessor and Lessee to any amounts due; and/or

(i)	apply any amounts paid or recovered in respect of Lessee’s liabilities under the Operative Documents to any of Lessee’s liabilities under the Operative Documents in such proportion, order and manner as Lessor determines in its sole discretion.

Regardless of Lessor’s exercise of any remedy or remedies, Lessee’s obligations under this Lease will continue (including, without limitation, the obligations set forth in Articles 15 and 16) until the same have been fully discharged in accordance with the terms hereof.

When any circumstances shall occur resultant from which Lessee shall be required by Lessor to return the Aircraft, the Airframe, any Engine, the APU or any Part thereof in accordance with the terms of this Lease or upon commencement by Lessor of any suit, claim or upon commencement of any controversy, judicial or otherwise, related with the Aircraft, the rights of possession thereof or this Lease, the Lessee shall, for as long as it shall be in possession of the Aircraft, the Airframe, any Engine, the APU or any Part thereof, be considered as a gratuitous trustee (depositario) of the Aircraft, the Airframe, any Engine, the APU or any Part thereof in accordance with the terms of the Second Volume, Title IV (Libro Segundo, Título IV), of the Commercial Code. For such purpose, Lessee hereby (i) expressly waives any right to receive any compensation for its acts as trustee in accordance with this Lease, (ii) acknowledge that it shall not be entitled to the use or disposition of the Aircraft, the Airframe, any Engine, the APU or any Part thereof, which will be maintained at the disposal of the Lessor, (iii) acknowledges that the Lessor will be under no obligation to indemnify, reimburse, or pay the Lessee the expenses in which, if any, Lessee shall incur for the conservation and maintenance of the Aircraft, the Airframe, any Engine, the APU or any Part thereof in its capacity as trustee of the same, (iv) acknowledge that it shall have no right of detention of the Aircraft, the Airframe, any Engine, the APU or any

104(138)

Part thereof and (v) accepts that it shall remain in custody of the Aircraft, the Airframe, any Engine, the APU or any Part thereof, at the disposal of Lessor, until the same has been materially returned to the Lessor or all Events of Default have been cured and that, the same shall be returned to the Lessor in the location and in accordance to the instructions of Lessor as provided in this Lease.

23.4	De-registration and Export of Aircraft

If an Event of Default has occurred and is continuing, Lessor may take all steps necessary to terminate the lease, deregister the Aircraft, remove the Aircraft from the Operating Permit of Lessee and export the Aircraft from the State of Registration and Lessee shall assist Lessor herewith in all respects.

23.5	Lessee Liability for Damages and Prejudices

If an Event of Default occurs, in addition to all other remedies available at Law or in equity and in addition to any other indemnities as provided in Article 15, Lessor has the right to recover from Lessee and Lessee will pay Lessor within five (5) Business Days after Lessor’s written demand, all of the following:

(a)	all amounts which are then due and unpaid hereunder and which become due prior to the earlier of Lessor’s recovery of possession of the Aircraft or Lessee making an effective tender thereof;

(b)	subject to Lessor’s obligation under Article 23.9, in the event that Lessor shall have re-leased or sold the Aircraft, Lessor may if it shall so elect, demand that Lessee pay to Lessor any accrued but unpaid Rent up to and including the date of the commencement of the re-leasing or the date of sale plus the excess of:

(i)	the aggregate unpaid Rent for the Aircraft which would have otherwise have become due hereunder over the Lease Term but for the Event of Default discounted monthly to present value (calculated in accordance with the amount set out in Article 23.7 of this Lease) as at the date of the commencement of the re-leasing, over

(ii)	in the case of re-leasing, the aggregate rental payments to become due under the re-leasing from the date of the commencement of the term of the re-leasing to the date upon which the Lease Term for the Aircraft would have expired pursuant to this Lease but for the Event of Default, discounted monthly to present value (calculated in accordance with the amount set out in Article 23.7 of this Lease) as of the date of commencement of the term of the re-leasing, or

105(138)

(iii)	in the case of a sale, the aggregate fair market rental value of the Aircraft (as determined by a recognized independent aircraft appraiser chosen by Lessor) for a period equal to the remainder of the Lease Term for the Aircraft, after discounting such fair market rental value to present value (calculated in accordance with the amount set out in Article 23.7 of this Lease) as at the date such valuation is determined by the recognized independent aircraft appraiser;

(c)	all out-of-pocket costs in light of the circumstances incurred by Lessor in exercising its remedies hereunder, including but not limited to repossession costs, legal fees, Aircraft storage costs, Aircraft re-lease or sale costs;

(d)	any amount of additional principal, interest, fees or other sums paid or payable on account of funds borrowed in order to carry any unpaid amount;

(e)	subject to Lessor’s obligation under Article 23.9, any loss, cost, expense or liability sustained by Lessor due to Lessee’s failure to redeliver the Aircraft in the condition required by this Lease; and

(f)	subject to Lessor’s obligation under Article 23.9, any other loss, damage, expense, cost or liability which Lessor suffers or incurs as a result of the Event of Default and/or termination of this Lease, including an amount sufficient to fully compensate Lessor for any loss of or damage to Lessor’s residual interest in the Aircraft caused by Lessee’s default.

23.6	Waiver of Default

By written notice to Lessee, Lessor may at its election waive any Default or Event of Default and its consequences and rescind and annul any prior notice of termination of this Lease. The respective rights of the parties will then be as they would have been had no Default or Event of Default occurred and no such notice been given.

23.7	Present Value of Payments

In calculating Lessor’s damages hereunder, upon an Event of Default all Rent and other amounts which would have been due hereunder during the Lease Term if an Event of Default had not occurred will be calculated on a present value basis using a discounting rate to be agreed upon between the parties at the time of calculation, discounted to the earlier of the date on which Lessor obtains possession of the Aircraft or Lessee makes an effective tender thereof, regardless of the condition thereof.

106(138)

23.8	Use of Termination Date

For avoidance of doubt, it is agreed that if this Lease terminates and the Aircraft is repossessed by Lessor due to an Event of Default, then, notwithstanding the use of the term “Termination Date” in this Lease, the period of the Lease Term and the “Expiration Date” will be utilized in calculating the damages to which Lessor is entitled pursuant to Article 23.5.

23.9	Mitigation of Damages

Lessor agrees to act in a commercially reasonable manner to mitigate any damages it may incur as a result of the occurrence of an Event of Default.

107(138)

24.	NOTICES

24.1	Manner of Sending Notices

Any notice, request or information required or permissible under this Lease will be in writing in Spanish and accompanied with an English translation thereof. Notices will be delivered in person or sent by fax, letter (mailed airmail, certified and return receipt requested), or by expedited delivery with proof of reception by addressee, addressed to the parties as set forth in Article 24.2. In the case of a fax, notice will be deemed received on the date set forth on the confirmation of receipt produced by the sender’s fax machine immediately after the fax is sent. In the case of a mailed letter, notice will be deemed received upon actual receipt in accordance with proof issued by the postal service. In the case of a notice sent by expedited delivery, notice will be deemed received on the date of delivery set forth in the records of the Person which accomplished the delivery. If any notice is sent by more than one of the above listed methods, notice will be deemed received on the earliest possible date in accordance with the above provisions.

24.2	Notice Information

Notices will be sent:

If to Lessor:	Arrendadora Financiera Inbursa, S.A. de C.V.
Sociedad Financiera de Objeto Multiple,
Entidad Regulada, Grupo Financiero Inbursa
Paseo de las Palmas 736
Col. Lomas de Chapultepec
Mexico, 11000, D.F.
Mexico
	Attention:	Director Juridico
	Fax:	+52 55 52 02 52 00

With a copy to:	Jetscape, Inc.
10 S. New River Drive East, Suite 200
Fort Lauderdale, FL 33301
United States of America
	Attention:	Legal Department
	Fax:	+1 954 763 4757

If to Lessee:	Concesionaria Vuela Compañía de Aviación, S.A. de C.V.
Prolongación Paseo de la Reforma No. 490
Piso 1 (Edifício GE)
Colonia Santa Fé Peña Blanca
Del. Alvaro Obregón
Mexico D.F. 01012
Mexico
	Attention:	General Counsel
	Fax:	+52 55 5261 6460

or to such other places and numbers as either party directs in writing to the other party.

108(138)

25.	GOVERNING LAW AND JURISDICTION

25.1	Governing Law

This Lease is governed by and shall be construed in accordance with the Federal Laws of Mexico.

25.2	Jurisdiction

For everything related to the interpretation, fulfillment, and enforcement of this Lease, the parties hereto expressly and irrevocably submit to the jurisdiction of the competent courts of the Federal District of Mexico and hereby waive in express and irrevocable form their right to any other jurisdiction that to the same may correspond by virtue of their present or future domicile, of the location of their assets or in any other form.

25.3	Waiver of Sovereign Immunity

Lessee irrevocably and unconditionally:

(i)	agrees that if Lessor brings legal proceedings against it or its assets in relation to this Lease no immunity from such proceedings (which will be deemed to include without limitation, suit, attachment prior to judgement, other attachment, the obtaining of judgement, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

(ii)	waives any such right of immunity which it or its assets now has or may in the future acquire; and

(iii)	consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgement which may be made or given in such proceedings.

25.4	Prevailing Party in Dispute

If any legal action or other proceeding is brought in connection with or arises out of any provisions in this Lease, the prevailing party will be entitled to recover expenses and costs including attorneys’ fees and other costs incurred in such action or proceedings. The prevailing party will also, to the extent permissible by Law, be entitled to receive pre- and post judgment Default Interest.

109(138)

25.5	Waivers

EACH OF LESSEE AND LESSOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH EITHER OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS LEASE BROUGHT IN ANY OF THE COURTS REFERRED TO IN ARTICLE 25.2, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

110(138)

26.	MISCELLANEOUS

26.1	Expenses

Each of Lessor and Lessee shall bear its own costs and expenses in respect of the negotiation and execution of this Lease and the other Operative Documents, including the fees and disbursements of its counsel, brokers and agents. Lessee shall bear the cost of translating this Lease into Spanish and certifying such translation by a translation expert listed as such by the Superior Tribunal of Justice of the Federal District of Mexico or by the Council of the Federal Judicature (and any related necessary documents), if required for the registration or the enforcement thereof in the State of Registration or in Mexico. Lessee shall also pay all costs, fees and expenses required to have this Lease ratified by a mercantile broker or by a notary public (and any related necessary documents) ratified, notarized and legalized as applicable for the registration or enforcement thereof in the State of Registration or in Mexico. If a party hereto (the “Requesting Party”) requests any approvals, consents, waivers, modifications or amendments hereto, such Requesting Party shall reimburse the other party for all out-of-pocket costs and expenses, including reasonable attorneys fees, incurred by such other party in connection with such approvals, consents, waivers, modifications or amendments. Lessee shall bear all costs, including attorneys fees and expenses, whether or not trial be brought and both at trial and on appeal or amparo, incurred by Lessor and/or any Lessor’s Lender in properly enforcing any obligation of Lessee hereunder and Lessee shall indemnify and hold Lessor and any Lessor’s Lender harmless from any such cost and expense and any loss or damage incurred in connection with such proper enforcement.

26.2	Power of Attorney

Lessee agrees to provide an irrevocable power of attorney for deregistration, removal of the Aircraft from Lessee’s Operating Certificate and export of the Aircraft, the Airframe, any Engines and any Part thereof and for collection of insurance proceeds in substantially the same form as Exhibit F hereto for the purpose of enforcing Lessor’s rights in respect of this Lease, including without limitation, the return, repossession, de-registration and exportation of the Aircraft. Lessee will take all steps required under the Laws of the State of Registration to provide such power of attorney to Lessor and Lessor’s Lender and to any individuals to whom such shall indicate with capacity of substitution and delegation in compliance with the requirements of Law for it to be valid and fully enforceable by Lessor. Lessor hereby agrees that in the event that it shall act pursuant to the foregoing powers of attorney in absence of the existence of an Event of Default it shall be liable to Lessee for the damages and prejudices that may result from such acts.

111(138)

26.3	Lessor Performance for Lessee

The exercise by Lessor of its remedy of performing a Lessee obligation hereunder is not a waiver of and will not relieve Lessee from the performance of such obligation at any subsequent time or from the performance of any of its other obligations hereunder.

26.4	Lessor’s Payment Obligations

Any obligation of Lessor under this Lease to pay or release any amount to Lessee is conditioned upon (a) all amounts then due and payable by Lessee to Lessor under this Lease having been paid in full and (b) no Default or Event of Default having occurred and continuing hereunder at the time such payment or release of payment is payable to Lessee provided however, that upon cure of any such Default or Event of Default, whether by or on behalf of Lessee directly or by application of amounts so withheld, Lessor shall forthwith pay to Lessee the amount so withheld less the amount applied in full or partial cure of any such Default or Event of Default.

26.5	Materiality

For the purpose of this Lease and the other Operative Documents, the terms “material” or “materially” shall whenever such terms shall be applicable, except in reference to actual items of equipment or repair or where the context otherwise indicates or requires, be understood to be in reference to the substantial part or to the majority proportion of the concept or event that it intends to qualify.

26.6	Usury Laws

The parties intend to contract in strict compliance with any applicable usury Laws. Notwithstanding anything to the contrary in the Operative Documents, Lessee will not be obligated to pay Default Interest or other interest in excess of the maximum non-usurious interest rate, as in effect from time to time, which may by applicable Law be charged, contracted for, reserved, received or collected by Lessor in connection with the Operative Documents. During any period of time in which the then applicable highest lawful rate is lower than the Default Interest rate, Default Interest will accrue and be payable at such highest lawful rate; however, if at later times such highest lawful rate is greater than the Default Interest rate, then Lessee will pay Default Interest at the highest lawful rate until the Default Interest which is paid by Lessee equals the amount of interest that would have been payable in accordance with the interest rate set forth in Article 4.6.

112(138)

26.7	Delegation by Lessor

Lessor may delegate to any Person(s) all or any of the rights, powers or discretion vested in it by this Lease and any such delegation may be made upon such terms and conditions as Lessor thinks fit provided, however, no such delegation shall be deemed in any manner to relieve Lessor of any of its obligations hereunder in respect of all of which Lessor shall remain liable to the same extent as if no such delegation hade been made and further provided that no such delegation shall result in any cost, expense, liability or obligation in excess of or in addition to these for which Lessee would otherwise have been liable in the absence of such delegation.

26.8	Confidentiality

The Operative Documents and all non-public information obtained by either party about the other are confidential and are between Lessor and Lessee only and will not be disclosed by a party to third parties (other than to such party’s auditors or legal or financial advisors; as required in connection with any filings of this Lease in accordance with Article 13; in connection with Lessor’s potential sale of the Aircraft or assignment of this Lease, provided the potential purchasers shall have agreed to hold any such information confidential; as required for enforcement by either party of its rights and remedies with respect to this Lease or as required by applicable Law) without the prior written consent of the other party. If any disclosure will result in an Operative Document becoming publicly available, Lessee and Lessor will cooperate with one another to obtain confidential treatment as to the commercial terms and other material provisions of such Operative Document. Notwithstanding the foregoing, Lessor may use true copies of Lessee’s logo and pictures of the Aircraft painted in Lessee’s livery in Lessor’s marketing materials.

26.9	Rights of Parties

The rights of the parties hereunder are cumulative, not exclusive, may be exercised as often as each party considers appropriate and are in addition to its rights under general Law. The rights of one party against the other party are not capable of being waived or amended except by an express waiver or amendment in writing. Any failure to exercise or any delay in exercising any of such rights will not operate as a waiver or amendment of that or any other such right. Any defective or partial exercise of any such rights will not preclude any other or further exercise of that or any other such right and no act or course of conduct or negotiation on a party’s part or on its behalf will in any way preclude such party from exercising any such right or constitute a suspension or any amendment of any such right.

113(138)

26.10	Further Assurances

Lessee agrees and undertakes at its own expense from time to time to do and perform such other and further acts and execute and deliver any and all such other instruments consistent with the business, economic, commercial and other agreements of the parties as expressed herein as may be required by Law or requested by Lessor to establish, maintain or protect the rights and remedies of Lessor or to carry out and effect the intent and purpose of this Lease and any other document relating to the transactions contemplated herein. At any time the Cape Town Convention is published in the Official Gazette and deposited at UNIDROIT to become applicable in the State of Registration and/or Mexico, Lessee shall at its own expense do and perform such other and further acts and execute and deliver any and all such other instruments as may be requested by Lessor or Lessor’s Lender and which are necessary and consistent with the business, economic, commercial and other agreements of the parties as expressed herein in order to (i) register any international interest under this Lease or any other document relating to the transactions contemplated herein to which Lessee is a party, or (ii) register any interest in the Aircraft or any part thereof permitted by the Cape Town Convention and/or the Geneva Convention, if applicable, or (iii) to protect and perfect Lessor’s and Lessor’s Lender’s interest in the Aircraft and this Lease (and any approved sublease, if applicable) in the State of Registration, Mexico or in any other jurisdictions in or over which Lessee (and any sublessee, if applicable) may operate the Aircraft, including, without limitation, amending this Lease or any other document relating to the transactions contemplated herein, or to enter into other agreements, as may be necessary.

26.11	Spanish Language Version Prevails

The English version of this Lease shall be used for the continuing compliance and determination of the parties rights and obligations hereunder. The mutually agreed, executed and registered Spanish version of the Lease however will prevail for the interpretation and resolution of any dispute or controversy existing between the parties and over any translations thereof.

26.12	Use of Word “including”

The term “including” is used herein without limitation.

26.13	Headings

All article and paragraph headings and captions are purely for convenience and will not affect the interpretation of this Lease. Any reference to a specific article, paragraph or section will be interpreted as a reference to such article, paragraph or section of this Lease.

114(138)

26.14	Invalidity of Any Provision or Illegality

26.14.1	If any of the provisions of this Lease become invalid, illegal or unenforceable in any respect under any Law, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

26.14.2	If a change shall have occurred after the date of this Lease in applicable Law which would make it illegal for Lessor to lease the Aircraft to Lessee or for Lessee to lease the Aircraft from Lessor and to fully perform its obligations hereunder, the parties agree to negotiate in good faith to restructure this Lease or to otherwise solve the situation (without prejudice to Lessee’s obligation to return the Aircraft to Lessor in accordance with this Lease as agreed between the parties at that time).

26.15	Time Limitations

Time is of the essence in the performance of all obligations of the parties under this Lease and, consequently, all time limitations set forth in the provisions of this Lease will be strictly observed.

26.16	Amendments in Writing

The provisions of this Lease may only be amended or modified by a writing executed by Lessor and Lessee.

26.17	Ratified Signatures

The parties hereunder will execute this Lease in the presence of a mercantile broker or notary public which shall ratify the signatures of the parties hereto.

26.18	Entire Agreement

The Operative Documents constitute the entire agreement between the parties in relation to the leasing of the Aircraft by Lessor to Lessee and supersede all previous proposals, agreements and other written and oral communications in relation hereto. The parties acknowledge that there have been no representations, warranties, promises, guarantees or agreements, express or implied, except as set forth herein.

115(138)

IN WITNESS WHEREOF, Lessee and Lessor have caused this Lease to be executed by their respective officers in this city of Mexico, D.F., as of the date and year first written above.

Arrendadora Financiera Inbursa, S.A. de Concesionaria Vuela Compañía de C.V. Sociedad

Financiera de Objeto Aviación, S.A. de C.V.

Multiple, Entidad Regulada, Grupo

Financiero Inbursa

By:	/s/ Luis Roberto Frías Humphrey	By:	/s/ Alfonso Ascencio Triujeque
Name:	Luis Roberto Frías Humphrey	Name:	Alfonso Ascencio Triujeque
Title:	Legal Representative	Title:	General Counsel

116(138)

EXHIBIT A

ENGINE PERFORMANCE RESTORATION SHOP VISIT

“Engine Performance Restoration Shop Visit” means, in respect of an engine, a performance restoration shop visit of such engine with a minimum target build life of 13,000 engine flight hours at an average stage length of 2.3:1 performed in accordance with a workscope not less extensive than that set out below and conducted in accordance with the Maintenance Management Plan (“MMP”):

SECTION REF	MODULE	First Shop Visit	Subsequent Shop Visits
8	Fan Module	L3	L3
9	Low Pressure Compressor	L1/L2	L3
10	Internal Gearbox/Front Bearing Compartment	L1/L2	L3
11	Fan Case and Fan Frame	L1/L2	L2/L3
12	High Pressure Compressor Module	L1/L2	L3
13	Diffuser	L1/L3	L3
14	Combustor	L3	L3
15	No. 4 Bearing Compartment	L1/L2/L3	L3
16	Nozzle Guide Vane Group	L3	L3
17	High Pressure Turbine	L3	L3
18	Low Pressure Turbine Module	L1/L2	L3
19	Turbine Exhaust Case	L1/L2	L3
20	External Gear Box	L1/L2	L2/L3
22	Nacelle Components	L2	L3

117(138)

EXHIBIT B

PROHIBITED COUNTRIES

“Prohibited Country” means, for the purpose of Articles 10.3 and 10.6, any of:

Afghanistan

Bosnia

Chechnya

Cuba

Iran

Iraq

North Korea

Sudan

Uganda

Zaire

and, for the purpose of this Lease (including without limitation Articles 10.3 and 10.6), any country 1) where war risk insurance cannot be obtained; 2) any country (other than Mexico) which is under any United Nations embargos, sanctions or orders; 3) any country (other than Mexico) which is the subject of U.S. embargos or sanctions, or which would compromise the ability of Lessee to maintain Mexican or U.S. registration of the Aircraft, as applicable, or place Lessee or Lessor in violation of any Mexican or U.S. laws or statutes; or 4) to and from which or within which the operation of the Aircraft could result in the imposition of any civil or criminal penalty against Lessor, Lessor’s Lender or Lessee or result in the seizure, confiscation, detention or other loss of the Aircraft.

This Exhibit may be reasonably updated by Lessor (in consultation with Lessee) during the Lease Term as global events dictate.

118(138)

EXHIBIT C

FORM OF CERTIFICATE OF INSURANCE

SEE FOLLOWING PAGES

119(138)

CERTIFICATE OF INSURANCE AND REINSURANCE

March 28, 2007

TO ARRENDADORA FINANCIERA INBURSA, S.A. de C.V.

SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD REGULADA, GRUPO FINANCIERO INBURSA

THIS IS TO CERTIFY that as Insurance Brokers we have placed Insurance in the name of CONCESIONARIA VUELA COMPANIA DE AVIACION S.A. DE C.V. D/B/A VOLARIS (VOLARIS) and/or Associated and/or Affiliated and/or Subsidiary Companies for their respective rights and interests (hereinafter called the “Insured”) with SEGUROS INBURSA. (as the “Insurers”) and that we, as Reinsurance Brokers, have placed in London and the International Insurance Markets Reinsurance in the name of the Insurers for account of the Insured, covering their operations in connection with their entire fleet of aircraft, including all new, acquired and leased aircraft from the moment they become the insurance responsibility of the Insured, whilst operating anywhere in the World, but excluding any area the subject of a United Nations sanction, against the following risks and up to the limits stated :-covering their operations in connection with their entire fleet of aircraft, including all new and acquired aircraft from the moment they become the insurance responsibility of the Insured, whilst operating anywhere in the World, but in respect of Hull War and Allied Risks also excluding Iraq, Afghanistan, Somalia, Zaire, Angola, Algeria, Burundi, Rwanda, Liberia, Bosnia Hercegovina, Tadzhikistan - or held covered subject to prior advice - overflights covered subject to necessary permits being obtained, against the following risks and up to the limits stated :-

1.	HULL ALL RISKS (including Aircraft engines, spare parts and equipment including ground support equipment, aircraft spares kits and engineers tools either owned by the Insured or the property of others for which the Insured are responsible, including whilst in transit, hereinafter called “Spares”) of loss or damage whilst flying and/or on the ground, on an agreed value basis for an agreed value. This coverage provided is subject to the following deductibles :-

In respect of A319-133 aircraft - ***** each and every loss excluding Total Loss or Constructive Total Loss or Compromised Total Loss or Arranged Total Loss.

In respect of Spares (not applicable to loss or damage caused by fire, wind, tornado c clone, flood or explosion or to loss or damage arising out of an accident to the carrying aircraft) - ***** each and every loss but in respect of ingestion damage to engines whilst bench testing subject to full deductible as applicable to Aircraft to which engine is destined to be fitted, but not applicable to Total Loss or Constructive Total Loss or Compromised Total Loss or Arranged Total Loss of the engine concerned.

2.	HULL WAR AND ALLIED RISKS (including Spares) as excluded by the War, Hijacking and other Perils Exclusion Clause (AVN.48B) other than paragraph (b) thereof on an agreed value basis, for an Agreed Value as at (1) above (and including confiscation and requisition by the State of Registration). Coverage for Spares is restricted in respect of War Risks (as defined in paragraph (a) of Section One of LSW 555D) is restricted to air and sea transits and incidental land transits in accordance with Institute War Clauses (Cargo) CL255 and Institute War Clauses (Air Cargo) CL258, as applicable. The Hull War and Allied Risks Coverage is subject to a policy aggregate limit of *****. NOTE: THIS AGGREGATE LIMIT MAY BE REDUCED OR EXHAUSTED BY VIRTUE OF CLAIMS MADE IN RESPECT OF ANY AIRCRAFT/SPARES INSURED UNDER THE POLICY.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

March 28, 2007	Page 1	Ref: VOLARIS — XA-VOF

The coverage in respect of spares, as detailed in 1. and 2. above is for such sums as may be declared by the Insured, subject to a limit of ***** any one sending / any one occurrence.

3.	AIRCRAFT THIRD PARTY, PASSENGER, BAGGAGE, CARGO, MAIL and AIRLINE GENERAL THIRD PARTY AND CONTRACTUAL LEGAL LIABILITY for a Combined Single Limit (Bodily Injury/Property Damage) of at least ***** any one occurrence, each aircraft, unlimited in all, but in the annual aggregate in respect of Products Legal Liability. War and Allied Risks are also covered, in accordance with the Extended Coverage Endorsement (AVN 52E) as contained in the Policy for a Combined Single Limit of at least ***** any one occurrence, each Aircraft.

It is further certified that Insurers have been advised of the attachment of the following Equipment, hereunder :-

Aircraft Type :	Airbus A3I9-133 with two (2) IAE International Aero AG V2527M-A5 Engines
Registered Marks:	XA - VOF
Manufacturers Serial No.:	3077. With respect to the Engines V1256I and V12563
Agreed Value :	***** to be reduced by ***** on each anniversary of the
Delivery Date.
Effective Date :	See Attached Schedule of Insurers
Policy Deductible applicable to physical damage to the Equipment :	as stated herein
Appointed Broker:	Aon Risk Services of Texas, Inc.

The said Equipment is the subject of the following Contract(s):

1.	Aircraft Lease Agreement, dated as of March 26, 2007 between ARRENDADORA FINANCIERA INBURSA, S.A. de C.V. SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD REGULADA, GRUPO FINANCIERO INBURSA, a company formed under the laws of Mexico (“Lessor”), and CONCESIONARIA VUELA COMPANIA DE AVIACION S.A. DE C.V., d/b/a VOLARIS, a sociedad anonima de capital variable organized and existing under the laws of Mexico (“Lessee”)

Additional Insureds:

1.	ARRENDADORA FINANCIERA INBURSA, S.A. de C.V. SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD REGULADA, GRUPO FINANCIERO INBURSA

2.	When notified by the Contract Party in 1, LESSOR’S LENDER (AS DEFINED IN THE LEASE)

AND, in addition, in respect of Legal Liability Insurances, their respective shareholders, Affiliates, trustees, beneficiaries, members, directors, officers, employees, servants, agents, successors, assigns and contractors and in accordance therewith Insurers have agreed to the following:-

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

March 28, 2007	Page 2	Ref: VOLARIS — XA-VOF

It is noted that the Contract Party(ies) has an interest in respect of the Equipment under the Contract(s). Accordingly, with respect to losses occurring during the period from the Effective Date until the expiry of the Insurance or until the expiry or agreed termination of the Contract(s) or until the obligations under the Contract(s) are terminated by any action of the Insured or the Contract Party(ies), whichever shall first occur, in respect of the said interest of the Contract Party(ies) and in consideration of the Additional Premium it is confirmed that the Insurance afforded by the Policy is in full force and effect and it is further agreed that the following provisions are specifically endorsed to the Policy:-

1.	Under the HULL “ALL RISKS” and HULL WAR and ALLIED RISKS Coverages

1.1	In respect of any claim on Equipment that becomes payable on the basis of a Total Loss, settlement (net of any relevant Policy deductible) shall be made to the order of the Contract Party(ies). In respect of any other claim, settlement (net of any relevant policy deductible) shall be made with such party(ies) as may be necessary to repair the Equipment unless otherwise agreed after consultation between the Insurers and the Insured and, where necessary under the terms of the Contract(s), the Contract Party(ies). Such payments shall only be made provided the same are in compliance with all applicable laws and regulations.

1.2	Insurers shall be entitled to the benefit of salvage in respect of any property for which a claims settlement has been made.

1.3	The Reinsurers and the Reassured hereby agree that in the event of any claim arising under the reinsurance in respect of a total loss or other claim where as provide by the Agreement such claim is to be paid to the person named as Loss Payee or Contract Party under the Original Policy, the Reinsures shall in lieu of payment to the Reassured, its successors in interest and assignee pay to the person named as Loss Payee or Contract Party or such person’s assigned under the Original Policy effected by the Assured that portion of any loss due for which the Reinsures would otherwise be liable to pay the Reassured (subject to proof of loss), it being understood and agreed that such payment by the Reinsurers shall (to the extent of such payment) fully discharge and release the Reinsures from any and all further liability in connection therewith.

2.	Under the Legal Liability Insurance

2.1	Subject to the provisions of this Endorsement, the Insurance shall operate in all respects as if a separate policy had been issued covering each party insured hereunder, but this provision shall not operate to include any claim howsoever arising in respect of loss or damage to the Equipment insured under the Hull or Spares Insurance of the Insured. Notwithstanding the foregoing the total liability of Insurers in respect of any and all Insureds shall not exceed the limits of liability stated in the Policy.

2.2	The Insurance provided hereunder shall be primary and without right of contribution from any other insurance which may be available to the Contract Party(ies).

2.3	This endorsement does not provide coverage for the Contract Party(ies) with respect to claims arising out of their legal liability as manufacturer, repairer, or servicing agent of the Equipment.

March 28, 2007	Page 3	Ref: VOLARIS — XA-VOF

3.	Under ALL Insurances

3.1	The Contract Party(ies) are included as Additional Insured(s) as their respective interests may appear.

3.2	The cover afforded to each Contract Party(ies) by the Policy in accordance with this Endorsement shall not be invalidated by any act or omission (including misrepresentation and non-disclosure) of any other person or party which results in a breach of any term, condition or warranty of the Policy PROVIDED THAT the Contract Party(ies) so protected has not caused, contributed to or knowingly condoned the said act or omission.

3.3	The provisions of this Endorsement apply to the Contract Party(ies) solely in their capacity as financier/lessor in the identified Contract(s) and not in any other capacity. Knowledge that any Contract Party(ies) may have or acquire or actions that it may take or fail to take in that other capacity (pursuant to any other contract or otherwise) shall not be considered as invalidating the cover afforded by this Endorsement.

3.4	The Contract Party(ies) shall have no responsibility for premium and Insurers shall waive any right of setoff or counterclaim against the Contract Party(ies), except in respect of outstanding premium in respect of the Equipment.

3.5	Upon payment of any loss or claim to or on behalf of any Contract Party(ies), Insurers shall to the extent and in respect of such payment be thereupon subrogated to all legal and equitable rights of the Contract Party(ies) indemnified hereby (but not against any Contract Party(ies). Insurers shall not exercise such rights without the consent of those indemnified, such consent not to be unreasonably withheld. At the expense of Insurers, such Contract Party(ies) shall do all things reasonably necessary to assist the Insurers to exercise said rights.

3.6	Except in respect of any provision for Cancellation or Automatic Termination specified in the Policy or any endorsement thereof, cover provided by this Endorsement may only be cancelled or materially altered in a manner adverse to the Contract Party(ies) by the giving of not less than Thirty (30) days (but seven (7) days or such lesser period as may be customarily available in respect of War and Allied Perils) notice in writing to the Appointed Broker. Notice shall be deemed to commence from the date such notice is given by the Insurers. Such notice will NOT, however, be given at normal expiry date of the Policy or any endorsement.

March 28, 2007	Page 4	Ref: VOLARIS — XA-VOF

EXCEPT AS SPECIFICALLY VARIED OR PROVIDED BY THE TERMS OF THIS ENDORSEMENT:-

1.	THE CONTRACT PARTY(IES) ARE COVERED BY THE POLICY SUBJECT TO ALL TERMS, CONDITIONS, LIMITATIONS, WARRANTIES, EXCLUSIONS AND CANCELLATION PROVISIONS THEREOF.

2.	THE POLICY SHALL NOT BE VARIED BY ANY PROVISIONS CONTAINED IN THE CONTRACT(S) WHICH PURPORT TO SERVE AS AN ENDORSEMENT OR AMENDMENT TO THE POLICY.

In addition to the foregoing it is further certified that Insurers have agreed to include the following provisions:-

1.	Under the Hull “All Risks” and Hull “War Risks” Insurances:-

1.2	To include a 50%/50% Clause (in accordance with AVS103).

It is our opinion, as Insurance Brokers, that the Insurances carried by the Insured, as described in this Certificate of Insurance comply with the relative parts of the Contract(s) as far as the requirements relate to the insurance as herein stated and that the Insurance and Reinsurance arrangements are effected with Insurers and Reinsurers of recognised responsibility who normally participate in airline Insurance Programmes.

It is further certified that Insurers have applied the Date Recognition Exclusion Clause - AVN 2000 and have agreed to provide limited “writeback” of coverage in respect thereof in accordance with the Date Recognition Limited Coverage Clauses AVN 2001 and AVN 2002, as applicable.

Subject to the terms, conditions, limitations, exclusions and cancellation provisions of the relative Policy Numbers (see attached Schedule of Insurers) which expire at midnight as per the attached schedule.

The coverage provided shall not contravene any applicable United Nations sanctions.

AON RISK SERVICES OF TEXAS, INC.

Authorized Representative

SEVERAL LIABILITY NOTICE - The subscribing insurers’ obligations under policies to which they subscribe are several and not joint and are limited solely to the extent of their individual subscriptions. The subscribing insurers are not responsible for the subscription of any co-subscribing insurer who for any reason does not satisfy all or part of its obligations.

March 28, 2007	Page 5	Ref: VOLARIS — XA-VOF

EXHIBIT D

FORM OF BROKERS’ LETTER OF UNDERTAKING

SEE FOLLOWING PAGES

120(138)

LETTER OF UNDERTAKING

March 28, 2007

TO:	ARRENDADORA FINANCIERA INBURSA, S.A. de C.V.

SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD REGULADA, GRUPO

FINANCIERO INBURSA

CONCESIONARIA VUELA COMPANIA DE AVIACION S.A. DE C.V. D/B/A VOLARIS

Dear Sirs,

AIRCRAFT TYPE Airbus A319-133

M.S.N. 3077

Registered Marks: XA-VOF

OPERATOR:    CONCESIONARIA VUELA COMPANIA DE AVIACION S.A. DE C.V. D/B/A VOLARIS (VOLARIS)

We confirm we have placed Insurance in the name of CONCESIONARIA VUELA COMPANIA DE AVIACION S.A. DE C.V. D/B/A VOLARIS (VOLARIS) and/or Associated and/or Affiliated and/or Subsidiary Companies for their respective rights and interests (hereinafter called the “Insured”) with SEGUROS INBURSA, (as the “Insurers”) and that we, as Reinsurance Brokers, have placed in London and the International Insurance Markets Reinsurance in the name of the Insurers for account of the Insured, covering their operations in connection with their entire fleet of aircraft.

Pursuant to instructions received from the Operator and in consideration of your approving ourselves as the Insurance Broker for such insurances, we undertake as follows in connection with the Operator’s Fleet Policy arrangements (under which the Aircraft identified above is insured), but only in relation to your interest(s) in the Aircraft:-

1.	In relation to the Hull and Hull War Risks Insurances, to hold the insurance slips and the benefit of those insurances to your order in accordance with the loss payable provision referenced in the said Certificate of Insurance, but subject always to our requirements to operate the Fleet Policy arrangements in so far as they relate to any other aircraft insured thereunder.

2.	To advise you, promptly :-

2.1	of the receipt by us of any notice of cancellation or material change in the insurances; and

2.2	if any premiums are not paid to us in accordance with the accounting procedures that exist between the Operator and ourselves before we notify insurers of such non-payment of premiums; and

2.3	upon application from you, of the premium payment situation; and

2.4	if we cease to be Insurance Brokers to the Operator.

March 28, 2007	Page 6	Ref: VOLARIS — XA-VOF

3.	Following a written application received from you not later than one month before expiry of these insurances to notify you within fourteen days of the receipt of such application in the event of our not having received renewal instructions from the Operator.

The above undertakings are given subject to :-

a.	our continuing appointment for the time being as Insurance Brokers to the Operator; and

b.	all claims and return premiums being collected through ourselves as Insurance Brokers; and

c.	our lien, if any, on the said insurances for premiums due in respect of the Aircraft.

AON RISK SERVICES OF TEXAS, INC.

Authorized Representative

March 28, 2007	Page 7	Ref: VOLARIS — XA-VOF

SCHEDULE OF PARTIES TO WHOM NOTICE IS TO BE GIVEN

Certificate : VOLARIS — XA-VOF

Insured : VOLARIS

Subject : Airbus A319-133 XA-VOF, msn 3077

PLEASE READ CAREFULLY

Under the attached Certificate, Underwriters have agreed to give notice in certain circumstances. In order to ensure our ability, as the intermediary, to direct such notice to the relevant parties, we would request that you complete the schedule below and return it to Aon Risk Services of Texas, Inc., if possible by facsimile. (OUR DIRECT FACSIMILE NUMBER IS 214 989 2114)

PLEASE NOTE: We would remind you that notices are effective from the time of issuance and failure to provide us with the above requested information will severely inhibit our ability to ensure that you are given prompt advice. At present the information held on our files is as follows. This schedule only need be returned to us in the event that the information below is incomplete or inaccurate.

Company:	ARRENDADORA FINANCIERA INBURSA, S.A. de C.V.
Address:	SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD REGULADA, GRUPO FINANCIERO INBURSA
Paseo de las Palmas 736
Col. Lomas de Chapultepec
Mexico D.F.
11000
Mexico
Facsimile:	5255-5261-6460
Addressee:	General Counsel

Company:	CONCESIONARIA VUELA COMPANIA DE AVIACION S.A. DE C.V.
Address:	Prolongation Paseo de la Reforma, #490
Piso 1, Edificio GE, Col. Santa
Fe Pena Blanca, Del. Alvaro Obregón
Mexico, D.F. 01012
Mexico
Facsimile:	5255-5261-6460
Addressee:	General Counsel

March 28, 2007	Page 8	Ref: VOLARIS — XA-VOF

EXHIBIT E

FORM OF ACCEPTANCE CERTIFICATE

Concesionaria Vuela Compañía de Aviación, S.A. de C.V., a Mexican company (“Lessee”) does hereby represent, acknowledge, warrant and agree as follows:

1. Lessee and Arrendadora Financiera Inbursa, S.A. de C.V. Sociedad Financiera de Objeto Multiple, Entidad Regulada, Grupo Financiero Inbursa (“Lessor”) have entered into an Aircraft Lease Agreement dated as of March 26, 2007 (hereinafter referred to as the “Lease”). Words used herein with capital letters and not otherwise defined will have the meanings set forth in the Lease.

2. Lessee has this     day of                     ,              (Time:             ) at             received from Lessor possession of:

(a) One (1) new Airbus A319-133 aircraft bearing Manufacturer’s serial number 3077 and registration mark XA-VOF, together with two (2) IAE V2527M-A5 engines bearing manufacturer’s serial numbers V12561 and V12563 (each of which has at least 1750 lbs of thrust) and one (1) Honeywell 131-9A APU bearing manufacturer’s serial number P-3500, all in airworthy condition.

(b) All Aircraft Documentation, including the usual and customary manuals, logbooks, flight records and historical information regarding the Aircraft, Engines, APU and Parts.

(c) The loose equipment set forth in the list of Loose Equipment attached hereto.

3. The Aircraft had the following seating configuration at the Delivery Date:

                     business class seats

                     economy class seats

4. The Airframe, Engines, APU and Parts had the following hours/cycles at the Delivery Date:

(a)	Airframe:

Maximum gross takeoff weight:                     pounds

Total hours:             Total Landings:

121(138)

(b)	Engines:

Certified thrust rating:                      pounds (from data plate)

Position	Serial No.	Total Hours	Total Cycles

(c)	APU:

MSN

Total hours:

            hours/            cycles remaining on APU LLPs

(d)	Landing Gear:

Position	Serial No.	Total Hrs/Cycles	Hrs/Cycles/days remaining to next Overhaul
Nose
Left Main
Right Main

5. The amount of fuel on board at the Delivery Date is             (circle one) pounds/kilos (            gallons).

6. All of the foregoing has been delivered and accepted on the date set forth above to Lessee’s full satisfaction and pursuant to the terms and provisions of the Lease.

7. The Aircraft, Engines, APU, Parts and Aircraft Documentation as described in the Lease have been fully examined by Lessee and have been received in a condition fully satisfactory to Lessee and in full conformity with the Lease in every respect.

8. The Lease is in full force and effect, Lessor has fully performed all of its obligations under the Lease, and Lessee has no claims, offsets, deductions, setoff or defenses of any kind or nature in connection with the Lease.

9. Lessee has obtained all required permits, authorizations, licenses and fees of the State of Registration or any Government Entity thereof necessary in order for Lessee to operate the Aircraft as permitted by the terms of the Lease.

122(138)

Dated on the date set forth above

Concesionaria Vuela Compañía de Aviación, S.A. de C.V.

By:
Name:
Title:

ATTACHMENTS:

1.	List of Aircraft Documentation

2.	Inventory of Avionic Equipment

3.	List of Loose Equipment

4.	List of Free of Charge Kits

5.	Engine Power Assurance Test Conditions and Results

123(138)

EXHIBIT F

FORM OF POWER OF ATTORNEY

SEE FOLLOWING PAGES

124(138)

POWER OF ATTORNEY	PODER

Concesionaria Vuela Compañía de Aviación, S.A. de C.V. (“Volaris”) hereby irrevocably grants an irrevocable power of attorney in favor of ARRENDADORA FINANCIERA INBURSA S.A. DE C.V. SOFOM E.R., GRUPO FINANCIERO INBURSA, with domicile at Paseo de las Palmas No. 736, Col. Lomas de Chapultepec Mexico, D.F., C.P. 11000. (“Inbursa”) as Volaris’s true and lawful Attorney in fact so that Inbursa may take any of the following actions in the name of and for Volaris with respect to the Airbus A319-133 Aircraft bearing Manufacturer’s Serial Number 3077 (the “Aircraft”) leased by Inbursa to Volaris pursuant to an Aircraft Lease Agreement dated as of March 26th, 2007 (the “Lease”) and to certain rights of Inbursa in respect thereto.	Concesionaria Vuela Compañía de Aviación, S.A. de C.V. (“Volaris”) par este acto otorga, poder irrevocable, a favor de of ARRENDADORA FINANCIERA INBURSA S.A. DE C.V. SOFOM ER., GRUPO FINANCIERO INBURSA, con domicilio en Paseo de las Palmas No. 736, Col. Lomas de Chapultepec Mexico, D.F., C.P. 11000., (“Inbursa”) como representante de Volaris, por lo que Inbursa puede llevar a cabo cualquiera de las siguientes acciones en nombre de Volaris en relacion con la Aeronave A319-133, Número de Serie del Fabricante 3077 (la “Aeronave”) arrendada por Inbursa a Volaris de conformidad con el Contrato de Arrendamiento de Aeronave celebrado el 26 de Marzo de 2007 (el “Arrendamiento”) y con relación a determinados derechos de Inbursa con relación al mismo.

1. Pursuant to the Lease, Volaris has procured and is maintaining insurances for the Aircraft. Inbursa has been named sole loss payee on the Hull All Risks and Hull War and Allied Risks insurances for the Aircraft. In the event of a total loss or constructive total loss of the Aircraft, Inbursa is entitled to receive insurance proceeds according to Section 16 of the Lease. Inbursa may take all action and sign all documents otherwise required to be performed by Volaris, including execution on behalf of Volaris of an appropriate form of discharge/release document, in order for Inbursa to collect such insurance proceeds.	1. Volaris ha obtenido y mantiene coberturas de seguro respecto de la Aeronave, de conformidad con el Contrato. Inbursa ha sido nombrado coma único beneficiario en los seguros de Casco y Todo Riesgo y de Casco, Guerra y Riesgos Relacionadosde la Aeronave. En caso de pérdida total o que constituya perdida total de la Aeronave, Inbursa esta autorizado para recibir los beneficios del seguro de conformidad con la Seccion 16 del Contrato. Inbursa podrá llevar a cabo todas las acciones, suscribir todos los documentos; y realizar cualquier acción nombre de Volaris, incluyendo la ejecución del formato apropiado de descarga liberación para cobrar los beneficios del seguro.

2. In the exercise of the rights of Inbursa to recover the Aircraft from Volaris and remove the same from the United Mexican States, Inbursa may take all action and steps otherwise required to be performed by Volans before any administrative or judicial authority of the United Mexican States in order to	2. En el ejercicio de sus derechos para recuperar la Aeronave de parte de Inbursa y remover la misma de los Estados Unidos Mexicanos, Inbursa podrá llevar a cabo todas las acciones y pasos que deban ser realizados por Volaris ante cualquier autoridad administrativa o judicial de los Estados Unidos Mexicanos, con el fin de que

(i) cause the Aircraft and any Engines, Parts, Aircraft Documents or Aircraft Documentation to be repossessed by Inbursa, (ii) deregistered from the Mexican Aeronautic Registry of the Dirección General de Aeronautica Civil and (iii) exported from the United Mexican States.	(i) la posesion de la Aeronave y sus Motores, Partes, Documentacion de la Aeronave sea recuperada por Inbursa, (ii) sea dada la baja del Registro Aeronáutico Mexicano de la Dirección General de Aeronáutica Civil y (iii) sea exportada de los Estados Unidos Mexicanos.

3. In the exercise of the rights mentioned in paragraphs 1 and 2, Inbursa may make any filings and declarations or statements and sign any public or private documents which may be considered necessary or appropriate.	3. En el ejercicio de los derechos consignados en los párrafos 1 y 2 anteriores, Inbursa podrá presentar documentos y declaraciones, así como suscribir documentos públicos o privados que se consideren apropiados necesarios.

4. Inbursa may delegate the powers conferred hereby, in whole or in part, to any individual(s), including but no limited to employees of Inbursa or legal counsel in the United Mexican States.	4. Inbursa podrán delegar las facultades conferidas en este documento, en todo o en parte, a cualquier individuo (s), incluyendo sin limitación, a sus empleados o abogados en los Estados Unidos Mexicanos.

Inbursa is empowered to determine in its sole discretion when to exercise the powers conferred upon Inbursa pursuant to this Power of Attorney as contemplated in paragraphs 1 and 2, without requiring judicial resolution, in the understanding that Volaris shall not be entitled to exercise any action against (i) any person acting pursuant the present Power of Attorney and the acts that be resultant from such actions; and (ii) any person designated by Inbursa or by an officer of Inbursa to give instructions pursuant to this Power of Attorney so long as such person, abides by the terms of this Power of Attorney and the instructions of Inbursa.	Inbursa queda facultada para determiner, a su discreción, el ejercicio de as facultades que le han sido conferidas de acuerdo al presente Poder como se contempla en los párrafos 1 y 2, sin necesidad de resolución judicial o sentencia, en el entendido de que Volaris no tendrá derecho a ejercitar acción alguna en contra de (i) cualquier persona que actúe de acuerdo al presente Poder y de los actos que de dicha actuación se deriven; (ii) cualquier otra persona designada por Inbursa o por un funcionario de Inbursa para dar instrucciones de acuerdo con este Poder en tanto dicha persona se someta a los términos del presente Poder y a las instrucciones de Inbursa.

Volaris also agrees to indemnify and hold harmless any person which may act pursuant to this Power of Attorney and pursuant to instructions given by Inbursa or its designee so long as such person abides by terms of this Power of Attorney and the instructions of Inbursa. This Power of Attorney is irrevocable until the Aircraft has been returned to the possession of Inbursa, deregistered and exported from the United Mexican States in consideration of the fact that it derives from a contractual relationship between the parties to the Lease.	Volaris también acuerda en indemnizar y mantener en paz y a salvo a cualquier persona que pueda actuar en base a este Poder y de acuerdo a las instrucciones de Inbursa o su mandatario, en tanto dicha persona se someta a los términos del presente Poder y a las instrucciones de Inbursa. El presente Poder se otorga de forma irrevocable hasta que la Aeronave haya sido devuelta a la posesión de Inbursa, dada la baja y exportada de los Estados Unidos Mexicanos en consideración a que el mismo se deriva de la relación contractual entre las partes conforme al Arrendamiento.

This power of attorney will be exercised before any kind of persons natural and legal, so as before civil, military, judicial and administrative authorities, whether federal of local and especially before the Boards of Conciliation and Arbitration.	El presente poder se ejercerá ante toda clase de personas fisicas y morales, así como ante autoridades civiles, militares, judiciales y administrativas, ya sean federates o locales y especialmente ante las Juntas de Conciliación y Arbitraje.

This Power of Attorney is granted to be exercised in the United Mexican States, pursuant to the Interamerican Convention on the Legal Regime of Powers of Attorney to be used abroad and to the Washington Protocol for the Uniformity of the Legal Regime of Powers of Attorney.	Este Poder se otorga para ser ejercitado en los Estados Unidos Mexicanos, conforme a la Convención Interamericana sobre el Régimen Legal de los Poderes para ser Utilizados en el Extranjero y al Protocolo Sobre Uniformidad del Régimen Legal de Poderes de Washington.

Concesionaria Vuela Compete de Aviación, S.A. de C.V. has made and delivered this Power of Attorney on March 28, 2007 in Mexico City.	Concesionaria Vuela Campañía de Aviacion, S.A. de C.V. ha otorgado y entregado este Poder, en la Ciudad de México el dia 28 de Marzo de 2007.

Concesionaria Vuela Compañía de Aviación, S.A. de C.V.	Concesionaria Vuela Compañía de Aviación S.A. de C.V.

By: Fernando Suárez Gerard	Por. Fernando Suárez Gerard
Title: Chief Financial Officer and Attorney in fact	Cargo: Director de Finanzas y Representante Legal

Witness/Testigos

Verónica Gutiérrez Mena	Sergio Rábago Moreno

EXHIBIT G

RETURN ACCEPTANCE RECEIPT

Date:                     ,

1. Concesionaria Vuela Compañía de Aviación, S.A. de C.V. (“Lessee”) and Arrendadora Financiera Inbursa, S.A. de C.V. Sociedad Financiera de Objeto Multiple, Entidad Regulada, Grupo Financiero Inbursa (“Lessor”) have entered into an Aircraft Lease Agreement dated as of March 26, 2007 (the “Lease”). Words used herein with capital letters and not otherwise defined will have the meanings set forth in the Lease.

2. Lessor has this     day of                     ,             (Time:             ) at             received from Lessee possession of:

(a) One (1) Airbus A319-133 Aircraft bearing Manufacturer’s serial number 3077, together with two (2) IAE V2527M-A5 Engines bearing manufacturer’s serial numbers ) V12561 and V12563, one (1) Honeywell 131-9A APU bearing manufacturer’s serial number P-3500, and all Parts attached thereto and thereon in an airworthy condition and

(b) All Aircraft Documentation, including the usual and customary manuals, logbooks, flight records and historical information regarding the Aircraft, Engines, APU and Parts, as listed in the Document Receipt attached hereto.

3. The Aircraft had the following seating configuration at return:

                     business class seats

                     economy class seats

4. The Airframe, Engines, APU and Parts had the following hours/cycles at return:

(a)	Airframe:

Maximum gross takeoff weight:                  pounds

Total hours:                     Total Landings:

Date last “C” check performed:

            hours/     cycles since last “C” check

Date last 6Y/12Y structural check performed:

            hours/     cycles since last 6Y/12Y structural check

125(138)

(b)	Engines:

Certified thrust rating:                      pounds (from data plate)

Position	Serial No.	Total Hours	Total Cycles	Hrs/Cycles since last Performance Restoration Shop Visit

1	V12561

2	V12563

(c)	APU: MSN

Total hours:

         hours/     cycles since last hot section refurbishment

         hours/     remaining on APU life-limited Parts

(d)	Landing Gear:

Position	Serial No.	Total Hrs/Cycles	Hrs/Cycles/Days remaining to next Overhaul	Date of last Overhaul

Nose

Left Main

Right Main

(e)	Fuel on board at return: (circle one) pounds/kilos ( gallons)

5. Other technical information regarding the Aircraft and its components are correctly set forth on the Technical Evaluation Report (in the form of Exhibit I) attached hereto.

126(138)

6. With reference to Article 12.9 of the Lease regarding reimbursement from the Maintenance Funds after return of the Aircraft:

There are no claims for reimbursement from the Maintenance Funds which will be submitted after the date hereof.

Or

Claims for reimbursement from the Maintenance Funds will be submitted after the date hereof for the following:

Type of Work	Estimated Invoice Amount

7. The above specified aircraft, engines and documentation are hereby accepted by Lessor subject to (a) the provisions of the Lease and (b) correction by Lessee (or procurement by Lessee at Lessee’s cost) as soon as reasonably possible of the discrepancies specified in Attachment 2 hereto.

8. Subject to the following paragraph, the leasing of the Aircraft by Lessor to Lessee pursuant to the Lease is hereby terminated without prejudice to Lessee’s continuing obligations under the Lease including, without limitation, paragraph 7(b) above and Articles 9.5, 14, 15 and 16.

9. This Return Acceptance Receipt is executed and delivered by the parties in                     .

IN WITNESS WHEREOF, the parties hereto have caused this Return Acceptance Receipt to be executed in their respective corporate names by their duly authorized representatives as of the day and year first above written.

Concesionaria Vuela Compañía de Aviación, S.A. de C.V.	Arrendadora Financiera Inbursa, S.A. de C.V. Sociedad Financiera de Objeto Multiple, Entidad Regulada, Grupo Financiero Inbursa

By:	By:
Name:	Name:
Title:	Title:

127(138)

ATTACHMENTS:

1.	List of Aircraft Documentation

2.	Inventory of Avionic Equipment

3.	List of Loose Equipment

4.	Free of Charge Kits

5.	List of Discrepancies

6.	Engine Power Assurance Test Conditions and Results

7.	Dent and Damage Chart

8.	Incident/Accident Letter

9.	Technical Evaluation Report (in the form of Exhibit I)

128(138)

EXHIBIT H

FORM OF MONTHLY AIRCRAFT UTILIZATION AND STATUS REPORT

Report Due Date:

To:	Arrendadora Financiera Inbursa, S.A. de		Jetscape, Inc.
	C.V. Sociedad Financiera de Objeto		10 S. New River Drive East, Suite 200
	Multiple, Entidad Regulada, Grupo		Fort Lauderdale, FL 33301
	Financiero Inbursa		United States of America
Paseo de las Palmas 736
	Col. Lomas de Chapultepec		Attn:	Technical Department
	Mexico, 11000, D.F.		Fax:	+1 954 763 4757
	Mexico		Email:	[…]

	Attn:	Director Juridico
	Fax:	+55 52 02 52 00
	Email:	[…]

From:	Concesionaria Vuela Compañía de Aviación, S.A. de C.V.

Contact:	Fax:

AIRCRAFT TYPE: AIRBUS A319-133

SERIAL NUMBER: 3077	REGISTRATION:

ENGINE TYPE: IAE V2527M-A5	MONTH OF:

NOTE: PLEASE RECORD TIME IN HOURS AND MINUTES OR IN DECIMALS

Aircraft Total Time Since New As Of Last Month:	Hours:	Min:
Aircraft Total Time Since New:	Hours:	Min:
Aircraft Total Cycles Since New:	Cycles:
Airframe Hours Flown During Month:	Hours:	Min:
Airframe Cycles/Landings During Month:	Cycles:
Time Remaining to 6Y/12Y structural or Heavy Maintenance Check:

129(138)

	HOURS OR CYCLES DURING FLOWN DURING MONTH (as applicable)	x	US$ PER HOUR, CYCLE OR MONTH (as applicable)	=	MAINTENANCE FUNDS
TOTAL AIRFRAME:	One (1) Month	x		=

TOTAL LANDING GEAR:	One (1) Month	x		=

TOTAL APU:	Hrs:	x		=

Original Engine Serial Number:	Hrs.	x		=

	Cycle (for Engine LLP Maintenance Fund):	x		=

Original Engine Serial Number:	Hrs:	x		=

	Cycles (for Engine LLP Maintenance Fund):	x		=

TOTAL AMOUNT OF MAINTENANCE FUNDS (US$) PAID THIS MONTH:				US$

ENGINE SERIAL NUMBER:	ENGINE SERIAL NUMBER:

ORIGINAL POSITION:	ORIGINAL POSITION:

ACTUAL LOCATION:	ACTUAL LOCATION:

CURRENT THRUST RATING:	CURRENT THRUST RATING:

HOURS:	HOURS:

Total Time Since New As Of Last Month:	Total Time Since New As Of Last Month:

Total Time Since New:	Total Time Since New:

Total Cycles Since New:	Total Cycles Since New:

Hours Flown During Month:	Hours Flown During Month:

Cycles During Month:	Cycles During Month:

IMPORTANT:	IF ENGINE OWNED BY ARRENDADORA FINANCIERA INBURSA, S.A. DE C.V. SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD REGULADA, GRUPO FINANCIERO INBURSA IS REMOVED OR INSTALLED ON ANOTHER AIRCRAFT, IT MUST BE REPORTED MONTHLY ON THIS FORM.

130(138)

EXHIBIT I

FORM OF TECHNICAL EVALUATION REPORT

Date of Report:
Delivery Date:

General Aircraft Description

Description	Details
Manufacturer / Model:
Manufacturer Serial Number
Type Certificate Number:
Date of Manufacture:
Design Specification:
Registration / Country of Registration
Registered Owner:
Prior Reg./Country /Authority:
Engine Type
Engine Serial Numbers
Noise Compliance:
Flight Crew Accommodation:
Cabin Crew Accommodation:
Passenger Accommodation:
SELCAL Code:

Aircraft Hours and Cycles (As of     -    -    )

Description	Hours	Cycles
Airframe
No. 1 Engine SN
No. 2 Engine SN

Aircraft History

Dates	Operator	Country	Registration

Weights	Pounds	Kilograms
Maximum Certified Taxi Gross Weight:
Maximum Certified Take-Off Weight:
Maximum Certified Landing Weight:
Maximum Certified Zero Fuel Weight:

131(138)

Manufacture’s Original Basic Empty Weight:
Operational Empty Weight
Last Aircraft Weighing:

Additional Information
Description of Additional Information
Current Transponder Code -
Last Transponder Check:
Last Altimeter Check:
Last Compass Swing:
Flight Data Recorder data dump analysis complied with on:

Maintenance Check Status

Aircraft Maintenance and Inspections are carried out in accordance with Operators Approved Program

Check	Interval	Number	Description of Check
A	Days		Last A checks: Per Program
C	Months		See below

Check Status			1C	2C	4C/ 6Y	8C / 12Y
Interval Months
Last Accomplished (Date)
Last Accomplished: AF (Hours)
Next Due: Date
Hours Remaining
Months Remaining

ATA Chapter 22 Automatic Flight Control
Description	QTY	Manufacture / Model	Mfg. Part No.
Flight Management Guidance Computer
Flight Augmentation Computer
Flight Control Unit
Multipurpose Control Display Unit

ATA Chapter 23 Communications
Description	QTY	Manufacture / Model	Mfg. Part No.
Audio Management Unit
ACARS
Cabin Intercomm Data System
Cockpit Voice Recorder

132(138)

HF Transceiver
VHF Transceiver
PRAM Tape Reproducer (Pre Recorded PAX Address)
MPES Tape Reproducer (Audio Entertainment)
Tape Reproducer (Video Entertainment)
Audio Management Unit / SELCAL Decoder
Radio Management Panel

ATA Chapter 25 Equipment and Furnishings
Description	QTY	Manufacture / Model	Mfg. Part No.
Flight Crew Seat – Captain
Flight Crew Seat – First officer
Flight Crew Seat – 1st Observer
Flight Attendant Seat – FWD (L-1) Dbl
Flight Attendant Seat – AFT (L-2) Dbl
Flight Attendant Seat – AFT (L2/R2) Single
G-1 FWD Galley w/2 ovens, 2 coffee makers and 3 ATLAS Full carts
G-5 AFT Bulkhead Galley w/3 ovens, 2 coffee makers and 6 ATLAS Full carts
Business Class Seats – Cabin
Economy Class Seats – Cabin

ATA Chapter 27 Flight Controls
Description	QTY	Manufacture /Model	Mfg. Part No.
ELAC – Elevator/Aileron Computer
FCDC – Flight Control Data Concentrator
FAC – Flight Augmentation Computer
SFCC – Slat/Flap Control Computer
SEC – Spoiler/Elevator Computer

133(138)

ATA Chapter 28 Fuel
Fuel Tanks	Fuel Capacity Pounds	Fuel Capacity Kilograms	Max Usable Fuel US Gallons
Left Wing Main, Maximum Allowable: *
Right Wing Main, Maximum Allowable: *
Center Win Maximum Allowable:
Maximum Allowable Total Fuel
* Source — Weights Approved Aircraft Flight Manual and TCDS A28NM Rev 8
Note: Based on a fuel density of 7.1 pounds per U.S. gallon.
Fuel Quantity Indication (Unit of Measure):

ATA Chapter 31 Independent Instruments
Description	QTY	Manufacture/Model	Mfg. Part No.
CFDIU – Central Fault Display Interface
DFDR – Digital Flight Data Recorder
DFDIU – Digital Flight Data Interface Unit
DMU – Data Management Unit
DMC – Display Management Computer
Multifunction Printer
SDAC – Systems Data Acquisition Concentrator
Primacy Flt Display / Navigation Display
FWC – Flight Warning Computer
QAR – Quick Access Recorder

ATA Chapter 32 Landing Gear:
Description Position	Date	Hours	Cycles
Left Main Landing Gear: Messier Dowty	P/N: S/N:
Landing Gear Totals:
Last OH – Performed by:
Overhaul Interval – MPD (TBO) (Soonest of)
Time Since Overhaul (TSO)
Remaining Time to Overhaul (MPD)
Remaining Time to First Life Limit

Description Position	Date	Hours	Cycles
Right Main Landing Gear: Messier Dowty	P/N: S/N:
Landing Gear Totals:
Last OH Performed by:
Overhaul Interval – MPD (TBO) (Soonest of)

134(138)

Time Since Overhaul (TSO)
Remaining Time to Overhaul (MPD)
Remaining Time to First Life Limit

Description Position	Date	Hours	Cycles
Nose Landing Gear: Messier Dowty:	P/N: S/N:
Landing Gear Totals:
Last OH – Performed by:
Overhaul Interval – MPD (TBO) (Soonest of)
Time Since Overhaul (TSO)
Remaining Time to Overhaul (MPD)
Remaining Time to First Life Limit

Description	Qty	Manufacture /Model	Details
NLG Tires	2
MLG Tire	4
Brake Assembly	4

ATA Chapter 34 Navigation
Description	QTY	Manufacture/Model	Mfg. Part No.
ADIRU – Air Data Inertial Reference Unit
ADF – Automatic Direction Finder
ATC – Air Traffic Control Modes:
DME – Distance Measuring Equipment Interrogators
EGPWS – Enhanced Ground Proximity Warning System
Radio Altimeter
VHF – VOR Receiver
VHF – ILS Receiver
TCAS – Traffic Collision Avoidance System
Weather Radar Transceiver

ATA Chapter 49 Auxiliary Power – APU
Description Position	Pos	Manufacture / Model	Mfg. Part No.	Mfg. S/N
Auxiliary Power Unit (APU)	1

APU Status Description	Date	Hours	Cycles
Total Time and Cycles Since New
APU Last Hot Section Insp.(HSI) – By:
APU Time Since Overhaul (TSO)
APU Time Since Hot Section Inspection

135(138)

ATA Chapter 71 Power Plant
Description Position	Pos	Manufacture / Model	Mfg. Part No.	Mfg. S/N
Engine	1	International Aero Engines
Engine	2	International Aero Engines
Thrust Rating - Maximum Continuous Static Sea Level
Thrust Rating - min Take-Off Static Sea Level

Engine #1 IAE		S/N:
Description Position	Date	Hours	Cycles
Engine Total Time (TSN)
Last Major Shop Visit Restoration
Time Since Last Shop Visit
Remaining Time to First Life Limit

Engine #2 IAE		S/N:
Description Position	Date	Hours	Cycles
Engine Total Time (TSN)
Last Major Shop Visit Restoration
Time Since Last Shop Visit
Remaining Time to First Life Limit

136(138)

EXHIBIT J

FORM OF DEPOSIT AGREEMENT

SEE FOLLOWING PAGES

137(138)

SECURITY DEPOSIT AGREEMENT

THIS SECURITY DEPOSIT AGREEMENT (HEREINAFTER THE “AGREEMENT”), IS ENTERED INTO ON THE             DAY OF MARCH, 2007, BY AND BETWEEN ARRENDADORA FINANCIERA INBURSA, S.A. DE C.V. SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD REGULADA, GRUPO FINANCIERO INBURSA, AS DEPOSITORY (HEREINAFTER THE “DEPOSITORY” AND/OR “LESSOR”), AND ON THE OTHER BY CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN, S.A. DE C.V., AS DEPOSITOR (HEREINAFTER THE “DEPOSITOR” AND/OR “LESSEE”), IN ACCORDANCE WITH THE FOLLOWING RECITALS AND CLAUSES:

RECITALS

I.	The Depository, by means of its legal representatives, states:

(a)	That it is a variable capital limited liability stock corporation, duly incorporated and validly existing in accordance with the Mexican laws.

(b)	That its representatives have all powers and faculties necessary to contract and be bound on behalf of the Depository, powers which have been revoked, modified or limited in any form whatsoever as of the date of this Agreement.

(c)	That it wishes to execute this Agreement in accordance with the terms and conditions stated below.

II.	The Depositor, by means of its legal representative, states:

(a)	That it is a variable capital limited liability stock corporation, duly incorporated and validly existing in accordance with the Mexican laws.

(b)	That its representative has all powers and faculties necessary to contract and be bound on behalf of the Depository, powers which have been revoked, modified or limited in any form whatsoever as of the date of this Agreement.

(c)	That it wishes to execute this Agreement in accordance with the terms and conditions stated below.

III.	Both parties, by means of their corresponding representatives, state:

(a)

That on March 26, 2007, the Depositor, as lessee, and the Depository, as lessor, executed an aircraft lease agreement (hereinafter the “Lease Agreement”), in order to lease the Lessee an Airbus aircraft model A319-133, with manufacturer series number 3077 equipped with two engines model V2527-MA5 of IAE with manufacturer’s series number V12561 and V12563 (hereinafter the “Aircraft”).

Execution of this Agreement constitutes a condition to execute the Lease Agreement under the terms and conditions agreed upon between the parties, in order to establish a security in favor of the Depository regarding the compliance with all and any of the obligations entrusted to the Depositor in accordance with the Lease Agreement.

The terms in capital letters used in this Agreement shall have the same meanings ascribed to such terms in the Lease Agreement unless otherwise defined in this Agreement.

By virtue of the foregoing, based on the recitals included in this Agreement, the parties agree to comply with the following:

CLAUSES

ONE. - According to the terms and conditions stated in the Lease Agreement, as a security (i) for the payment of all the amounts payable or to be payable by Depositor; and (ii) for compliance with all obligations entrusted to the Depositor in accordance with the Lease Agreement and any renewals, extensions and amendments thereto, Depositor shall have delivered or is to deliver in favor of the Depository, the total amount of *****, lawful currency of the United States of America), as security deposit (the “Security Deposit”) as follows:

1.	The amount of ***** lawful currency of the United States of America), which has been delivered by the Depositor and that Depository states having received on December 7, 2006.

2.	The amount of ***** lawful currency of the United States of America) that Depositor shall deliver the Depository upon delivery of the Aircraft in accordance with the Lease Agreement.

The foregoing amounts have been or should be deposited through wire transfers of funds immediately available to the following account:

BANK:	JP MORGAN CHASE N.Y.
BENEFICIARY:	BANCO INBURSA
ACCOUNT:	*****
SWIFT:	*****
ABA:	*****
FINAL BENEFICIARY:	ARRENDADORA FINANCIERA INBURSA
S.A. DE C.V.
ACCOUNT OF FINAL BENEFICIARY:	*****

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

2

TWO. - Security Deposit shall not accrue interests and may not be combined with the general funds of the Depository in the manner that Depository deems reasonable. Notwithstanding the foregoing, once all the Lease Agreement amounts owed are fully paid and provided there is no failure to comply with payment by the Depositor according to the Lease Agreement, and any of the conditions stated in Clause Six hereof have been complied with, Depository shall repay the amount of the Security Deposit originally delivered in accordance with the provisions stated in Clause Six.

THREE. - The Security Deposit shall not release, excuse, reduce or in any form whatsoever modify compliance with the all and any of the obligations of Depositor before the Depository at the time and in the manner set forth in the Lease Agreement, its exhibits or any document related thereto, nor shall correct any noncompliance by Depositor in accordance with the Lease Agreement.

FOUR. - In the event there is any noncompliance by Depositor regarding its obligations stated in the Lease Agreement, and once the applicable grace period has elapsed, in accordance with the Lease Agreement, if Depositor has not corrected the corresponding noncompliance, Depository may, but shall not be bound to, apply the Security Deposit to pay the compensation of any pending obligation of Depositor in accordance with the Lease Agreement in the manner the Depository deems pertinent.

FIVE. - If Depository applies the Security Deposit as indicated in Clause Four above, the Depository shall be bound, within the five (5) business days after the date when receiving notification in writing for such purpose by Depository, to deliver the Depository the amount necessary in order to repay the amount of the Security Deposit to that originally delivered in accordance with the provisions set forth in Clause One above, and such amount should be repaid to the Depository with the corresponding Value Added Tax which has been accrued due to the amount applied by the Depository of the Security Deposit.

Noncompliance by Depository to deliver the additional amount referred to in the foregoing paragraph plus the corresponding Value Added Tax within the term indicated therein, shall be deemed as an event of default in accordance with the Lease Agreement in which event the Depository may exercise all and any of the actions and rights available in accordance with such instrument.

SIX. - As long as (a) the Lease Agreement has not expired and possession of the Aircraft has been returned to Depository as lessor in accordance with the provisions set forth in the Lease Agreement for such purpose, (b) the Lease Agreement has been early terminated as a result of a Total Loss occurred before the Aircraft is delivered to Depositor as lessee, or else, as a result of a Total Loss of the Aircraft after Delivery thereof, subject to the fact that Depository as lessee has received the Value Agreed and that any Event of Default that may exist at that time has been corrected to the extent allowed by the circumstances by reason of the Total Loss, (c) closure of the Purchase and Sale transaction of the Aircraft in favor of the Depository as purchaser, as a result of the Assignment of Rights for Purchasing the

3

Aircraft in favor of the Depository as assignee, is not completed due to causes not attributable to Depositor as assignor, (d) execution of the Lease Agreement is not performed due to causes not attributable to Depositor, or (f) all and any of the obligations of Depositor, in accordance with the Lease Agreement and all other documents related thereto, including, without limitation, expenses, fees, taxes or dues, have been fully complied, and subject to the fact that there is no event of default in accordance with the Lease Agreement itself and once the possession of the Aircraft has been returned to Depository as lessor in accordance with the Lease Agreement, the Depository shall reimburse the Depositor any remaining balance of the Security Deposit within the five (5) days after the date when the assumption referred to above occurs.

SEVEN. - This Agreement shall become an integral part of the Lease Agreement, therefore, it shall prevail for all the time when any obligation by Depositor under the Lease Agreement is not complied.

EIGHT. - All notices and notifications between the parties shall be in writing, in Spanish and should be delivered (i) personally, with acknowledgement of receipt; (ii) by specialized courier service, with the acknowledgment of receipt; or (iii) via facsimile, followed by specialized courier service or personally delivered, with acknowledgement of receipt. All notices and notifications shall be delivered to the following domiciles and facsimile numbers and shall become effective when personally delivered.

The Depository

Paseo de las Palmas 736

Col. Lomas de Chapultepec

México, 11000, D.F.

Mexico C/O: Legal Director

Tel. + 52 55 56 25 49 00

Fax + 52 55 52 02 52 00

The Depositor

Prolongación Paseo de la Reforma 490, Piso 1

Colonia Santa Fe

Mexico 01210, D.F.

México, C/O:

Tel: +52 55 52 61 64 00

Fax: +52 55 52 61 64 60

NINE. - This Agreement shall be governed by, and construed in accordance with the Mexican laws. For anything related to the construction, compliance and execution hereof, the parties shall expressly submit themselves to the jurisdiction of the competent courts for the Federal District, expressly waiving to any other jurisdiction that may correspond thereto by virtue of their present or future domiciles or due to any other reason whatsoever.

4

By virtue of the foregoing, the parties execute this Agreement, by means of their legal representatives, in three (3) counterparts, each of which shall be deemed an original and together the same instrument, on the date stated above.

[Next page is of signatures]

5

The Depositor

CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN, S.A. DE C.V.

By:
Name:
Position:	Attorney-in-fact

The Depository

ARRENDADORA FINANCIERA INBURSA, S.A. DE C.V. SOCIEDAD FINANCIERA

DE OBJETO MULTIPLE, ENTIDAD REGULADA, GRUPO FINANCIERO INBURSA

By:
Name:
Position:	Attorney-in-fact

6

EXHIBIT K

FORM OF LEGAL OPINION

SEE FOLLOWING PAGES

138(138)

Exh K Legal Opinion Eng

[    ] March 2007

[INBURSA]

Dear Sirs,

This opinion is furnished to you pursuant to Section [ ] of the Aircraft Lease Agreement dated as of 26 March 2007 (the “Lease”) between Concesionaria Vuela, Compañia de Aviacion, S.A. de C.V. (the “Lessee”) and Arrendadora Financiera Inbursa, S.A. de C.V. Sociedad Financiera de Objeto Multiple, Entidad Regulada, Grupo Financiero Inbursa, (the “Lessor”). Defined terms in this opinion are used herein as defined in the Lease.

We have acted as counsel to Lessee, and have acted in such capacity in connection with the negotiation, preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by the Lease. Unless otherwise specified, all capitalized terms used herein without definition shall have the meanings assigned to them in the Lease.

Based upon the foregoing, we are of the following opinion:

1.	Lessee is a stock corporation of variable capital (sociedad anónima de capital variable) duly formed and validly existing under the General Law of Commercial Partnerships (Ley General de Sociedades Mercantiles) of Mexico for an indefinite period, subject to suit in its own name, and is an air carrier of persons in scheduled air transportation and is registered, licensed or otherwise authorized by the government of Mexico to engage in such activities.

2.	Lessee is validity existing as a corporation under the laws of the United Mexican States and has full corporate power and authority to enter into and perform its obligations under the Lease.

3.	None of the execution and delivery of the Lease, the performance by Lessee of its obligations thereunder and the consummation of the transactions contemplated thereby will conflict or result in any breach of, or constitute a default under, any applicable law, rule or regulation of the United Mexican States or any judgment or order applicable to Lessee, Lessee’s Charter documents (Escritura Constitutiva) or any agreement, mortgage, or other instrument to which Lessee is party or by which it or its assets may be bound.

4.	The execution, delivery and performance by Lessee of the Lease have been approved by Lessee’s Board of Directors on [ ].

5.	Ownership of the Aircraft by Owner as Lessor, as defined in the Lease, cannot be charged, set aside, avoided or otherwise challenged by any person claiming interest (whether proprietary, possessory or by way of security) in the Aircraft on the grounds of or in connection any labor process or in connection with the insolvency, concurso mercantil, bankruptcy or liquidation of Lessee.

1

Exh K Legal Opinion Eng

6.	The constitution of Mexico guarantees the protection of property from expropriation or requisition without fair compensation. The Aircraft may, however, be detained pursuant to court proceedings, which could be dismissed through the demonstration of title in accordance with the appropriate proceedings in each case.

7.	The Lease and the other Operative Documents have been duly executed and delivered by Lessee and constitute the legal, valid and binding obligations of Lessee enforceable in accordance with their terms, subject to applicable concurso mercantil, bankruptcy, insolvency and similar laws affecting creditors’ rights generally. In addition, the validity or enforceability of certain of the remedies provided for in the Lease may be limited by applicable law or judicially adopted principles which, in our judgment, do not make such remedies (taken as a whole) inadequate for the practical realization of the benefits afforded thereby.

8.	All authorizations and approvals of any Mexican federal, state or municipal governmental department or agency required or necessary to authorize the execution, delivery and performance by Lessee of the Lease or other Operative Documents, with respect to Lessee, for the legality, validity, binding effect or enforceability thereof have been obtained and are in full force and effect.

9.	Except for the registration of the Lease in the Registro Aeronáutico Mexicano (the “Registry”) and for the payment of registration duties described below, no filing or recording of any instrument or document (including the filing or any financial statement) is necessary of the United Mexican States in order for the Lease to constitute a valid and perfected lease of record relating to the Aircraft.

10.	The payment obligations of Lessee under the Lease rank at least equally and ratably (pari passu) in point of priority and security with all other unsecured and unsubordinated obligations of Lessee.

11.	Application has been made with the Dirección General de Aeronáutica Civil, Secretaría de Comunicaciones y Transportes of the United Mexican States (the “DGAC”) for registration in the Registry of the interest of Lessor as “Owner” and Lessor in the Aircraft and no other steps are necessary to (i) record or perfect Lessor’s interest in the Aircraft in the United Mexican States or (ii) to fully establish and protect Lessor’s title to, in and property rights with respect to the Aircraft, as against Lessee or any third party claiming through Lessee or otherwise and to ensure that the rights of Lessor therein will have priority in all respects over the claims of Lessee’s creditors.

12.	Upon termination of the Aircraft Lease (whether on expiry or otherwise), as contemplated in the Lease, the applicable Lessor shall be entitled:

(1)	to repossess the Aircraft, subject to applicable law;

2

Exh K Legal Opinion Eng

(2)	to deregister the Aircraft; from the Registry of the DGAC after termination of the Lease, as provided by applicable law; and

(3)	to remove the Aircraft from the operating certificate of Lessee and export the Aircraft from the United Mexican States.

After termination of the Lease due to the occurrence of an Event of Default or for any other reason as contemplated in the Lease, no consents, approvals or licenses are required to Lessor repossess the Aircraft from Lessee.

13.	Except for the duties paid to the Registry for the registration of the Lease and as set forth in paragraph 19 below, there are no registration, stamps or other taxes or duties of any kind payable in the United Mexican States in connection with the signature, performance or enforcement by legal proceedings of the Lease.

14.	Lessor will not become liable for any Tax in the United Mexican States other than tax on its income solely by reason of entering into the Lease with Lessee, or performing its obligations thereunder, provided that rental payments shall be subject to 15% Value Added Tax payable by Lessee, no withholding tax is applicable pursuant to rental payments. With respect to any withholdings, the indemnification and taxation provisions of the Lease are fully effective and enforceable in accordance with their terms.

15.	There is no litigation, proceeding or government investigation pending or overtly threatened against the Lessee which, if adversely determined, would have a material adverse effect on the business, assets or financial condition of the Lessee.

16.	The choice of the laws of the United Mexican States to govern the Lease is valid under the laws of Mexico, and a Mexican court would uphold such choice of law.

17.	Lessee is subject to private commercial law and suit.

I express no opinion as to any laws other than the laws of the United Mexican States.

Very Truly yours,

[VOLARIS]

3